                                                                   EXHIBIT 99.C3

                                                      Preliminary & Confidential
================================================================================



                                     AZURIX


        Presentation to the Special Committee of the Board of Directors

                                December 11, 2000


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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

TABLE OF CONTENTS
================================================================================



                   1.       SITUATION OVERVIEW

                   2.       OVERVIEW OF AZURIX

                   3.       STRATEGIC PROCESS

                   4.       EVALUATION OF STRATEGIC OPTIONS

                   5.       VALUATION

                   6.       DRAFT FAIRNESS OPINION

                   7.       APPENDIX

                            A.     DISCOUNTED CASH FLOW ANALYSIS

                            B.     COMPARABLE COMPANIES ANALYSIS

                            C.     COMPARABLE TRANSACTIONS ANALYSIS

                            D.     THAMES WATER TRANSACTION MULTIPLES


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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

================================================================================



                               SITUATION OVERVIEW




                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                              Situation Overview

ASSIGNMENT
================================================================================

   o ON OCTOBER 27, ENRON CORP. ("ENRON") ANNOUNCED A PROPOSAL TO PROVIDE FUNDING TO TAKE AZURIX CORP. ("AZURIX" OR THE "COMPANY") PRIVATE AT A PRICE OF $7.00 PER SHARE IN CASH

   o   WASSERSTEIN PERELLA & CO., INC. (WP&CO.) AND SALOMON SMITH BARNEY INC.
       (SSB) ARE SERVING AS FINANCIAL ADVISORS (THE "ADVISORS") TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF AZURIX (THE "SPECIAL COMMITTEE") AND IN THAT CONNECTION HAVE BEEN ASKED TO RENDER FAIRNESS OPINIONS WITH RESPECT TO THE PROPOSED TRANSACTION

       o   WP&Co. has been hired as the independent advisor to the Special
           Committee

   o SSB (PRIMARILY THROUGH ITS SCHRODERS' LONDON OFFICE) AND MERRILL LYNCH HAVE ALREADY CONDUCTED A PROCESS TO IDENTIFY STRATEGIC PARTNERS FOR AZURIX THAT BEGAN IN MARCH 2000

       o The process generated initial interest from approximately ten, mostly strategic, potential buyers and partners

       o The highest indicative offer received during this process was an indication of $7.00 per share from Company A*; this offer was later withdrawn after Company A* completed substantial due diligence



----------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.



                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                              Situation Overview

OVERVIEW OF TERMS
================================================================================

                      OVERVIEW OF GOING PRIVATE TRANSACTION

================================================================================

Investor:                           Enron

Structure:                          Merge an indirect subsidiary of Enron
                                    ("Merger Sub") into Azurix, whereby Azurix shall continue as the surviving corporation and the separate corporate existence of Merger Sub shall cease

Amount of Investment:               We believe approximately $315-$335 million
                                    (one third of 117.3 million shares of common stock outstanding at a price we believe will be between $8.00-$8.50 per share)

Type of Investment:                 Cash

Deal Protection Devices:            None

Conversion of Shares:               The exchange ratio of Azurix common shares
                                    into the surviving corporation's common
                                    shares shall be set at approximately 40
                                    million to one (1), so that AWT's 67%
                                    ownership in Azurix will be converted into 2 of the 3 common shares of the surviving corporation; there will be no fractional shares of surviving corporation, so public shareholders will receive the Merger
                                    Consideration in cash instead; the Merger
                                    Consideration will be funded by Enron
                                    through the Merger Sub. Enron, as sole
                                    shareholder of Merger Sub, will, upon the merger, obtain the third share of surviving corporation

Board of Directors:                 Enron's right to appoint more than half of
                                    the directors of Azurix is subject to the continuing right of MWT to have the right to direct AWT to elect or replace a percentage of Azurix's directors equal to 50% minus the percentage of outstanding voting stock held by persons other than AWT, Enron and its affiliates

Termination:                        The merger may be abandoned if the Company
                                    Board or the Special Committee recommends a superior proposal (a bona fide written acquisition proposal that would provide greater value to the Company's shareholders than the cash price they are receiving in the merger)

Majority of the Minority Approval:  A majority of the publicly held shares cast either for or against the merger must be cast for the merger

Indenture:                          To be discussed


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                      - 5 -
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                                                              Situation Overview


WP&CO. WORK PROCESS
================================================================================

     o NOVEMBER 9: WP&CO. MET WITH SENIOR MANAGEMENT OF AZURIX IN HOUSTON TO DISCUSS THE COMPANY'S HISTORY, BUSINESS PERFORMANCE AND STRATEGY AS WELL AS ITS EFFORTS TO DATE TO FIND A STRATEGIC PARTNER FOR THE COMPANY

     o NOVEMBER 13: WP&CO. MET WITH SENIOR MANAGEMENT OF WESSEX WATER IN BATH, ENGLAND, TO REVIEW THE WESSEX BUSINESS AND THE FINANCIAL, OPERATIONAL AND REGULATORY ISSUES FACING IT

     o NOVEMBER 13: WP&CO. MET WITH SSB AND REVIEWED IN DETAIL THE PROCESS TO IDENTIFY A STRATEGIC PARTNER CONDUCTED FOR AZURIX THAT BEGAN IN MARCH 2000

          o SSB was the lead banker in the process; a follow-up discussion with Merrill Lynch was not considered necessary

     o NOVEMBER 20: WP&CO. MET WITH KEY PERSONNEL AT ENRON IN HOUSTON TO DISCUSS ENRON'S PROPOSED STRUCTURE OF THE TRANSACTION AND TO REVIEW ENRON'S DISCUSSIONS WITH PARTIES INTERESTED IN ACQUIRING ALL OR PART OF AZURIX

     o    NOVEMBER 20: WP&CO. CONDUCTED DUE DILIGENCE AT AZURIX'S OFFICES IN
          HOUSTON

     o NOVEMBER 27: WP&CO. MET WITH SENIOR MANAGEMENT OF AZURIX BUENOS AIRES IN ARGENTINA TO DISCUSS THE OPERATIONAL, FINANCIAL AND REGULATORY ISSUES FACING THAT BUSINESS

     o NOVEMBER 9 - NOVEMBER 30: WP&CO. HELD NUMEROUS TELEPHONIC DUE DILIGENCE SESSIONS WITH THE MANAGEMENT OF ENRON, AZURIX AND SEVERAL OF AZURIX'S SUBSIDIARIES

     o    DECEMBER 4: SPECIAL COMMITTEE MEETING

     o DECEMBER 5: NEGOTIATING SESSION BETWEEN ENRON REPRESENTATIVES AND SPECIAL COMMITTEE ADVISORS

     o    DECEMBER 6-11: CONTINUED NEGOTIATIONS

     o    DECEMBER 11: SPECIAL COMMITTEE MEETING


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                      - 6 -
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                                                              Situation Overview

OVERVIEW OF ENRON'S PROPOSAL ($ millions except per share)
================================================================================

o ON OCTOBER 27, 2000, ENRON OFFERED TO PROVIDE FUNDING TO TAKE AZURIX PRIVATE AT A PRICE OF $7.00 PER SHARE, FOR TOTAL CONSIDERATION OF APPROXIMATELY $275 MILLION IN CASH

o AFTER NEGOTIATION BETWEEN THE PARTIES AND THEIR ADVISORS, WE BELIEVE ENRON WILL IMPROVE ITS PROPOSAL TO A PRICE BETWEEN $8.00 AND $8.50 PER SHARE, AN INCREASE OF 14.3% TO 21.4%

o ENRON'S INITIAL $7.00 PER SHARE OFFER IMPLIES THE FOLLOWING MARKET CAPITALIZATION, PREMIUM TO MARKET AND TRADING MULTIPLES:


IMPLIED MARKET CAPITALIZATION OF INITIAL OFFER
----------------------------------------------

INITIAL OFFER PRICE               $   7.00
Total Shares Outstanding            117.33
Total Options Outstanding            10.25
Average Strike Price of Options   $  13.79
EQUITY MARKET VALUE               $  821.3
Plus:    Net Debt(1)               1,783.1
                                  --------
ADJUSTED MARKET VALUE             $2,604.4

                 SHARE PRICE PREMIUM COMPARISON TO INITIAL OFFER

                                                                                     ALL TIME
                                    1         30         60          90        -------------------
SHARE PRICE PRIOR TO               DAY       DAYS       DAYS        DAYS        HIGH         LOW
                                 -------    -------    -------     -------     -------     -------
10/27/00                         $  3.56    $  4.38    $  8.25     $  7.50     $ 23.88     $  3.44

Premium @ $7.00                     96.5%      60.0%     (15.2%)      (6.7%)     (70.7%)     103.6%

Median Premiums Paid (>50%)(2)      24.5%      31.5%      28.2%       26.5%       --          --
IMPLIED AZURIX STOCK PRICE       $  4.44    $  5.75    $ 10.57     $  9.49        --          --

               IMPLIED TRANSACTION MULTIPLES OF INITIAL OFFER(3)

                                                      ADJUSTED MARKET VALUE AS A MULTIPLE OF        MARKET VALUE AS A MULTIPLE OF
                                                      --------------------------------------        ------------------------------
                                                         SALES        EBITDA         EBIT           NET INCOME          BOOK VALUE
                                                         -----        ------         ----           ----------          ----------
         INITIAL OFFER PRICE: $7.00
         LTM                                             3.4x          9.3x          16.7x              31.4x               0.5x
         2000E                                           3.5x         10.1x          20.5x              NM                  NA
         2001E                                           3.2x          8.8x          16.4x              NM                  NA


----------

(1)  As of 9/30/00.

(2) Reflects transaction sizes of between $100MM and $3 billion since 1996 for which the acquiror owned more than 50% of the target prior to the transaction and purchased the remaining stake.

(3)  Estimates based on management projections.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                      - 7 -
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                                                              Situation Overview

PRICE SENSITIVITY ANALYSIS ($MM)(1)
================================================================================

                                                    Current     Initial
                                                     Price    Offer Price
PURCHASE PRICE PER SHARE                          $    6.13     $    7.00     $    7.50     $    7.75     $    8.00     $    8.25
Premium to Current Price(2)                             0.0%         14.3%         22.4%         26.5%         30.6%         34.7%
Premium to Price One Day Prior to 10/27/00(2)          71.9%         96.5%        110.5%        117.5%        124.6%        131.6%
Common Shares Outstanding                            117.33        117.33        117.33        117.33        117.33        117.33
                                                  ---------     ---------     ---------     ---------     ---------     ---------
MV OF COMMON EQUITY                               $   718.7     $   821.3     $   880.0     $   909.3     $   938.7     $   968.0

Plus: Option Value(3)                                   0.0           0.0           0.0           0.0           0.0           0.0

EQUITY VALUE                                      $   718.7     $   821.3     $   880.0     $   909.3     $   938.7     $   968.0

Plus:  Net Debt                                     1,783.1       1,783.1       1,783.1       1,783.1       1,783.1       1,783.1
                                                  ---------     ---------     ---------     ---------     ---------     ---------
ADJUSTED MARKET VALUE                             $ 2,501.8     $ 2,604.4     $ 2,663.1     $ 2,692.4     $ 2,721.8     $ 2,751.1

PURCHASE PRICE PER SHARE                             $    8.50     $    8.75     $    9.00
Premium to Current Price(2)                               38.8%         42.9%         46.9%
Premium to Price One Day Prior to 10/27/00(2)            138.6%        145.6%        152.6%
Common Shares Outstanding                               117.33        117.33        117.33
                                                     ---------     ---------     ---------
MV OF COMMON EQUITY                                  $   997.3     $ 1,026.7     $ 1,056.0

Plus: Option Value(3)                                      0.0           0.0           0.0

EQUITY VALUE                                         $   997.3     $ 1,026.7     $ 1,056.0

Plus:  Net Debt                                        1,783.1       1,783.1       1,783.1
                                                     ---------     ---------     ---------
ADJUSTED MARKET VALUE                                $ 2,780.4     $ 2,809.8     $ 2,839.1

            SALES      $  766.8         3.3x     3.4x     3.5x     3.5x     3.5x     3.6x     3.6x     3.7x     3.7x
            EBIT          155.8        16.1x    16.7x    17.1x    17.3x    17.5x    17.7x    17.8x    18.0x    18.2x
LTM         EBITDA        281.1         8.9x     9.3x     9.5x     9.6x     9.7x     9.8x     9.9x    10.0x    10.1x
            NI             26.1        27.5x    31.4x    33.7x    34.8x    35.9x    37.1x    38.2x    39.3x    40.4x
            RAB(5)      1,800.0        1.08x    1.13x    1.17x    1.18x    1.20x    1.21x    1.23x    1.25x    1.26x

            SALES      $  753.9         3.3x     3.5x     3.5x     3.6x     3.6x     3.6x     3.7x     3.7x     3.8x
            EBIT          127.1        19.7x    20.5x    21.0x    21.2x    21.4x    21.6x    21.9x    22.1x    22.3x
2000E(4)    EBITDA        258.7         9.7x    10.1x    10.3x    10.4x    10.5x    10.6x    10.7x    10.9x    11.0x
            NI             (0.4)          NM       NM       NM       NM       NM       NM       NM       NM       NM
            RAB(5)      1,948.2        0.99x    1.05x    1.08x    1.09x    1.11x    1.12x    1.14x    1.15x    1.17x

            SALES      $  817.3         3.1x     3.2x     3.3x     3.3x     3.3x     3.4x     3.4x     3.4x     3.5x
2001E(4)    EBIT          158.8        15.8x    16.4x    16.8x    17.0x    17.1x    17.3x    17.5x    17.7x    17.9x
            EBITDA        295.9         8.5x     8.8x     9.0x     9.1x     9.2x     9.3x     9.4x     9.5x     9.6x
            NI             (5.6)          NM       NM       NM       NM       NM       NM       NM       NM       NM
            RAB(5)      2,129.6        0.91x    0.96x    0.98x    1.00x    1.01x    1.03x    1.04x    1.05x    1.07x


----------

(1) Calculates adjusted market value as multiples of sales, EBIT and EBITDA, and equity value as a multiple of net income.

(2) Premium to current price based on closing price of $6.13 as of 12/8/00. Premium to price one day prior to the initial offer date (10/27/00) based on closing price of $3.56.

(3) Based on 10.25MM options outstanding and a weighted average strike price of $13.79.

(4)  Estimates are management projections.

(5)  Assumes Enterprise Value of all non-Wessex assets is $566 million.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                                              Situation Overview

PROPOSED STRUCTURE
================================================================================

                 [BEFORE PROPOSED ENRON TRANSACTION FLOW CHART]


                 [AFTER PROPOSED ENRON TRANSACTION FLOW CHART]



----------

(1) Enron's right to appoint more than half of the Directors of Azurix is subject to the continuing right of MWT to have the right to direct AWT to elect or replace a percentage of Azurix's directors equal to 50% minus the percentage of outstanding voting stock held by persons other than AWT, Enron and its affiliates.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 9 -
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                                                              Situation Overview

SIGNIFICANT TRANSACTION ISSUES
================================================================================

o    PRICING

     o A potential $8.00-$8.50 price range represents a 124.6%-138.6% premium to Azurix's stock price one day prior to the announcement of Enron's initial proposal of $7.00 per share on October 27, 2000

          - In addition, a potential $8.00-$8.50 price range is well above the Company's 6-month average trading price of $6.17

     o A potential $8.00-$8.50 price range represents a $1.00-$1.50 per share improvement in price compared to Enron's initial proposal of $7.00 per share, or a 14.3%-21.4% increase

     o Standard valuation analyses suggests a valuation range for Azurix of $2.00-$9.00 per share

          - A potential $8.00-$8.50 price falls near the high end of this range

     o A potential $8.00-$8.50 price range is approximately twice the level of three of the four initial indications of interest for an acquisition of Azurix which resulted from the marketing process conducted by SSB and Merrill Lynch

     o A potential $8.00-$8.50 price range is also above the $7.00 indicative offer from Company A* for an acquisition of Azurix, which was withdrawn after substantial due diligence

     o In February 2000, Consulting Firm A* studied strategic alternatives and valued Azurix's business at approximately $4.27 per share. A potential $8.00-$8.50 price range represents a 87.4%-99.1% premium to Consulting Firm A's* independent valuation

     o A potential price range of $8.00-$8.50 is also above a $7.00 per share price which Enron indicated would not be adequate to sell their shares in Azurix



----------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 10 -
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                                                              Situation Overview

SIGNIFICANT TRANSACTION ISSUES (Cont'd)
================================================================================

o    TIMING

     o Enron's proposal contemplates a one-step merger transaction between an Enron acquisition entity and Azurix

          - Due to MWT's continued post-transaction equity ownership of Azurix through AWT, a short-form merger is not possible

          - A full SEC review of the proxy statement and the schedule 13E-3 statement is expected and will likely last six weeks or more

          - A shareholder meeting to approve the merger would be scheduled approximately 30 days subsequent to the mailing date of the proxy

o The Azurix Senior Notes Indenture (the "Indenture") contains a debt incurrence test which would restrict Azurix's ability to consummate a merger transaction without restructuring existing debt, unrestricting Azurix subsidiaries under the terms of the Indenture, or soliciting consents from Senior Notes holders to waive the incurrence test

     - For the proposed transaction to occur under the Indenture, Azurix must be able to issue at least $1 of debt and still meet the Fixed Charge Ratio (Consolidated EBITDA/Consolidated Fixed Charges) of 2:1 on an LTM basis

     - Azurix's Consolidated EBITDA for the year ended December 31, 2000, is projected to decrease from the prior year and the Fixed Charge Ratio is currently estimated to decline to 1.81x absent certain actions under review

     - Management is currently forecasting that Consolidated EBITDA will be approximately $28 million less than needed to pass the debt incurrence test as of December 31, 2000

     - To avoid failing the debt incurrence test, Enron has proposed to Azurix to convert up to $180 million of Azurix's revolving credit G&A Line with Enron into 11% Azurix Preferred Stock; in addition, Azurix is reviewing unrestricting one or more of its subsidiaries in order pass the debt incurrence test

     - The following page highlights the estimated Fixed Charge Ratio at December 31, 2000 and March 31, 2001 and also highlights various alternatives to increase the Fixed Charge Ratio above 2:1


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 11 -
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                                                              Situation Overview

SIGNIFICANT TRANSACTION ISSUES (Cont'd)
================================================================================

STATUS QUO                                                                        12/31/00        3/31/01
      Consolidated EBITDA                                                           $263.6         $244.3
      Consolidated Fixed Charges                                                     145.5          143.8
      ---------------------------------------------------------------------------------------------------
      FIXED CHARGE COVERAGE RATIO                                                     1.81x          1.70x
      ---------------------------------------------------------------------------------------------------

      Required Fixed Charges to Reach 2:1 Ratio                                      131.8          122.1
      Required Decrease in Fixed Charges to Reach 2:1 Ratio                           13.7           21.6
      Required Conversion of Principal at 7.6% to Reach 2:1 Ratio                    180.7          284.7

      Required Consolidated EBITDA to Reach 2:1 Ratio                                291.1          287.6
      Required Increase in EBITDA to Reach 2:1 Ratio                                  27.5           43.3
---------------------------------------------------------------------------------------------------------

CONVERT $180MM OF ENRON REVOLVER
      Effect: Decreases Fixed Charges                                                (13.5)         (13.5)

      NEW FIXED CHARGE COVERAGE RATIO                                                 2.00x          1.88x

UNRESTRICT WATERDESK SUBSIDIARY
      Effect: Increases Consolidated EBITDA                                            3.2            3.2

      NEW FIXED CHARGE COVERAGE RATIO                                                 1.83x          1.72x

UNRESTRICT AAFL SUBSIDIARY (CAYCO FINANCING SUBSIDIARY)
      Effect: Increases Consolidated EBITDA                                           29.4           29.4
      Effect: Increases Fixed Charges                                                  5.4            5.4

      NEW FIXED CHARGE COVERAGE RATIO                                                 1.94x          1.83x

UNRESTRICT LURGI SUBSIDIARY
      Effect: Increases Consolidated EBITDA                                            2.5            2.5

      NEW FIXED CHARGE COVERAGE RATIO                                                 1.83x          1.72x

CONVERT $180MM OF ENRON REVOLVER, UNRESTRICT WATERDESK, AAFL AND LURGI
      Effect: Increases Consolidated EBITDA                                           35.0           35.0
      Effect: Decreases Fixed Charges                                                 (8.1)          (8.1)

      NEW FIXED CHARGE COVERAGE RATIO                                                 2.17x          2.06x


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 12 -
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                                                              Situation Overview

SIGNIFICANT TRANSACTION ISSUES (Cont'd)
================================================================================

o    RISK TO THE PUBLIC WITHOUT A TRANSACTION

     o Azurix remaining public may entail significant risks for the public shareholders

          - Assuming no asset sales occur, Company financial forecasts project no available liquidity by May 2002; the company must have access to capital to execute its growth through acquisition strategies

          - Projected growth in the water services segment depends on the acquisition and operational integration of targeted companies

          - The privatizing water concession market is both slow and highly competitive

          - Projected improvement of financial results for Azurix Buenos Aires is dependent on approval by the regulator of significant tariff increases, improvement in the collection of accounts receivable, and realization of water quality, customer growth and asset expansion goals

          - The Madera Water Bank project is contingent upon securing the necessary environmental permits

o    RISK TO ENRON WITHOUT A TRANSACTION

     o    Enron has strong incentives to consummate the merger

          - The merger allows Enron to avoid taking a substantial future write-down of its investment in Azurix (as much as $1.0 billion)

          - Enron wants to remove Azurix from the scrutiny of the public financial markets so that assets can be sold in a more managed and orderly manner rather than in a fire sale

          -    Azurix's performance since the IPO tarnishes Enron's reputation

          - Enron may be able to use Azurix's losses to optimize tax efficiency (i.e., Latin America)


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 13 -

================================================================================





                               OVERVIEW OF AZURIX



                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 14 -

                                                              Overview of Azurix

KEY MILESTONES
================================================================================



                          [KEY MILESTONES FLOW CHART]



                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 15 -

                                                              Overview of Azurix

FORMATION OF AZURIX IN 1998
================================================================================

o ENRON CREATED AZURIX IN 1998 TO CAPITALIZE ON OPPORTUNITIES FOR GROWTH IN THE GLOBAL WATER INDUSTRY

o THE COMPANY BELIEVED THAT IT WAS STRATEGICALLY POSITIONED TO GAIN SHARE IN A FRAGMENTED GLOBAL WATER INDUSTRY WHICH WAS PREDICTED TO EXPAND RAPIDLY DUE TO PRIVATIZATION OF WATER ASSETS, PENT UP DEMAND FOR INFRASTRUCTURE SPENDING AND STRICTER WATER QUALITY AND ENVIRONMENTAL STANDARDS

o THE STRATEGIC RATIONALE WAS TO TRANSFER ENRON SKILLS TO AZURIX TO PUT THE NEW COMPANY IN A UNIQUE POSITION TO CREATE VALUE

     o    Transaction identification and evaluation

     o    Experience in privatizing and deregulating markets

     o    Development and management of international infrastructure projects

     o    Expertise in capital markets

o    IN OCTOBER 1998, AZURIX ACQUIRED WESSEX WATER LTD. FOR $2.4 BILLION

     o Wessex is the Company's largest acquisition to date and its largest asset

     o Azurix paid 1.5x-1.6x Regulatory Asset Base ("RAB") for Wessex - a multiple that was at the high end of the historical valuation range for the acquisition of U.K. water companies

     o Wessex was expected to provide a base off of which to build a global water business

o    IN DECEMBER 1998, ENRON CONTRIBUTED AZURIX TO AWT

     o Simultaneously, MWT acquired a 50% voting interest in AWT for $1.149 billion


                                                 [WASSERSTEIN PERELLA & CO LOGO]
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                                     - 16 -

                                                              Overview of Azurix

EXPANSION OF AZURIX IN 1999
================================================================================

o IN JUNE 1999, AZURIX COMPLETED ITS INITIAL PUBLIC OFFERING OF 36.6 MILLION SHARES OF COMMON STOCK AT $19.00 PER SHARE

     o Azurix sold 17.1 million shares and AWT sold 21.5 million shares of Azurix common stock (including an over-allotment)

     o Since the IPO, Enron and MWT has each continued to own a 50% voting interest in AWT, which owns approximately 67% of the Company's common stock

o AFTER THE IPO, AZURIX USED THE PROCEEDS TO IMPLEMENT A GROWTH STRATEGY FOCUSED ON ACQUISITIONS OF WATER AND WASTEWATER COMPANIES AND WATER SERVICES COMPANIES

o IN JULY 1999, THE COMPANY ACQUIRED A 30-YEAR WATER AND WASTEWATER CONCESSION IN THE PROVINCE OF BUENOS AIRES, ARGENTINA, FOR $438.6 MILLION

     o As part of the concession contract, Azurix must meet water quality, service, and infrastructure expansion goals which will require significant capital expenditures

     o The Buenos Aires concession, the company's second largest asset, has faced numerous problems since the acquisition including incomplete customer accounts, difficulties in accounts receivable collection, water quality issues and disputes over tariffs

o DURING THE COURSE OF 1999, AZURIX ALSO MADE SEVERAL OTHER SMALLER ACQUISITIONS, INCLUDING:

     o A long-term water and wastewater concession in Cancun, Mexico for $14 million

     o Azurix North America, a water and wastewater services company with operations in 9 U.S. states and in Canada, for $118 million

     o A 49% interest in Industrias del Agua, S.A. de C.V. (IASA), which participates in water and wastewater projects and service provision in Mexico, for $23 million

     o Azurix Brazil RDM, a services company that provides water drilling, water supply, and water and wastewater treatment services in Brazil, for $57 million

     o Lurgi Bamag, an international water and wastewater engineering services company, for $31 million


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                                     - 17 -

                                                              Overview of Azurix

================================================================================

o BY THE END OF 1999, AZURIX'S STRATEGY OF GROWTH THROUGH ACQUISITIONS BEGAN TO SLOW

     o The Company faced disappointing results in Buenos Aires, a 12% tariff reduction at Wessex Water, and a declining stock price

     o Opportunities to acquire concessions through privatizations developed more slowly than expected

     o For the major water concessions that did come available, larger international water companies such as Vivendi and Suez Lyonnaise outbid Azurix

          - Azurix was at a disadvantage in bidding for large concessions because its cost of capital was significantly higher than competitors such as Vivendi and Suez Lyonnaise (approximately 9%-10% for Azurix vs. 6%-7% for competitors)

o AS A RESULT OF THESE DEVELOPMENTS, AZURIX DECIDED TO SCALE BACK ITS GROWTH PROGRAM SIGNIFICANTLY IN THE FOURTH QUARTER OF 1999

     o After announcing its intentions to Wall Street on an earnings call, the Company's stock price began to suffer dramatically

o THE COMPANY TOOK A $35 MILLION RESTRUCTURING CHARGE AS IT REORIENTED THE BUSINESS STRATEGY GOING FORWARD

     o    Corporate and Azurix Services staff was reduced from 270 to 170 people

     o    Several offices were closed or reduced

     o Global activities in areas such as Asia, Africa and South America were scaled back

o THE NEW STRATEGY FOCUSED ON OPTIMIZATION OF THE COMPANY'S EXISTING ASSET BASE THROUGH OPERATIONAL IMPROVEMENTS AND ON SMALLER, SYNERGISTIC GROWTH OPPORTUNITIES WITH QUICK PAYBACKS

     o    Service focus rather than capital intensive concession focus


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                                     - 18 -

                                                              Overview of Azurix

LIQUIDITY ISSUES
================================================================================

o IN FEBRUARY 2000, AZURIX ISSUED U.S. DOLLAR AND U.K. POUND STERLING NOTES WITH A U.S. DOLLAR EQUIVALENT FACE VALUE OF $599.8 MILLION

     o The senior notes consisted of $240 million and 100 million due in 2007 at an interest rate of 10 3/8% and $200 million due in 2010 at 10 3/4%

     o Net proceeds were $583.1 million, of which $150.0 million was used to pay down the Company's revolving credit facility, $386.0 million to pay down the Azurix Europe Ltd. ("AEL") revolving credit facility, $18.1 million to pay down amounts outstanding under the credit agreement with Enron, and $11.5 million to pay accrued interest on the three credit facilities

     o    The remaining proceeds were available for general corporate purposes

o THE COMPANY IS EXPECTED TO REMAIN CAPITAL CONSTRAINED DURING THE FINANCIAL FORECAST PERIOD DUE TO HIGH LEVERAGE, PROJECTED NEGATIVE CASH FLOW, AND A LOW COMMON STOCK PRICE

     o The Company will utilize two primary sources of available capital in order to fund its negative cashflow requirements:

          - $180 million credit line from Enron ("Enron Line") for general and administrative expenses (domestic)

          - $640 million (L.425 million) AEL revolving credit facility consisting of two tranches: The first tranche ($280 million) relates to prior acquisition financing (original Wessex acquisition) while the second tranche ($360 million) is a revolving line which can be used to fund growth within the entire Azurix organization (European and non-European operations)

     o Due to the capital intensive nature of Azurix's operations, the Company is projected to be cash flow negative for the Company's financial forecast period

     o Based on these forecasts, and barring asset sales by Azurix, the Company would not have sufficient free cash flow or borrowing capacity to repay the Enron Line in December 2001; Enron would need to renew or restructure the Enron Line

     o Azurix management is optimistic that the AEL revolver could be refinanced in May 2002 but insufficient borrowing capacity would remain to fund forecasted negative cash flow


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                                     - 19 -

                                                              Overview of Azurix

AZURIX MANAGEMENT'S ANALYSIS OF NEAR-TERM LIQUIDITY(1)
================================================================================

                                  [LIQUIDITY CHART]

----------

(1) Excludes Wessex Water Services because Wessex is self-financing entity which does not affect the overall cash needs of Azurix.

Source: Azurix's 2001 Budget review, December 6, 2000.


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                                     - 20 -

                                                              Overview of Azurix

SUMMARY OF OUTSTANDING DEBT (in millions)
================================================================================
As of September 30, 2000

                                                                                                                            FIXED/
ISSUER                          DESCRIPTION                                       AMOUNT       MATURITY       RATE          FLOAT
--------------------------      --------------------------------                  -------      --------      ------         -----
Azurix Corp.                    $180 MM Enron G&A Line                            $   111      12/15/01       7.65%         Float
Azurix Corp.                    Sr. Notes due 2007                   L.100.0          148      02/15/07      10.38%         Fixed
Azurix Corp.                    Sr. Notes due 2007                                    240      02/15/07      10.38%         Fixed
Azurix Corp.                    Sr. Notes due 2010                                    200      02/15/10      10.75%         Fixed
Azurix Corp.                    $25 MM Atlantic Water Trust line                       12      06/10/09       0.00%
Azurix Corp.                    Leases                                                  1      01/15/10       8.50%         Fixed
                                                                                  -------
                                                                                  $   712

Azurix Europe Ltd.              Loan Notes                            L.59.3      $    88      09/30/05       6.47%         Float
Azurix Europe Ltd.              Marlin Notes                          L.73.0          108      12/15/01       6.25%         Fixed
Azurix Europe Ltd.              Revolving Credit Facility -
                                acquisition debt refinance            L.64.0           95      05/10/02       6.85%         Float
Azurix Europe Ltd.              Revolving Credit Facility -
                                intercompany loans                                    118      05/10/02       7.49%         Float
                                                                                  -------
                                                                                  $   409

Wessex Water Services Ltd.      EIB loan #1                           L.30.0      $    44       10/01/01      6.04%         Fixed
Wessex Water Services Ltd.      EIB loan #2                            L.6.5           10       06/15/02      5.16%         Fixed
Wessex Water Services Ltd.      Capital lease                         L.38.0           56       09/30/02      7.33%         Fixed
Wessex Water Services Ltd.      Other long-term debt bond            L.296.9          439       03/30/09      6.04%         Fixed
Wessex Water Services Ltd.      Committed bank facilities             L.36.0           53       04/01/02      6.35%         Float
Wessex Water Services Ltd.      Short term borrowing                  L.11.7           17       No fixed      6.38%         Float
                                                                                                date
Wessex Water Services Ltd.      EIB loan #3                           L.78.4          116       12/07/05      6.08%         Float
Wessex Water Services Ltd.      EIB loan #4                           L.21.6           32       12/15/09      6.11%         Float
                                                                                  -------
                                                                                  $   767

Azurix Ecopreneur               Purchase Agreement                                $     2       03/13/03     17.00%         Fixed
Azurix Buenos Aires             Credit Facility and Leases                              2       03/01/10     14.76%         Fixed
Azurix North America            Credit Facilities and Leases                            8        Various      9.21%         Fixed
Azurix North America            Construction loan                                      11       11/22/10     23.10%         Float
                                                                                                             --------------------
Total                                                                             $ 1,911                    7.72% Average
Less Cash                                                                             129                    66% Fixed
                                                                                  -------                    --------------------
Total Net Debt                                                                    $ 1,782

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                                     - 21 -

                                                              Overview of Azurix

AZURIX FINANCIAL SUMMARY ($ millions)
================================================================================

-------------------------------------------------------------------------------------------
                                           1998        1999        LTM  ESTIMATE   ESTIMATE
FY 12/31                               12/31/98    12/31/99    9/30/00     FY 00      FY 01
-------------------------------------------------------------------------------------------
TOTAL REVENUES                            119.7      618.0      766.8      753.9      817.3
Operations & Maintenance                   31.6      224.7      354.5      358.9      408.8
General & Administrative                   20.3      117.8      137.1      142.4      116.0
Depreciation & Amortization                22.2      104.8      125.3      131.6      137.1
Equity in gain/(loss) of affiliates        (0.8)       2.0        5.9        6.1        3.3
                                       --------   --------   --------   --------   --------
EBIT                                       44.8      172.7      155.8      127.1      158.8
Interest Expense                           15.1       73.6      111.9      120.9      151.9
Other Expense                               1.2        0.0       (2.5)      (0.2)       0.2
                                       --------   --------   --------   --------   --------
EBT                                        28.5       99.1       46.4        6.4        6.7
Minority Interest                           0.0       (1.1)      (2.2)      (1.9)      (0.6)
Income Tax Exp                             18.3       35.2       22.5        8.7       12.9
                                       --------   --------   --------   --------   --------
NET INCOME                                 10.2       65.0       26.1       (0.4)      (5.6)
 EPS                                   $   0.10   $   0.59   $   0.24   $  (0.00)  $  (0.05)
-------------------------------------------------------------------------------------------
EBIT                                   $   44.8   $  172.7   $  155.8   $  127.1   $  158.8
Plus: Dep. & Amort                         22.2      104.8      125.3      131.6      137.1
                                       --------   --------   --------   --------   --------
EBITDA                                     67.0      277.5      281.1      258.7      295.9
Less: Capital Exp                          63.2      287.3      306.5      350.0      328.0
                                       --------   --------   --------   --------   --------
FREE CASH FLOW                              3.8       (9.8)     (25.4)     (91.3)     (32.1)


-----------------------------------------------------------------------------------------------
                                         MARGINS
-----------------------------------------------------------------------------------------------
Sales Growth                                --       416.3%       35.5%       22.0%        8.4%
Operations & Maintenance                  26.4%       36.4%       46.2%       47.6%       50.0%
General & Administrative                  17.0%       19.1%       17.9%       18.9%       14.2%
EBITDA                                    56.0%       44.9%       36.7%       34.3%       36.2%
EBIT                                      37.4%       27.9%       20.3%       16.9%       19.4%
Net Income                                 8.5%       10.5%        3.4%          NM          NM

-----------------------------------------------------------------------------------------------
                                          RATIOS
-----------------------------------------------------------------------------------------------
Book Value                             $1,645.5    $1,941.8    $1,810.5   $1,798.9    $1,798.4
Ret. on Book Equity (ROE)                   0.6%        3.3%        1.4%      (0.0)%      (0.3)%
Total Book Assets                       3,358.3     4,850.4     4,495.4    4,652.9     4,743.9
Ret. on Book Assets (ROA)                   0.6%        2.3%        2.1%      1.6%         1.8%

--------------------------------------------------------------------------------
                             MARKET CAPITALIZATION
--------------------------------------------------------------------------------
AZURIX SHARE PRICE 12/8/00                                                 $6.13
  52-Week High/Low: $11.06/$3.38
Shares Outstanding (MM)                                                   117.33
EQUITY MARKET VALUE                                                       $718.7


Options Outstanding (MM)                                    10.25
Average Strike Price                                     $  13.79
                                                         --------
FULLY DILUTED EQUITY MARKET VALUE                                         $718.7


Plus: Debt(1)                                            $1,910.5
Plus: Minority Interest                                       6.3
Less: Cash & Equivalents                                    133.7
Net Debt                                                                 1,783.1
                                                                        --------

ADJUSTED MARKET VALUE                                                   $2,501.8

--------------------------------------------------------------------------------
                        MARKET TRADING MULTIPLES
--------------------------------------------------------------------------------
                  Adjusted Market Value as                Market Value as
                       a multiple of:                      a multiple of:
                                                                        Book
          Net Sales    EBITDA       EBIT       FCF     Net Income       Value
          ---------    ------       ----       ---     ----------       -----
LTM         3.3X        8.9X        16.1X      NM        27.5X          0.4X
2000E       3.3X        9.7X        19.7X      NM        NM             0.4X
2001E       3.1X        8.5X        15.8X      NM        NM             0.4X

--------------------------------------------------------------------------------
                  LTM CAPITALIZATION AND CREDIT RATIOS
--------------------------------------------------------------------------------
                                DEBT COVERAGE
EBITDA/Int.         EBIT/Int.                    NOCF/Int.          Debt/EBITDA
   2.5x               1.4x                          NM                  6.8x
--------------------------------------------------------------------------------
                               CAPITALIZATION
         BOOK RATIOS                                     MARKET RATIOS
   D/E               D/(D+E)                       D/E                D/(D+E)
   ---               -------                       ---                -------
  105.5%              51.3%                       265.8%               72.7%

----------
 FOOTNOTES
----------

 Note:  2000E and 2001E are based on management estimates

(1) Book value of debt assumed to approximate market value. As of latest 10-Q (9/30/00).

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                                     - 22 -

                                                              Overview of Azurix

AZURIX STOCK PRICE & VOLUME HISTORY SINCE IPO
================================================================================


                                    [CHART]

                  DAILY FROM JUNE 10, 1999 TO OCTOBER 29, 2000
                ___________ Volume            ____________ Close


[1]  6/9/99: IPO of 36.6 MM shares priced at $19 per share

[2] 11/4/99: Stock falls after company lowers 4Q earnings estimate to $0.09 to $0.11 from $0.17 a share

[3]  2/1/00: S&P gives company's debt a BB+ rating

[4] 7/6/00: DLJ, Merrill Lynch, Deutsche Bank, PaineWebber, and CSFB rate the stock a buy

[5] 8/8/00: 2Q EPS dropped to $0.05 from $0.19 per share the year earlier, excluding non-recurring charges

[6]  8/25/00: Rebecca Mark quits, John Garrison named as replacement

[7]  10/19/00: Class action lawsuit filed against Azurix

[8]  10/27/00: Enron's $7 per share buyout offer causes the stock price to rise
     84%



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                                     - 23 -

                                                              Overview of Azurix

DISTRIBUTION OF VOLUME AT VARIOUS PRICES
================================================================================



                               SINCE IPO (6/10/99)

                                     [CHART]


                                 LAST 12 MONTHS
                                     [CHART]


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                                     - 24 -

                                                              Overview of Azurix

OVERVIEW OF DIVESTITURE SCENARIO ($MM)
================================================================================

                                                                      PROPOSED ASSET DIVESTITURES (1)
                                    ------------------------------------------------------------------------------------------------
                                    NORTH                                                                       MADERA
                                    AMERICA         BRAZIL   IASA    LURGI     CANCUN      MENDOZA     RDM    WATER BANK     TOTAL
                                    -------         ------   -----   -----     ------      -------     ----   ----------     ------
        PROCEEDS:                   $140.0          $50.0    $50.0   $0.0      $40.0       $15.0       $0.0      $31.5       $326.5

        PRO FORMA FINANCIAL RESULTS - AFTER ASSET
        DIVESTITURES                                          2001E         2002E         2003E        2004E        2005E
                                                           ----------    ----------    ----------   ----------   ----------
        SALES                                              $    665.4    $    542.7    $    616.4   $    694.9   $    759.2

        EBITDA                                                  273.4         283.3         327.4        375.7        416.0
        D&A                                                     127.9         130.3         143.9        155.8        164.6
                                                           ----------    ----------    ----------   ----------   ----------
        EBIT                                                    145.5         153.0         183.6        219.9        251.4

        Interest and Other                                      138.7         135.9         143.8        159.6        174.7
                                                           ----------    ----------    ----------   ----------   ----------
        Pre-Tax Income                                            6.8          17.1          39.8         60.3         76.7

        Taxes                                                    12.0          19.2          27.9         35.5         41.7
                                                           ----------    ----------    ----------   ----------   ----------
        NET INCOME                                               (5.2)         (2.1)         11.9         24.7         35.0
        EPS                                                     (0.04)        (0.03)   $     0.10   $     0.21   $     0.30


        PRO FORMA DEBT & LIQUIDITY SUMMARY - AFTER ASSET
        DIVESTITURES (2)

        AEL Revolver (non-acquisition related)                   28.9         150.9         244.0        334.4        380.8
        Enron Line                                              110.1         110.1         110.1        110.1        110.1
        Corporate Bonds                                         585.0         585.0         585.0        585.0        585.0
        Wessex                                                1,081.4       1,166.4       1,266.3      1,338.0      1,338.0
        Other                                                    16.0          16.0          16.0         16.0         16.0
                                                           ----------    ----------    ----------   ----------   ----------
        TOTAL DEBT                                            1,821.4       2,028.4       2,221.4      2,383.5      2,429.9

        Debt / EBITDA                                            6.7x          7.2x          6.8x         6.3x         5.8x

        DISCOUNTED CASH FLOW VALUATION SUMMARY

                                                                                           EBITDA TERMINAL MULTIPLES
                                                                               6.0X                     7.0X                  8.0X
                                                                               ----                    -----                 -----
                                                                     7.0%       NM                     $0.83                 $3.36
                                    DISCOUNT RATES                   8.0%       NM                     $0.04                 $2.46
                                                                     9.0%       NM                     NM                    $1.61

--------------------------

(1) Assumes all asset sales occur at the end of the 2nd Quarter of 2001. Assumes Lurgi and RDM operations are shut down. Assumes all sales occur tax-free

(2) Assumes asset sale proceeds repay AEL Revolver first, and then the Enron Line. Based on the above divestiture analysis, Azurix would still need Enron to role its G&A Line




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                                     - 25 -

                                                              Overview of Azurix


PROJECTED SHARE VALUE BASED ON DIVESTITURE SCENARIO (1)

--------------------------------------------------------------------------------
BASED ON ASSUMED RAB MULTIPLES OF 1.1X AND 1.2X, AZURIX'S STOCK PRICE ON A DISCOUNTED BASIS IS UNLIKELY TO DELIVER MORE THAN $7.00 OF VALUE TO SHAREHOLDERS
--------------------------------------------------------------------------------

                                    [CHART]

                                                  2001       2002       2003       2004       2005
                                                --------   --------   --------   --------   --------
Share Price w/Wessex @ 1.1x RAB                 $   5.02   $   6.02   $   7.22   $   8.63   $  10.90
Share Price w/Wessex @ 1.2x RAB                 $   6.83   $   8.01   $   9.41   $  11.01   $  13.43
Discounted Share Price (Wessex @ 1.1x RAB)(2)   $   4.36   $   4.55   $   4.75   $   4.94   $   5.42
Discounted Share Price (Wessex @ 1.2x RAB)(2)   $   5.94   $   6.06   $   6.19   $   6.29   $   6.67


---------------

(1) Assumes Azurix Buenos Aires is valued at 6.0x EBITDA in both scenarios for valuation purposes

(2)  Discounted at an equity rate of 15%



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                                     - 26 -

================================================================================




                               STRATEGIC PROCESS



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                                     - 27 -

                                                               Strategic Process


STRATEGIC PROCESS IN 2000
================================================================================

o AZURIX WAS INITIALLY CONTACTED BY COMPANY A* AT THE END OF 1999 ABOUT A POSSIBLE SALE AND DISCUSSIONS WERE HELD IN JANUARY 2000

     o Discussions then broke off for several months as Company A* completed a merger and a review of its water strategy

o IN FEBRUARY 2000, CONSULTING FIRM A* STUDIED STRATEGIC ALTERNATIVES AND VALUED AZURIX'S BUSINESS

     o The study placed a discounted cash flow valuation of approximately $500 million, or $4.27 per share, on all of Azurix

o AS A RESULT OF THE FOLLOWING KEY FACTORS, AZURIX MANAGEMENT MADE A RECOMMENDATION TO THE BOARD OF DIRECTORS TO SEEK AN ACQUIRER OR STRATEGIC
     INVESTOR:

     o    Highly leveraged balance sheet

     o    Insufficient liquidity to fund projected negative cash flow through
          2002

     o    Depressed stock price

     o Difficulty in pursuing concessions and acquisitions with limited access to capital

o IN EARLY MARCH, THE BOARD OF DIRECTORS OF AZURIX AUTHORIZED IMPLEMENTATION OF A TARGETED SEARCH FOR STRATEGIC PARTNERS OR ACQUIRORS

o IN MARCH 2000, AZURIX ENGAGED SSB (THROUGH SSB'S PREDECESSOR, SCHRODERS) AND MERRILL LYNCH AS ADVISORS TO EXPLORE STRATEGIC OPTIONS FOR THE COMPANY

--------------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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                                     - 28 -

                                                               Strategic Process

================================================================================

o    SSB AND MERRILL LYNCH CONSIDERED A BROAD RANGE OF POTENTIALLY INTERESTED
     PARTIES:

              TIER ONE                   TIER TWO                  TIER THREE
       -----------------------    ----------------------   ------------------------
       ACEA (Rome)                Anglian Water            Cheung Kong Int. (CKI)
       AEM Milano                 British Energy           Duke
       American Water Works       Edison International     Gpu
       DQE                        EdP                      International Water
       NUON                       EnBW/EdF                 Mid-American/Berkshire
       RWE                        Endesa
       Thames Water               Iberdrola
       Union Electrica Fenosa     Kelda Group
       Vivendi                    Saur (Bouygues)
                                  Scottish LSO Energy
                                  Scottish Power
                                  Severn Trent
                                  Singapore Power
                                  Suez Lyonnaise
                                  United Utilities
                                  Veba (E.ON)

o SIX COMPANIES JUDGED LIKELY TO BE APPROPRIATE AND STRATEGIC PARTNERS AND/OR ACQUIRORS FOR AZURIX WERE CONTACTED:

     o    Company B*

     o    Company C*

     o    Company D*

     o    Company E*

     o    Company F*

     o    Company A*

o THREE PARTIES (COMPANIES C, A AND B*) SIGNED CONFIDENTIALITY AGREEMENTS AND RECEIVED MANAGEMENT PRESENTATIONS

     o Azurix did not receive any written bids during this stage of the process

-------------------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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                                     - 29 -

                                                               Strategic Process

================================================================================

o ON AUGUST 25, AZURIX RECEIVED A LETTER FROM COMPANY A* CONTAINING AN INDICATIVE CASH OFFER OF $7.00 PER SHARE, SUBJECT TO DUE DILIGENCE, AND REQUESTING AN 8-WEEK EXCLUSIVITY PERIOD

     o Enron responded by letter on September 13 on behalf of Azurix with a detailed 4-week due diligence schedule

     o In that letter, Enron also expressed concern over the indicated offer price of $7.00 per share

o    ALSO ON AUGUST 25, REBECCA MARK RESIGNED FROM THE COMPANY AS CEO

     o Based on the number of articles and press releases discussing Mark's departure and the uncertain future of Azurix, several additional parties emerged and expressed limited interest in the Company

o    THE FOLLOWING COMPANIES APPROACHED ENRON FOLLOWING MARK'S DEPARTURE IN
     AUGUST

     o Company G* met with Enron and Azurix representatives on August 19 and made an oral indication of $4.00 per share, but withdrew in late September due to concerns about the Company's high leverage

     o Company H* approached the company in late September but quickly backed away, citing Azurix's high leverage and the size of a deal

     o Other contacts were made with Companies I, J and K*; both Company I* and Company J* gave oral indications of interest at or below Azurix's market price at the time, which was approximately $4.00 per share

o ON OCTOBER 13, COMPANY C* SENT A LETTER TO AZURIX STATING ITS INTEREST IN JUST WESSEX WATER LTD. AND LURGI BAMAG WITH AN INDICATION THAT IT WOULD BE IN A POSITION TO MAKE A PRELIMINARY OFFER BY THE END OF OCTOBER

     o    No further correspondence has occurred

----------------------

 * The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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                                     - 30 -

                                                               Strategic Process

================================================================================

o BY THE MIDDLE OF OCTOBER, COMPANY A* HAD PERFORMED EXTENSIVE DUE DILIGENCE ON AZURIX BOTH IN THE U.S. AND ABROAD

     o After completing their due diligence, Company A* failed to respond to either Enron or Azurix by the October 16 deadline which was established in the initial due diligence schedule

     o Company A* informed Enron orally on October 25 that it would not pursue a deal with Azurix

     o    Company A* cited the following reasons for abandoning its offer:

          --   History of company and its stock price

          --   Complicated debt structure

          --   Negative cash flow

          --   Recently filed IPO litigation

o ON OCTOBER 27, ENRON SENT A LETTER TO AZURIX STATING ITS OFFER TO PROVIDE FUNDING TO THE COMPANY TO TAKE ITSELF PRIVATE

     o The Enron letter and Azurix's related press release were filed with the Securities and Exchange Commission as exhibits in a Form 8-K: accordingly, the possibility of a sale to Azurix has been publicly known for over a month

     o The Company's Board of Directors formed a Special Committee to consider the proposal

     o In early November, the Special Committee hired WP&Co. and SSB as financial advisors to render opinions as to the fairness of the proposal

o A CLASS ACTION LAWSUIT ON BEHALF OF AZURIX'S PUBLIC SHAREHOLDERS WAS FILED ON OCTOBER 27 AGAINST THE COMPANY, THE MEMBERS OF THE BOARD, AND ENRON FOR THE PURPOSE OF ENJOINING THE PROPOSED TRANSACTION

     o    Several similar actions have subsequently been filed


-------------------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.



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                                     - 31 -

                                                               Strategic Process

================================================================================

o ON NOVEMBER 16, COMPANY L*, A U.K.-BASED PRIVATE INVESTMENT FIRM, SENT A LETTER TO AZURIX EXPRESSING ITS INTEREST IN WESSEX WATER AND GIVING AN INDICATIVE VALUATION OF 95% OF RAB

     o On November 30, Company L* was contacted by SSB and WP&Co. to discuss its expression of interest

     o SSB and WP&Co. indicated that the indicative valuation was low relative to the value implied for Wessex by the Enron funded buyout price of $7.00 per share for Azurix and the strategic premiums paid for other U.K. water companies

     o    Company L* indicated it could not pay a strategic premium for Wessex

o ROTHSCHILD (COMPANY A'S* ADVISOR) CONTACTED SSB AND WP&CO. DURING THE WEEK OF NOVEMBER 20 ON BEHALF OF COMPANY A*

     o    The contact did not result in any renewed expression of interest

     o    On December 1, WP&Co. spoke with a representative of Rothschild:

          - To confirm Enron's version of events relating to Company A's* withdrawal from the Azurix sale process

          - To confirm that Company A* would not provide a revised expression of interest with respect to a possible acquisition of Azurix

          - WP&Co. also requested through Rothschild to speak directly with Company A* to inquire about Company A's* interest in acquiring pieces of Azurix and possible valuation levels for such pieces

       o On December 4, the Rothschild representative called back and said:

          -    Company A* would not provide a revised expression of interest

          - Company A* might (though there was no assurance) seek to purchase assets following the consummation of the Enron proposal, however the Rothschild representative was emphatic that Company A's* valuation of individual assets would not imply a price for the entire Azurix business of greater than $7.00 per share


---------------------

 * The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


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                                     - 32 -

================================================================================

                             EVALUATION OF STRATEGIC
                                    OPTIONS




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                                     - 33 -

                                                 Evaluation of Strategic Options

POSSIBLE STRATEGIC OPTIONS FOR THE SPECIAL COMMITTEE
================================================================================

                      -------------------------------------
                      POTENTIAL SPECIAL COMMITTEE RESPONSES
                           TO THE PROPOSAL FROM ENRON
                      -------------------------------------


                                   DECLINE TO
                               RECOMMEND AN OFFER

o May be best option if either shareholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o    Potentially prevents a loss of shareholder value

o Enron may still be able to pursue its offer leaving the public the ability to decide

                               ACCEPT A POTENTIAL
                              $8.00-$8.50 PROPOSAL

o    Gives shareholders immediate liquidity

o Removes Azurix common stock from Wall Street's scrutiny, freeing management to realize its strategic plan

o    Probably the easiest transaction to complete

o A potential price range of $8.00-$8.50 reflects an improvement from Enron's initial offer of $7.00

o However, precludes public shareholders from any potential benefit of a turnaround in Azurix's financial results

                         NEGOTIATE TO IMPROVE THE PRICE
                            AND/OR OTHER TERMS OF A
                         POTENTIAL $8.00-$8.50 PROPOSAL

o    Increases shareholder value and gives shareholders immediate liquidity

o However, Enron is unlikely to further improve its offer above a potential $8.00-$8.50 price range

o    Same benefits as accepting the proposal plus greater value for shareholders


                             RECOMMEND OTHER BOARD
                               ACTION TO MAXIMIZE
                               SHAREHOLDER VALUE

o    Explore a sale of Azurix to a third party other than Enron

     --   Enron senior management has indicated that Enron would not sell at
          $7.00

     --   May be difficult given approaches that have already been made

o Requires determination of available alternatives and the consequences of each

     --   Pursuit of Company's existing business plan

     --   Share repurchase

     --   Asset sales

     --   Acquisitions


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                                     - 34 -

                                                 Evaluation of Strategic Options

DECLINE TO RECOMMEND AN OFFER
================================================================================

                                      PROS
--------------------------------------------------------------------------------

o    ALLOWS COMPANY TO PURSUE ITS EXISTING BUSINESS PLAN

     o    North American services business still in early stage of development

     o Madera Water Bank and the rest of the RDM business have upside potential

o    POTENTIALLY PREVENTS A LOSS OF SHAREHOLDER VALUE

o AFFORDS COMPANY OPPORTUNITY TO IMPLEMENT TURN-AROUND STRATEGY AT BUENOS AIRES AND RECOUP VALUE THERE


                                      CONS
--------------------------------------------------------------------------------

o    EXISTING BUSINESS PLAN DOES NOT PROJECT A QUICK IMPROVEMENT IN
     PROFITABILITY

o THE COMPANY MAY FACE SERIOUS LIQUIDITY ISSUES WITHIN 12 TO 18 MONTHS AS A STAND-ALONE ENTITY

o SHARE PRICE LIKELY TO DROP IN NEAR-TERM IF THE BOARD DECLINES TO RECOMMEND AN OFFER

o AS A SMALL, CAPITAL-CONSTRAINED COMPANY, AZURIX IS AT A COMPETITIVE DISADVANTAGE IN THE GLOBAL WATER INDUSTRY

o MAY BE DIFFICULT TO REALIZE MORE THAN $8.00-$8.50 PER SHARE OF VALUE FROM AZURIX IN THE FUTURE




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                                     - 35 -

                                                 Evaluation of Strategic Options

ACCEPT A POTENTIAL $8.00-$8.50 PROPOSAL
================================================================================

                                        PROS
--------------------------------------------------------------------------------

o    GIVES SHAREHOLDERS IMMEDIATE LIQUIDITY

o    PROBABLY THE EASIEST TRANSACTION TO COMPLETE

o COMPANY A'S* INDICATIVE OFFER OF $7.00 PER SHARE (WHICH WAS LATER WITHDRAWN SUBSEQUENT TO DUE DILIGENCE) HAS BEEN THE ONLY OFFER COMPARABLE TO ENRON'S POTENTIAL PROPOSAL

o A POTENTIAL PRICE RANGE OF $8.00-$8.50 REPRESENTS APPROXIMATELY A 124%-138% PREMIUM OVER AZURIX'S PRICE AT THE TIME OF ENRON'S INITIAL OFFER

o A POTENTIAL $8.00-$8.50 PRICE RANGE ALREADY REPRESENTS A SIGNIFICANT IMPROVEMENT FROM ENRON'S INITIAL OFFER OF $7.00

o BECAUSE OF THE MAJORITY OF THE MINORITY PROVISION, PUBLIC SHAREHOLDERS HAVE THE ABILITY TO CHOOSE WHETHER OR NOT TO ACCEPT THE PROPOSAL


                                 CONS
--------------------------------------------------------------------------------

o PRECLUDES PUBLIC SHAREHOLDERS FROM ANY POTENTIAL BENEFIT OF A TURNAROUND IN AZURIX'S FINANCIAL RESULTS

o SHAREHOLDERS WHO PURCHASED THEIR SHARES ABOVE A POTENTIAL $8.00-$8.50 PRICE RANGE MAY BE DISSATISFIED WITH THE OUTCOME



------------------

* The actual name of the company has been omitted pursuant to a request for confidential treatment, and such name has been filed separately with the Securities and Exchange Commission.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                 Evaluation of Strategic Options

NEGOTIATE TO IMPROVE THE PRICE AND/OR OTHER TERMS OF A POTENTIAL $8.00-$8.50 PROPOSAL
================================================================================


                                        PROS
--------------------------------------------------------------------------------

o    INCREASES SHAREHOLDER VALUE AND GIVES SHAREHOLDERS LIQUIDITY

o    SIMILAR BENEFITS AS ACCEPTING THE CURRENT PROPOSAL

o    SUPPORT OF THE ENRON OFFER BY THE SPECIAL COMMITTEE SHOULD BE IMPORTANT TO
     ENRON


                                        CONS
--------------------------------------------------------------------------------

o A POTENTIAL $8.00-$8.50 PRICE RANGE ALREADY REPRESENTS A SIGNIFICANT IMPROVEMENT FROM ENRON'S INITIAL OFFER

o    RUNS THE RISK OF HAVING ENRON WITHDRAW ITS OFFER

o IF ENRON AND THE SPECIAL COMMITTEE ARE UNABLE TO REACH AGREEMENT AND THE PROPOSAL IS WITHDRAWN, AZURIX'S STOCK PRICE WILL LIKELY SUFFER IN THE SHORT-TERM

o PROLONGING THE TRANSACTION PROCESS BY NEGOTIATING MAY COMPLICATE AZURIX'S ABILITY TO CONSUMMATE A MERGER TRANSACTION, WITH ANY PARTY, WITHOUT RESTRUCTURING EXISTING DEBT, UNRESTRICTING CERTAIN SUBSIDIARIES, OR SOLICITING CONSENTS FROM SENIOR NOTES HOLDERS TO WAIVE THE ISSUANCE TEST

     o Absent certain actions under review, the EBITDA to interest coverage ratio is projected to fall below 2:1 for the four quarters ending December 31, 2000, and to decline further for the four quarters ending March 31, 2001

     o However, Enron is prepared to provide a certain level of commitment to equitize existing loans between Enron and Azurix to meet the incurrence test

     o If the merger approval date is delayed beyond March 31, 2001, the additional debt restructuring required to meet the incurrence test may be unattractive to Enron


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                 Evaluation of Strategic Options

RECOMMEND OTHER BOARD ACTION TO MAXIMIZE SHAREHOLDER VALUE
================================================================================

                                        PROS
--------------------------------------------------------------------------------

o    COULD MAXIMIZE SHAREHOLDER VALUE

o PROCEEDS FROM ASSET SALES MAY GIVE AZURIX THE CASH AND TIME IT NEEDS TO SUCCESSFULLY IMPLEMENT ITS TURNAROUND STRATEGY

o VALUE OF AZURIX TO A STRATEGIC BUYER IN THE WATER INDUSTRY MAY BE GREATER THAN TO ENRON

o THE COMPANY HAS RECENTLY RECEIVED INDICATIONS OF INTEREST IN CERTAIN ASSETS FROM POTENTIAL BUYERS


                                      CONS
--------------------------------------------------------------------------------

o AZURIX HAS ALREADY TRIED THIS APPROACH IN 2000 AND DID NOT RECEIVE ANY OFFERS SUPERIOR TO ENRON'S PROPOSAL

o ASSET SALES MAY WEAKEN AZURIX'S REMAINING BUSINESS AND ONLY TEMPORARILY DELAY ITS LIQUIDITY ISSUES

o THE COMPANY AND ITS FINANCIAL ADVISORS HAVE ALREADY APPROACHED A BROAD RANGE OF POTENTIAL BUYERS THIS YEAR SO IT WILL BE DIFFICULT TO GENERATE INTEREST NOW

o AZURIX DOES NOT PROJECT SUCH A RAPID TURNAROUND THAT IT COULD REALIZE HIGHER VALUES FOR ASSET SALES IN THE NEAR TERM

o    ENRON CAN EFFECTIVELY BLOCK ANY TRANSACTION IT DOES NOT SUPPORT



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

================================================================================


                                   VALUATION



                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                                       Valuation

VALUATION SUMMARY ($ millions, except per share data)
================================================================================

                                          ENTERPRISE / PER SHARE                                  IMPLIED MULTIPLES
      VALUATION METHODOLOGY                   VALUATION RANGE                                OF AZURIX'S LTM FINANCIALS
---------------------------------    -------------------------------            --------------------------------------------------
DISCOUNTED CASH FLOW                 $1,971         --        $2,666            NET SALES            2.6x        --           3.5x
  Value per Share                     $1.60         --         $7.52            EBITDA               7.3x        --           9.9x
                                                                                EBIT                13.6x        --          18.4x
                                                                                NET INCOME         108.3x        --         146.5x

DISCOUNTED CASH FLOW WITH
THAMES WATER ACQUISITION PREMIUM
& REDUCED CORPORATE OVERHEAD         $2,547                   $2,842            NET SALES            2.8x        --           3.5x
  Value per Share                     $6.51         --         $9.02            EBITDA               8.0x        --           9.9x
                                                                                EBIT                15.0x        --          18.5x
                                                                                NET INCOME         118.8x        --         147.2x


COMPARABLE COMPANIES(1)              $1,838         --        $2,463            NET SALES            2.4x        --           3.2x
  Value per Share                     $0.47         --         $5.79            EBITDA               6.8x        --           9.1x
                                                                                EBIT                12.7x        --          17.0x
                                                                                NET INCOME         101.0x        --         135.3x


COMPARABLE TRANSACTIONS              $2,163         --        $2,679            NET SALES            2.8x        --           3.5x
  Value per Share                     $3.23         --         $7.64            EBITDA               8.0x        --           9.9x
                                                                                EBIT                15.0x        --          18.5x
                                                                                NET INCOME         118.8x        --         147.2x

----------

(1) This analysis is based on market trading multiples and does not necessarily reflect control premiums that may be available in acquisitions of comparable companies. As such, this analysis should not be understood to reflect a reference range of values for assessing the fairness of an acquisition of Azurix.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                                       Valuation


SUMMARY OF DISCOUNTED CASH FLOW VALUATION ($ millions, except per share data)
================================================================================

                                            CURRENT VALUATION RANGE                    ORIGINAL
                                   -------------------------------------------       ACQUISITION
                                      LOW              MID              HIGH             COST
                                   ---------        ---------        ---------       -----------
AZURIX ENTITY
Wessex (Azurix Europe)             $ 1,700.0        $ 1,800.0        $ 2,100.0        $ 2,543.0
Buenos Aires                            55.0             75.0            100.0            439.0
North America                          165.0            195.0            225.0            145.0
Brazil                                  25.0             50.0             75.0             57.0
IASA (Mexico)                           45.0             50.0             55.0             23.0
Lurgi                                    5.0              7.5             10.0             31.0
Cancun                                  35.0             40.0             45.0             33.0
Mendoza                                 14.0             15.0             16.0             72.0
RDM                                     20.0             22.5             25.0             32.0
Corporate                             (125.0)          (125.0)          (125.0)          (125.0)
Madera Water Bank                       31.5            120.0            140.0             31.5
                                   ---------        ---------        ---------        ---------

TOTAL ENTERPRISE VALUE             $ 1,970.5        $ 2,250.0        $ 2,666.0        $ 3,281.5

Less: Net Debt as of 9/30/00         1,783.1          1,783.1          1,783.1          1,783.1
                                   ---------        ---------        ---------        ---------

TOTAL EQUITY VALUE                 $   187.4        $   466.9        $   882.9        $ 1,498.4

IMPLIED PRICE PER SHARE (1)        $    1.60        $    3.98        $    7.52        $   12.77

(1) Based on 117.3 million shares outstanding and 10.3 million options outstanding with a weighted average strike price of $13.79


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--------------------------------------------------------------------------------

                                                                       Valuation

KEY ASSUMPTIONS
================================================================================

AZURIX ENTITY               DISCOUNT RATE        TERMINAL MULTIPLE (1)                              RATIONALE
----------------------   --------------------    ---------------------  -----------------------------------------------------------
Wessex (Azurix Europe)    6.5%    --     7.5%     6.0x    --    8.0x    Based on after-tax ROA established by OFWAT and corporate
                                                                        bonds. Standard terminal multiples chosen based on
                                                                        comparable acquisitions

Buenos Aires(1)          15.0%    --    17.0%       NM    --      NM    Based on Argentina's high sovereign risk premium,
                                                                        significant regulatory risk and business uncertainty

North America            10.0%    --    12.0%     6.0x    --    8.0x    Based on speculative nature of high growth, acquisitive
                                                                        business strategy in North America. Standard EBITDA
                                                                        terminal multiples

Brazil                   15.0%    --    17.0%     4.0x    --    6.0x    Based on Brazil's high sovereign risk premium and
                                                                        speculative drilling operations. Lower terminal multiple
                                                                        due to contractual obligations in Brazil

IASA (Mexico)            12.0%    --    14.0%       NM    --      NM    Based on Mexico's moderate sovereign risk. Discount rate
                                                                        also incorporates significant contract renewal risk in key
                                                                        Mexico City business

Lurgi                    12.0%    --    14.0%     4.0x    --    6.0x    Based on exposure to emerging markets and construction
                                                                        contract risk. Lower multiples because of slim margins in
                                                                        this sector

Cancun                   11.0%    --    13.0%       NM    --      NM    Similar to IASA (Mexico), except for lower business risk
                                                                        due to customer base and longer concession period

Mendoza                  14.0%    --    16.0%     5.0x    --    6.0x    Lower than Buenos Aires due to lower business and
                                                                        regulatory uncertainty. Lower terminal multiples because
                                                                        of poor operating history and minority position

RDM                      12.0%    --    14.0%     5.0x    --    7.0x    Higher discount rates and lower multiples than North
                                                                        America because of very speculative business plan with no
                                                                        operating history

Corporate                 8.0%    --    10.0%       NM    --      NM    Reflects Azurix's overall cost of capital based on
                                                                        asset portfolio

----------------

(1) For Buenos Aires, IASA, and Cancun, terminal multiples were not used because the cash flows were projected for the entire length of the concession. Therefore, terminal values were not used in determining the For Corporate, a perpetuity growth rate was used to project a terminal appropriate value of each respective value operation.


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--------------------------------------------------------------------------------

                                                                       Valuation

SUMMARY OF DCF WITH THAMES WATER ACQUISITION PREMIUM AND REDUCED CORPORATE OVERHEAD ($MM, EXCEPT PER SHARE)
================================================================================

                                   WESSEX @ 1.22X RAB             WESSEX @ 1.22X RAB               WESSEX @ 1.22X RAB
                               $2 MM POST - '01 CORP. G&A     $2 MM POST - '01 CORP. G&A       $2 MM POST - '01 CORP. G&A
                               OTHER ASSETS: LOW DCF VALUE    OTHER ASSETS: MID DCF VALUE     OTHER ASSETS: HIGH DCF VALUE
                               ---------------------------    ---------------------------     ----------------------------
WESSEX
  RAB                                  $ 1,800.0                      $ 1,800.0                      $ 1,800.0
  RAB Multiple (1)                         1.22x                          1.22x                          1.22x
                                       ---------                      ---------                      ---------
  WESSEX ENTERPRISE VALUE              $ 2,196.0                      $ 2,196.0                      $ 2,196.0

OTHER AZURIX ASSETS
  Buenos Aires                              55.0                           75.0                          100.0
  North America                            165.0                          195.0                          225.0
  Brazil                                    25.0                           50.0                           75.0
  IASA (Mexico)                             45.0                           50.0                           55.0
  Lurgi                                      5.0                            7.5                           10.0
  Cancun                                    35.0                           40.0                           45.0
  Mendoza                                   14.0                           15.0                           16.0
  RDM                                       20.0                           22.5                           25.0
  Corporate (2)                            (45.0)                         (45.0)                         (45.0)
  Madera Water Bank                         31.5                          120.0                          140.0
                                       ---------                      ---------                      ---------
ENTERPRISE VALUE OF OTHER              $   350.5                      $   530.0                      $   646.0
AXURIX ASSETS

TOTAL ENTERPRISE VALUE                 $ 2,546.5                      $ 2,726.0                      $ 2,842.0


Less: Net Debt as of 9/30/00             1,783.1                        1,783.1                        1,783.1
                                       ---------                      ---------                      ---------

TOTAL EQUITY VALUE                     $   763.4                      $   942.9                      $ 1,058.9

IMPLIED PRICE PER SHARE                $    6.51                      $    8.04                      $    9.02

-------------

(1)      1.22x RAB Multiple based on Thames Water transaction

(2)      Based on approximately $2 million of corporate overhead from 2002-2005


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                                     - 43 -

                                                                       Valuation

COMPARABLE COMPANIES VALUATION SUMMARY (in millions, except per share data)
================================================================================

         WESSEX FINANCIALS                        MEAN - MEDIAN MULTIPLES                                RANGE
-------------------------------------           ----------------------------          ------------------------------------------
RAB (ESTIMATED)
  03/31/2000             L.   1,200.0            0.90x         --      0.94x          L.       1,085      --        L.     1,131

EBITDA
  2000 FY (1)            L.     173.2             6.6x         --       6.6x          L.       1,138      --        L.     1,151
  2001 FY                L.     175.4             7.2x         --       7.2x          L.       1,256      --        L.     1,265
  2002 FY                L.     172.3             6.8x         --       7.1x          L.       1,169      --        L.     1,217

EBIT
  2000 FY                L.     126.2             9.5x         --       9.5x          L.       1,198      --        L.     1,199
  2001 FY                L.     117.5            11.4x         --      11.3x          L.       1,345      --        L.     1,323
  2002 FY                L.     108.5            10.8x         --      11.1x          L.       1,169      --        L.     1,205

NET INCOME
  2000 FY                L.     105.3             7.6x         --       7.9x          L.         805      --        L.       830
  2001 FY                L.      84.0            11.4x         --      11.7x          L.         960      --        L.       986
  2002 FY                L.      68.6            11.3x         --      11.8x          L.         777      --        L.       812

SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX                                   L.     1,100.0      --        L.   1,325.0
SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX IN DOLLARS AT $1.44/L.1.00              $  1,588      --            $  1,913
PLUS: ESTIMATED VALUE RANGE FOR AZURIX'S NON-WESSEX BUSINESSES                              $    250      --            $    550
                                                                                            --------                    --------
SUMMARY TOTAL AZURIX ENTERPRISE VALUE                                                       $  1,838      --            $  2,463
LESS: NET DEBT                                                                              $  1,783      --            $  1,783
                                                                                            --------                    --------
EQUITY VALUE REFERENCE RANGE                                                                $     55      --            $    679
SHARES OUTSTANDING (MILLIONS)(2)                                                               117.3      --               117.3
                                                                                            --------                    --------
IMPLIED VALUE PER SHARE                                                                     $   0.47      --            $   5.79

----------------

(1) Fiscal Year ends March 31 (i.e., FY 2000 ended 03/31/00).

(2) Includes options under the treasury method.



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                                     - 44 -

                                                                       Valuation

COMPARABLE TRANSACTIONS VALUATION SUMMARY (in millions, except per share data)
================================================================================

             WESSEX FINANCIALS                     MEAN - MEDIAN MULTIPLES                          RANGE
-------------------------------------         -------------------------------     --------------------------------------
EBITDA
        LFY              L.     173.2           8.5x           --       8.4x      L.      1,477       --     L.    1,451



EBIT
        LFY              L.     126.2          10.5x           --      10.3x      L.      1,328       --     L.    1,305



NET INCOME
        LFY              L.     105.3           9.9x           --      10.5x      L.      1,041       --     L.    1,107



SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX                               L.      1,325       --     L.    1,475
SUMMARY ENTERPRISE VALUE REFERENCE RANGE FOR WESSEX IN DOLLARS AT $1.44/L.1.00           $1,913       --          $2,129
PLUS: ESTIMATED VALUE RANGE FOR AZURIX'S NON-WESSEX BUSINESSES                           $  250       --          $  550
                                                                                         ------                   ------
SUMMARY TOTAL AZURIX ENTERPRISE VALUE                                                    $2,163       --          $2,679
LESS: NET DEBT                                                                           $1,783       --          $1,783
                                                                                         ------                   ------
EQUITY VALUE REFERENCE RANGE                                                             $  379       --          $  896
SHARES OUTSTANDING (MILLIONS)(1)                                                          117.3       --           117.3
                                                                                         ------                   ------
IMPLIED VALUE PER SHARE                                                                  $ 3.23       --          $ 7.64

----------

(1)      Includes options under the treasury method.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                                       Valuation

EXCHANGE RATE SENSITIVITY (in millions, except per share data)
================================================================================

                                        ENTERPRISE/PER SHARE            ENTERPRISE/PER SHARE              ENTERPRISE/PER SHARE
                                         VALUATION RANGE AT               VALUATION RANGE AT                VALUATION RANGE AT
     VALUATION METHODOLOGY            BASE L./$ EXCHANGE RATE           +5% $/L. EXCHANGE RATE             -5% $/L. EXCHANGE RATE
--------------------------------    ---------------------------       ---------------------------      ----------------------------
DISCOUNTED CASH FLOW(1)             $   1,971    -    $   2,666       $   2,041    -    $   2,751      $   1,901     -    $   2,581
   Value per Share                  $    1.60    -    $    7.52       $    2.19    -    $    8.25      $    1.00     -    $    6.80

DISCOUNTED CASH FLOW WITH
THAMES WATER ACQUISITION PREMIUM
& REDUCED CORPORATE OVERHEAD(2)     $   2,547    -    $   2,842       $   2,656    -    $   2,952      $   2,437     -    $   2,732
   Value per Share                  $    6.51    -    $    9.02       $    7.44    -    $    9.96      $    5.57     -    $    8.09



COMPARABLE COMPANIES(2)(3)          $   1,838    -    $   2,463       $   1,917    -    $   2,558      $   1,758     -    $   2,367
   Value per Share                  $    0.47    -    $    5.79       $    1.14    -    $    6.61     ($    0.21)    -    $    4.98



COMPARABLE TRANSACTIONS(2)          $   2,163    -    $   2,679       $   2,258    -    $   2,785      $   2,067     -    $   2,573
   Value per Share                  $    3.23    -    $    7.64       $    4.05    -    $    8.54      $    2.42     -    $    6.73

----------

(1) Base $/L. exchange rate assumes Enron's forecasts of forward rates and +5% and -5% cases assume differentials from each annual forward rate.

(2) Base $/L. exchange rate assumes December 7, 2000 rate of $1.44/L1.00, +5% case assumes rate of $1.52/L1.00 and -5% case assumes rate of $1.37/L.1.00.

(3) This analysis is based on market trading multiples and does not necessarily reflect control premiums that may be available in acquisitions of the comparable companies. As such this analysis should not be understood to reflect a reference range of values for assessing the fairness of an acquisition of Azurix.


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

================================================================================





                             DRAFT FAIRNESS OPINION





                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                PWRW&G DRAFT 12/8/00 5:30P.M.-WP

                                                PRIVILEGED AND CONFIDENTIAL
                                                DRAFT TO BE CIRCULATED FOR
                                                COMMENTS SOLELY AS TO FORM.

                                                BASED ON 12/07/00 DRAFT OF
                                                MERGER AGREEMENT [ASSUMES
                                                MERGER IS SIGNED]




                                December __, 2000


Special Committee of the Board of Directors
Azurix Corp.
333 Clay Street
Suite 1000
Houston, TX  77002

Members of the Special Committee:

            You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Azurix Corp., a Delaware corporation (the "Company"), other than Atlantic Water Trust, a Delaware business trust ("AWT"), and its affiliates (such stockholders other than AWT and its affiliates, the "Public Stockholders"), of the Merger Consideration (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of December __, 2000 (the "Merger Agreement"), by and among the Company, Enron Corp., an Oregon corporation ("Parent"), and Blue Water Corp., an indirect subsidiary of Parent ("Sub"). We note that Parent owns a 50% voting interest in AWT, which, in turn, owns approximately 67% of the outstanding shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), and the Public Stockholders own approximately 33% of the outstanding Common Stock.

            The Merger Agreement will provide for, among other things, a merger of Sub with and into the Company (the "Merger"), which will be the surviving corporation. In the Merger, each outstanding share of common stock, par value $1.00 per share, of the Sub will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation, and each outstanding share of Common Stock (other than any such shares held in the treasury of the Company or owned by Parent, Sub or their respective subsidiaries (other than AWT)) will be converted into 1/39,268,266 of a share of the surviving corporation (the "Exchange Ratio"), with cash being paid with respect to any shares of Common Stock that would result in a fractional interest in the surviving corporation. It is anticipated that all of the Public Stockholders will receive such cash

Special Committee of the Board of Directors
December   , 2000
Page 2


payment for all of their shares of Common Stock held immediately prior to the effective time of the Merger at the rate of [$_______] per share of Common Stock. We note that as a result of the Exchange Ratio, AWT will obtain two whole shares of the surviving corporation. The Merger Agreement also provides that a condition to the consummation of the Merger is that a majority of the shares of the Common Stock cast either for or against the adoption of the Merger Agreement (excluding shares of Common Stock owned by Parent, Sub, AWT or their respective subsidiaries) must be cast for the adoption of the Merger Agreement. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

            In connection with rendering our opinion, we have reviewed the Merger Agreement and the Support Agreement, each dated as of December ___, 2000, by and between the Company and AWT. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company and certain of its subsidiaries to review and discuss such information and, among other matters, each of the Company's and its subsidiaries' business, operations, assets, financial condition, including its liquidity and capital needs, and future prospects, as well as the regulatory climate in which the Company's subsidiaries operate.

            We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the water utility industry specifically that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

            In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for

Special Committee of the Board of Directors
December   , 2000
Page 3


conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company. We have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

            It should be noted that in the context of our engagement by the Special Committee, we were not authorized to, and did not solicit, third party indications of interest in acquiring all or any part of the Company and we were not authorized to investigate any alternative transactions that may be available to the Company. You have advised us, and we have relied on your advice, that J. Henry Schroder and Co., a predecessor to Salomon Smith Barney Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, advisors to the Company, solicited indications of interest from potential acquirors of, or merger partners for, the Company, as well as responded to certain other potentially interested parties for the Company or certain of its significant assets.

            In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

            We are acting as financial advisor to the Special Committee in connection with the proposed Merger and will receive a fee for our services, (including rendering this opinion), a significant portion of which is contingent upon the consummation of the Merger. We previously advised the Special Committee of an engagement in 1996 to provide financial advice to an affiliate of Enron with respect to a possible acquisition of another corporation and we received fees for those services.

            Our opinion addresses only the fairness from a financial point of view to the Public Stockholders of the Merger Consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement. In addition, our opinion does not address the solvency of the Company following consummation of the Merger or at any time.

            It is understood that this letter is for the benefit and use of the Special Committee in its consideration of the Merger and, except for inclusion in its entirety in the Schedule 13E-3 statement or proxy statement required to be circulated to stockholders of the Company relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder or as to how such holder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

Special Committee of the Board of Directors
December   , 2000
Page 4


            Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Merger Consideration provided for pursuant to the Merger Agreement is fair to the Public Stockholders from a financial point of view.

                                Very truly yours,


                                WASSERSTEIN PERELLA & CO., INC.

================================================================================





                                    APPENDIX




                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

================================================================================




                                 DISCOUNTED CASH
                                  FLOW ANALYSIS




                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

AZURIX CONSOLIDATED INCOME STATEMENT ($MM)
================================================================================

                                                      -----------------------------------------------------------------------------
                                                       ACTUAL                          ESTIMATES (1)
                                                      =============================================================================
                                                       1999       2000E      2001E      2002E       2003E       2004E       2005E
                                                      -----------------------------------------------------------------------------
OPERATING REVENUE                                     $618.0     $753.9     $817.3     $913.8     $1,079.1    $1,254.2    $1,421.1
  Growth %                                                                     8.4%      11.8%        18.1%       16.2%       13.3%

Operating & Maintenance Expense                        224.7      358.9      408.8      446.5        532.1       619.4       704.7
G&A Expense                                            117.8      142.4      116.0      116.1        130.6       145.7       161.1

Equity in gain/(loss) of Unconsolidated                  2.0        6.1        3.3        4.3          3.9         4.5         5.1
                                                      ------     ------     ------     ------     --------    --------    --------
Affiliates

EBITDA                                                 277.5      258.7      295.9      355.4        420.2       493.7       560.4
  Margin %                                              44.9%      34.3%      36.2%      38.9%        38.9%       39.4%       39.4%

Goodwill & Concession Rights Amortization               37.0       38.2       39.0       42.5         44.8        46.7        48.4
Expense
Depreciation & Other Amortization Expense               67.8       93.4       98.1      111.9        128.2       143.6       155.3
                                                      ------     ------     ------     ------     --------    --------    --------
  Total depreciation & amortization                    104.8      131.6      137.1      154.4        173.0       190.4       203.6

Equity in gain/(loss) of Consolidated Affiliates         0.0        0.0        0.0        0.0          0.0         0.0         0.0
                                                      ------     ------     ------     ------     --------    --------    --------
EBIT                                                   172.7      127.1      158.8      201.1        247.2       303.4       356.7
  Margin %                                              27.9%      16.9%      19.4%      22.0%        22.9%       24.2%       25.1%

Interest Income                                        (20.0)     (49.3)     (27.1)     (27.5)       (31.9)      (36.6)      (39.7)
Interest Expense                                        96.6      174.1      187.0      199.2        218.7       236.8       250.7
Less: Capitalized Interest                              (3.0)      (3.9)      (8.0)      (9.9)        (9.9)      (10.2)       (8.7)
                                                      ------     ------     ------     ------     --------    --------    --------
  Net Interest (Income)/Expense                         73.6      120.9      151.9      161.8        176.8       190.0       202.2

Minority Interest                                       (1.1)      (1.9)      (0.6)      (0.7)        (0.0)        0.3         0.9
Other Income                                             0.0       (0.2)       0.2        0.3         (3.7)       (4.3)       (3.4)
                                                      ------     ------     ------     ------     --------    --------    --------
Profit Before Tax                                      100.2        8.3        7.4       38.9         74.1       117.3       157.1

Income tax expense, current                             29.0       11.5       12.2       38.3         56.3        68.0        81.0
Income tax expense, deferred                             6.2       (2.8)       0.7      (13.4)       (17.4)      (13.2)      (10.6)
                                                      ------     ------     ------     ------     --------    --------    --------
  Total Income Tax Expense                              35.2        8.7       12.9       24.9         38.9        54.8        70.3

NET INCOME                                              65.0       (0.4)      (5.6)      14.0         35.2        62.5        86.7

Shares Outstanding                                     109.7      117.4      117.4      117.4        117.4       117.4       117.4
EPS                                                   $ 0.59      (0.00)     (0.05)    $ 0.12     $   0.30    $   0.53    $   0.74

-------------

(1)    Estimates based on management projections


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--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

AZURIX CONSOLIDATED BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                                     ------------------------------------------------------------------------
                                                      ACTUAL                            ESTIMATES
                                                     ------------------------------------------------------------------------
                                                      1999      2000E      2001E      2002E      2003E      2004E      2005E
                                                     -------   -------    -------    -------    -------    -------    -------
ASSETS
  Cash & Equivalents                                              29.7       33.5       54.6       66.2       98.6      189.1
  Restricted Cash                                                 92.9       92.9       92.9       92.9       92.9       92.9
  Other Assets                                                 4,530.4    4,818.9    5,099.3    5,363.8    5,603.9    5,590.2
    TOTAL ASSETS                                               4,652.9    4,945.3    5,246.9    5,522.9    5,795.4    5,872.1

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                                              120.0      180.0      180.0      180.0      180.0      180.0
  Debt                                                         1,793.5    1,987.6    2,180.7    2,336.9    2,454.5    2,498.3
  Other Liabilities                                              934.0      934.0      934.0      934.0      934.0      934.0
                                                               -------    -------    -------    -------    -------    -------
    TOTAL LIABILITIES                                          2,847.5    3,101.6    3,294.7    3,450.9    3,568.5    3,612.3

  Minority Interest                                                6.5        5.9        5.3        5.2        5.6        6.4

  Stockholders' Equity                                         1,812.4    1,794.2    1,813.8    1,802.8    1,772.3    1,717.5
  Retained Earnings                                              221.7      278.8      368.4      499.1      684.3      771.1
  Cumulative Foreign Currency Translation Adj                   (235.2)    (235.2)    (235.2)    (235.2)    (235.2)    (235.2)
                                                               -------    -------    -------    -------    -------    -------
    TOTAL STOCKHOLDERS' EQUITY                                 1,798.9    1,837.8    1,946.9    2,066.7    2,221.4    2,253.3

    TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                   4,652.9    4,945.3    5,246.9    5,522.9    5,795.4    5,872.1


OPERATING ACTIVITIES
  Net Income                                                                 57.1       89.6      130.8      185.2       86.7
  Reconciling Items                                                          38.4       59.8       53.9       48.9      190.0
                                                                          -------    -------    -------    -------    -------
    TOTAL OPERATING CASH FLOW                                                95.5      149.4      184.6      234.1      276.8

INVESTING ACTIVITIES
  Capital Expenditures                                                     (328.0)    (373.5)    (393.9)    (391.4)    (302.4)
  Acquisition Costs                                                         (20.0)     (20.0)     (20.0)     (20.0)     (20.0)
  Cash to Affiliate                                                         (88.3)     (58.6)     (23.6)      (9.3)      (4.0)
                                                                          -------    -------    -------    -------    -------
    TOTAL INVESTING CASH FLOW                                              (436.3)    (452.1)    (437.4)    (420.7)    (326.4)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                         108.8       85.9       56.3       45.9       43.9
  Change in Debt - Public                                                   100.9       85.0       99.9       71.7        0.0
  Dividends                                                                   0.0        0.0        0.0        0.0        0.0
  Contribution from Parent                                                  135.0      153.0      108.1      101.5       96.2
  Equity Financing                                                            0.0        0.0        0.0        0.0        0.0
                                                                          -------    -------    -------    -------    -------
    TOTAL FINANCING CASH FLOW                                               344.6      323.9      264.3      219.1      140.1

    Change in Cash - Increase/(Decrease)                                      3.8       21.1       11.5       32.5       90.4

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--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

CONSOLIDATED DEBT DETAIL
================================================================================

                                                                   -----------------------------------------------------------------
                                                                                               ESTIMATES
                                                                   -----------------------------------------------------------------
                                                                     2000E       2001E      2002E      2003E      2004E      2005E
                                                                   -----------------------------------------------------------------
Corporate (USD)
       Enron Revolver (1)                                             120.0       180.0      180.0      180.0      180.0      180.0
       Corporate Bond Issue                                           240.0       240.0      240.0      240.0      240.0      240.0
       Corporate Bond Issue                                           200.0       200.0      200.0      200.0      200.0      200.0
       Corporate Bond Issue (Sterling Tranche Translated to USD)      145.0       145.0      145.0      145.0      145.0      145.0
       AEL Revolver - Acquisition Related (2)                         135.0       288.2      396.3      452.6      498.5      542.4
       Misc. Corporate Debt                                            13.0        13.0       13.0       13.0       13.0       13.0
         SUBTOTAL                                                  $  853.0    $1,066.2   $1,174.3   $1,230.6   $1,276.5   $1,320.4

AEL (Sterling)
       AEL Revolver - Non-Acquisition Related (2)                      59.0        59.0       58.0       59.0       59.0       59.0
       Bristol Water Trust Loan                                        73.0        73.0       73.0       73.0       73.0       73.0
       AEL Loan Notes                                                  59.3        59.3       59.3       59.3       59.3       59.3
       Wessex Committed Facility                                       36.0        36.0       36.0       36.0       36.0       36.0
       Wessex Uncommitted Facility                                      8.2        36.4       96.0      163.9      213.3      213.3
       Wessex Finance Lease                                            45.6        45.6       45.6       45.6       45.6       45.6
       Wessex EIB Loan #1                                              30.0        30.0       30.0       30.0       30.0       30.0
       Wessex EIB Loan #2                                               6.5         6.5        6.5        6.5        6.5        6.5
       Wessex EIB Loan #3                                              78.4        78.4       78.4       78.4       78.4       78.4
       Wessex EIB Loan #4                                              21.6        21.6       21.6       21.6       21.6       21.6
       Wessex Bonds                                                   300.0       300.0      300.0      300.0      300.0      300.0
                                                                   --------    --------   --------   --------   --------   --------
         SUBTOTAL                                                     717.6       745.8      804.4      873.3      922.7      922.7

         AEL SUBTOTAL CONVERTED TO USD (3)                         $1,040.5    $1,081.4   $1,166.4   $1,266.3   $1,338.0   $1,338.0

Other (USD)
       Azurix North America                                             8.0         8.0        8.0        8.0        8.0        8.0
       Azurix Buenos Aires                                              3.0         3.0        3.0        3.0        3.0        3.0
       IASA                                                             9.0         9.0        9.0        9.0        9.0        9.0
         SUBTOTAL                                                  $   20.0    $   20.0   $   20.0   $   20.0   $   20.0   $   20.0

         TOTAL DEBT OUTSTANDING                                    $1,913.5    $2,167.6   $2,360.7   $2,516.9   $2,634.5   $2,678.3


         DEBT / EBITDA                                                 7.4X        7.3X       6.6X       6.0X       5.3X       4.8X

----------

(1) Maturity Date: December 2001 (model assumes the Enron Revolver will be rolled over)

(2) Maturity Date: May 2002 (model assumes the AEL Revolver will be rolled over)

(3)      Converted to USD using an exchange rate of 1.45 UDS/Gbp


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--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE
================================================================================

------------------------------------------------------------------   --------------------------------
                      TERMINAL VALUE MULTIPLE: YEAR 10 EBITDA        FY 2010 EBITDA            $390.5
 DISCOUNT                                                            --------------------------------
  RATE                6.0X              7.0X            8.0X
                   -----------------------------------------------
                   $   386.6         $  386.6         $  386.6       Present Value of Free Cash Flows
                     1,248.3          1,456.3          1,664.4       Present Value of Terminal Value
                   ---------         --------         --------
                   $ 1,634.8         $1,842.9         $2,050.9       NET ENTERPRISE VALUE

  6.5%

                        (1.2)%           (0.1)%            0.7%      Implied Perpetuity Growth Rate
                         4.4x             4.9x             5.5x      Multiple of 2000E Sales
                         6.8x             7.6x             8.5x      Multiple of 2000E EBITDA
                         8.9x            10.0x            11.2x      Multiple of 2000E EBIT

                   -----------------------------------------------

                   $   369.5         $  369.5         $  369.5       Present Value of Free Cash Flows
                     1,191.2          1,389.7          1,588.2       Present Value of Terminal Value
                   ---------         --------         --------
                   $ 1,560.7         $1,759.2         $1,957.8       NET ENTERPRISE VALUE


  7.0%

                        (0.7)%            0.3%             1.1%      Implied Perpetuity Growth Rate
                         4.2x             4.7x             5.2x      Multiple of 2000E Sales
                         6.5x             7.3x             8.1x      Multiple of 2000E EBITDA
                         8.5x             9.6x            10.6x      Multiple of 2000E EBIT

                   -----------------------------------------------

                   $   353.3         $  353.3         $  353.3       Present Value of Free Cash Flows
                     1,136.9          1,326.4          1,515.9       Present Value of Terminal Value
                   ---------         --------         --------
                   $ 1,490.2         $1,679.7         $1,869.2       NET ENTERPRISE VALUE

  7.5%

                        (0.2)%            0.8%             1.6%      Implied Perpetuity Growth Rate
                         4.0x             4.5x             5.0x      Multiple of 2000E Sales
                         6.2x             7.0x             7.7x      Multiple of 2000E EBITDA
                         8.1x             9.1x            10.2x      Multiple of 2000E EBIT
                   -----------------------------------------------

----------

Note: Valuation from 12/31/00 to 12/31/2010


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX DISCOUNTED CASH FLOW ANALYSIS - RAB MULTIPLE ($MM)
================================================================================

--------------------------------------------------    --------------------------------
             TERMINAL VALUE MULTIPLE: YEAR 10 RAB     FY 2010 RAB             $3,321.8
DISCOUNT                                              --------------------------------
  RATE              0.9X       1.0X        1.1X
             -------------------------------------
              $  386.6    $  386.6    $  386.6        Present Value of Free Cash Flows
               1,592.7     1,769.6     1,946.6        Present Value of Terminal Value
              --------    --------    --------
              $1,979.2    $2,156.2    $2,333.1        NET ENTERPRISE VALUE

  6.5%

                   0.4%        1.0%        1.5%       Implied Perpetuity Growth Rate
                   5.3x        5.8x        6.3x       Multiple of 2000E Sales
                   8.2x        8.9x        9.7x       Multiple of 2000E EBITDA
                  10.8x       11.7x       12.7x       Multiple of 2000E EBIT

             -------------------------------------

              $  369.5    $  369.5    $  369.5        Present Value of Free Cash Flows
               1,519.8     1,688.7     1,857.5        Present Value of Terminal Value
              --------    --------    --------
              $1,889.3    $2,058.2    $2,227.1        NET ENTERPRISE VALUE

  7.0%

                   0.9%        1.5%        1.9%       Implied Perpetuity Growth Rate
                   5.1x        5.5x        6.0x       Multiple of 2000E Sales
                   7.8x        8.5x        9.2x       Multiple of 2000E EBITDA
                  10.3x       11.2x       12.1x       Multiple of 2000E EBIT

             -------------------------------------

              $  353.3    $  353.3      $353.3        Present Value of Free Cash Flows
               1,450.6     1,611.7     1,772.9        Present Value of Terminal Value
              --------    --------    --------
              $1,803.9    $1,965.0    $2,126.2        NET ENTERPRISE VALUE

  7.5%

                   1.3%        1.9%        2.4%       Implied Perpetuity Growth Rate
                   4.8x        5.3x        5.7x       Multiple of 2000E Sales
                   7.5x        8.1x        8.8x       Multiple of 2000E EBITDA
                   9.8x       10.7x       11.6x       Multiple of 2000E EBIT
---------------------------------------------------

--------------

Note: Valuation from 12/31/00 to 12/31/2010


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX WATER DCF ANALYSIS - PERPETUITY GROWTH RATE ($MM)
================================================================================

---------------------------------------------------------------------       ------------------------------------
             PERPETUITY GROWTH RATE: YEAR 10 UNLEVERED FREE CASH FLOW       YEAR 2010 UNLV. FCF           $181.4
                                                                            ------------------------------------
DISCOUNT
 RATE                 1.0%                1.5%               2.0%
                 ----------------------------------------------------
                    386.6               386.6              386.6            Present Value of Free Cash Flows
                  1,774.8             1,961.9            2,190.7            Present Value of Perpetuity
                 --------            --------           --------
                 $2,161.3            $2,348.5           $2,577.2            NET ENTERPRISE VALUE

6.5%

                      9.5x               10.5x              11.7x           Implied Terminal EBITDA Multiplier
                      5.8x                6.3x               6.9x           Multiple of 2000E Sales
                      9.0x                9.7x              10.7x           Multiple of 2000E EBITDA
                     11.8x               12.8x              14.0x           Multiple of 2000E EBIT

                 ----------------------------------------------------

                    369.5               369.5              369.5            Present Value of Free Cash Flows
                  1,552.4             1,702.0            1,881.4            Present Value of Perpetuity
                 --------            --------           --------
                 $1,922.0            $2,071.5           $2,250.9            NET ENTERPRISE VALUE

7.0%

                      8.7x                9.5x              10.5x           Implied Terminal EBITDA Multiplier
                      5.2x                5.6x               6.0x           Multiple of 2000E Sales
                      8.0x                8.6x               9.3x           Multiple of 2000E EBITDA
                     10.5x               11.3x              12.2x           Multiple of 2000E EBIT

                 ----------------------------------------------------

                    353.3               353.3              353.3            Present Value of Free Cash Flows
                  1,367.7             1,489.1            1,632.4            Present Value of Perpetuity
                 --------            --------           --------
                 $1,721.0            $1,842.4           $1,985.7            NET ENTERPRISE VALUE

7.5%

                      8.0x                8.7x               9.6x           Implied Terminal EBITDA Multiplier
                      4.6x                4.9x               5.3x           Multiple of 2000E Sales
                      7.1x                7.6x               8.2x           Multiple of 2000E EBITDA
                      9.4x               10.0x              10.8x           Multiple of 2000E EBIT
---------------------------------------------------------------------

----------
Note: Valuation from 12/31/00 to 12/31/2010


                                                 [WASSERSTEIN PERELLA & CO LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX SUMMARY INCOME STATEMENT ($MM)
================================================================================

                                                   --------------------------------------------------------------------------------
                                                   ACTUAL                             ESTIMATES (1)
                                                   --------------------------------------------------------------------------------
                                                     1999       2000E      2001E      2002E      2003E       2004E       2005E
                                                   --------------------------------------------------------------------------------
OPERATING REVENUES
  Regulated (Appointed)                            $399.0      $373.1     $362.7     $378.5     $411.6      $452.3      $481.0
  Non-Appointed                                       4.8         5.0        7.1        7.7        8.2         8.9         9.5
  Azurix Services Ltd.                                2.4         1.9       10.8       27.9       45.1        66.1        75.0
  SC Technology AG                                   11.3        15.1       15.6        0.0        0.0         0.0         0.0
                                                   ------      ------     ------     ------     ------      ------      ------
TOTAL OPERATING REVENUES                            417.4       395.1      396.2      414.1      465.0       527.3       565.4

OPERATING EXPENSES
  Regulated (Appointed)                             110.4       106.4      116.5      126.5      136.4       147.8       157.4
  Non-Appointed                                       3.9         3.8        3.4        3.6        3.9         4.2         4.4
  Azurix Services Ltd.                                2.5         2.5        9.8       23.0       36.7        53.8        61.0
  SC Technology AG                                   14.8        18.9       16.7        0.0        0.0         0.0         0.0
                                                   ------      ------     ------     ------     ------      ------      ------
TOTAL OPERATING EXPENSES                            131.5       131.5      146.4      153.0      177.0       205.7       222.8

  Depreciation                                       53.2        57.4       65.9       72.3       79.5        86.6        91.2
  Infrastructure Maintenance                         16.3        22.3       25.5       27.1       28.8        30.4        32.4
                                                   ------      ------     ------     ------     ------      ------      ------
EBIT                                                216.4       183.9      158.4      161.6      179.7       204.5       219.0
  Interest Expense                                   32.8        36.3       47.1       50.5       59.4        67.8        73.3
                                                   ------      ------     ------     ------     ------      ------      ------
EBT                                                 183.6       147.6      111.3      111.2      120.3       136.7       145.8
  Income Tax Expense                                 17.7        10.6        7.7       16.4       30.8        36.1        39.6
                                                   ------      ------     ------     ------     ------      ------      ------
NET INCOME BEFORE DIVIDEND                          165.9       137.0      103.6       94.8       89.6       100.5       106.1
  Ordinary Dividend                                 135.6        76.9       55.7       51.5       46.4        49.9        50.5
                                                   ------      ------     ------     ------     ------      ------      ------
NET INCOME AFTER DIVIDEND                            30.3        60.2       47.8       43.3       43.2        50.6        55.6




D&A                                                  53.2        57.4       65.9       72.3       79.5        86.6        91.2
                                                   ------      ------     ------     ------     ------      ------      ------
EBITDA                                              269.6       241.3      224.3      234.0      259.2       291.1       310.3
Capital Expenditures (2)                            221.7       187.6      228.8      266.3      282.1       275.8       239.3
  % Increase/(Decrease) in CapEx                                (15.4)%     22.0%      16.4%       5.9%       (2.2)%     (13.2)%



FX Rate used to Convert to USD ($ / Sterling)        1.45        1.45       1.45       1.50       1.55        1.60        1.65

                                                  -----------------------------------------------------
                                                                         ESTIMATES (1)
                                                  -----------------------------------------------------
                                                    2006E       2007E      2008E      2009E      2010E
                                                  -----------------------------------------------------
OPERATING REVENUES
  Regulated (Appointed)                            $493.0      $505.3     $517.9     $530.9     $544.2
  Non-Appointed                                       9.9        10.3       10.7       11.1       11.6
  Azurix Services Ltd.                               81.0        85.8       90.1       94.6       99.3
  SC Technology AG                                    0.0         0.0        0.0        0.0        0.0
                                                   ------      ------     ------     ------     ------
TOTAL OPERATING REVENUES                            583.8       601.4      618.8      636.6      655.1

OPERATING EXPENSES
  Regulated (Appointed)                             161.3       165.3      169.5      173.7      178.0
  Non-Appointed                                       4.6         4.8        5.0        5.1        5.4
  Azurix Services Ltd.                               65.9        69.8       73.3       77.0       80.8
  SC Technology AG                                    0.0         0.0        0.0        0.0        0.0
                                                   ------      ------     ------     ------     ------
TOTAL OPERATING EXPENSES                            231.7       239.9      247.7      255.8      264.2

  Depreciation                                       90.2        93.7       97.4      101.1      104.8
  Infrastructure Maintenance                         35.0        36.1       37.1       38.2       39.3
                                                   ------      ------     ------     ------     ------
EBIT                                                226.8       231.8      236.5      241.6      246.8
  Interest Expense                                   74.1        70.3       65.6       62.8       59.2
                                                   ------      ------     ------     ------     ------
EBT                                                 152.7       161.4      170.9      178.8      187.6
  Income Tax Expense                                 41.8        45.3       49.2       52.6       56.2
                                                   ------      ------     ------     ------     ------
NET INCOME BEFORE DIVIDEND                          110.9       116.1      121.7      126.2      131.3
  Ordinary Dividend                                  55.5        56.7       57.9       58.6       59.4
                                                   ------      ------     ------     ------     ------
NET INCOME AFTER DIVIDEND                            55.5        59.4       63.8       67.7       72.0




D&A                                                  90.2        93.7       97.4      101.1      104.8
                                                   ------      ------     ------     ------     ------
EBITDA                                              317.1       325.4      333.9      342.6      351.6
Capital Expenditures (2)                            140.3       132.0      132.0      132.0      132.0
  % Increase/(Decrease) in CapEx                    (41.4)%      (5.9)%      0.0%       0.0%       0.0%



FX Rate used to Convert to USD ($ / Sterling)        1.65        1.65       1.65       1.65       1.65

----------
Note: Historical results exclude all non-recurring charges.

(1) Based on management projections

(2) Assumes "steady state" capex of approximately 80 million pounds ($132 million) per year


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX INCOME STATEMENT ANALYSIS
================================================================================

                                                   --------------------------------------------------------------------------------
                                                   ACTUAL                                                           ESTIMATES (1)
                                                   --------------------------------------------------------------------------------
                                                     1999       2000E      2001E      2002E      2003E       2004E       2005E
                                                   --------------------------------------------------------------------------------
GROWTH RATES:
Revenues
  Regulated (Appointed)                                --       (6.5)%     (2.8)%      4.4%       8.7%        9.9%        6.3%
  Non-Appointed                                        --        5.3%      42.3%       7.3%       7.6%        7.5%        7.4%
  Azurix Services Ltd.                                 --      (19.2)%    456.9%     159.2%      61.7%       46.5%       13.4%
  SC Technology AG                                     --       34.0%       3.4%    (100.0)%      0.0%        0.0%        0.0%
TOTAL REVENUE GROWTH                                   --       (5.3)%      0.3%       4.5%      12.3%       13.4%        7.2%

EBIT                                                   --      (15.0)%    (13.9)%      2.0%      11.2%       13.8%        7.1%
Net Income before Dividend                             --      (17.4)%    (24.4)%     (8.5)%     (5.5)%      12.3%        5.6%

OPERATING MARGINS
Regulated (Appointed)                               72.3%      71.5%       67.9%      66.6%      66.9%       67.3%       67.3%
Non-Appointed                                       18.9%      23.7%       52.2%      53.6%      52.3%       53.0%       53.8%
Azurix Services Ltd.                                (4.1)%    (27.8)%       9.1%      17.7%      18.6%       18.6%       18.6%
SC Technology AG                                   (30.8)%    (24.6)%      (6.6)%      0.0%       0.0%        0.0%        0.0%
TOTAL EBIT                                          51.8%      46.5%       40.0%      39.0%      38.6%       38.8%       38.7%
TOTAL EBITDA                                        64.6%      61.1%       56.6%      56.5%      55.7%       55.2%       54.9%

OTHER MARGINS (% OF TOTAL REVENUES)
Depreciation                                        12.8%      13.7%       16.7%      18.3%      19.2%       18.6%       17.3%
Infrastructure Maintenance                           3.9%       5.3%        6.5%       6.8%       6.9%        6.5%        6.1%
Net Income before Dividend                          39.7%      36.7%       28.6%      25.0%      21.8%       22.2%       22.1%

                                                    -------------------------------------------------
                                                                      ESTIMATES (1)
                                                    -------------------------------------------------
                                                     2006E     2007E     2008E      2009E      2010E
                                                    -------------------------------------------------
Revenues
  Regulated (Appointed)                               2.5%      2.5%      2.5%       2.5%       2.5%
  Non-Appointed                                       4.0%      4.0%      4.0%       4.0%       4.0%
  Azurix Services Ltd.                                8.0%      6.0%      5.0%       5.0%       5.0%
  SC Technology AG                                    0.0%      0.0%      0.0%       0.0%       0.0%
TOTAL REVENUE GROWTH                                  3.3%      3.0%      2.9%       2.9%       2.9%

EBIT                                                  3.6%      2.2%      2.1%       2.1%       2.2%
Net Income before Dividend                            4.5%      4.7%      4.8%       3.7%       4.1%

OPERATING MARGINS
Regulated (Appointed)                                67.3%     67.3%     67.3%      67.3%      67.3%
Non-Appointed                                        53.8%     53.8%     53.8%      53.8%      53.8%
Azurix Services Ltd.                                 18.6%     18.6%     18.6%      18.6%      18.6%
SC Technology AG                                      0.0%      0.0%      0.0%       0.0%       0.0%
TOTAL EBIT                                           38.9%     38.5%     38.2%      37.9%      37.7%
TOTAL EBITDA                                         54.3%     54.1%     54.0%      53.8%      53.7%

OTHER MARGINS (% OF TOTAL REVENUES)
Depreciation                                         16.0%     16.0%     16.2%      16.3%      16.5%
Infrastructure Maintenance                            6.0%      6.0%      6.0%       6.0%       6.0%
Net Income before Dividend                           22.5%     23.0%     23.5%      23.8%      24.1%


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX BALANCE SHEET ($MM)
================================================================================

                                                 ---------------------------------------------------------------------------------
                                                   ACTUAL                                                              ESTIMATES
                                                 ---------------------------------------------------------------------------------
                                                     1999       2000E       2001E      2002E      2003E       2004E       2005E
                                                 ---------------------------------------------------------------------------------
ASSETS
Fixed Assets                                     $1,826.7    $1,929.9    $2,062.6   $2,224.4   $2,392.9    $2,546.1    $2,655.8
Other Investments                                     0.5         0.5         0.5        0.5        0.5         0.5         0.5

Investment in Shares                                  1.0         1.0         1.0        1.0        1.0         1.0         1.0
Inventory                                             3.4         4.0         1.3        1.4        1.5         1.6         1.7
Accounts Receivable                                  94.7        85.1        87.5       96.6      110.4       126.7       138.1
                                                 --------    --------    --------   --------   --------    --------    --------
TOTAL ASSETS                                      1,926.3     2,020.6     2,153.0    2,324.0    2,506.4     2,675.9     2,797.1

LIABILITIES
UMRIA (Unmeasured Receipts in Advance)           $   47.3    $   41.4    $   40.1   $   42.3   $   44.5    $   44.4    $   43.5
Capital                                              38.0        44.9        53.8       65.4       69.3        67.8        58.8
Deferred Taxation                                    32.6        40.9        38.7       43.3       50.7        53.4        54.6
Dividend                                             54.9        21.9        21.0       19.0       18.6        19.2        18.4
Accounts Payable                                     65.0        65.8        67.3       72.7       77.2        83.3        87.6
Deferred Income                                      32.4        31.3        30.1       30.0       29.8        29.5        29.1
Other Provisions                                     15.6        10.7         9.5        9.5        9.5         9.5         9.5
                                                 --------    --------    --------   --------   --------    --------    --------
                                                    285.6       256.8       260.7      282.2      299.7       307.0       301.5

Net Debt                                            587.5       650.5       731.1      837.4      959.1     1,070.6     1,141.8
                                                 --------    --------    --------   --------   --------    --------    --------
TOTAL LIABILITIES                                   873.1       907.3       991.8    1,119.6    1,258.8     1,377.6     1,443.3

SHAREHOLDERS' FUNDS
Share Capital                                    $  191.0    $  191.0    $  191.0   $  191.0   $  191.0    $  191.0    $  191.0
Share Premium                                        41.8        41.8        41.8       41.8       41.8        41.8        41.8
Reserves & Retained Profits                         820.3       880.5       928.3      971.6    1,014.8     1,065.4     1,121.0
                                                 --------    --------    --------   --------   --------    --------    --------
TOTAL SHAREHOLDERS' FUNDS                         1,053.2     1,113.3     1,161.2    1,204.4    1,247.6     1,298.2     1,353.8

TOTAL LIABILITIES & SHAREHOLDERS' FUNDS           1,926.3     2,020.6     2,153.0    2,324.0    2,506.4     2,675.9     2,797.1

                                                 ----------------------------------------------------
                                                                       ESTIMATES
                                                 ----------------------------------------------------
                                                    2006E      2007E      2008E      2009E      2010E
                                                 ----------------------------------------------------
ASSETS
Fixed Assets                                     $2,664.7   $2,660.6   $2,651.7   $2,637.9   $2,619.0
Other Investments                                     0.5        0.5        0.5        0.5        0.5

Investment in Shares                                  1.0        1.0        1.0        1.0        1.0
Inventory                                             1.8        2.0        2.1        2.3        2.5
Accounts Receivable                                 139.2      143.4      147.5      151.7      156.1
                                                 --------   --------   --------   --------   --------
TOTAL ASSETS                                      2,807.2    2,807.5    2,802.9    2,793.5    2,779.2

LIABILITIES
UMRIA (Unmeasured Receipts in Advance)           $   41.9   $   40.2   $   38.3   $   36.2   $   34.0
Capital                                              60.7       62.5       64.3       66.2       68.1
Deferred Taxation                                    55.8       57.2       58.6       60.2       61.9
Dividend                                             18.4       18.4       18.4       18.4       18.4
Accounts Payable                                     88.9       92.0       95.0       98.1      101.3
Deferred Income                                      27.9       26.6       25.4       24.2       22.9
Other Provisions                                      9.5        9.5        9.5        9.5        9.5
                                                 --------   --------   --------   --------   --------
                                                    303.1      306.5      309.6      312.8      316.2

Net Debt                                          1,094.8    1,032.3      960.8      880.5      790.9
                                                 --------   --------   --------   --------   --------
TOTAL LIABILITIES                                 1,397.9    1,338.8    1,270.4    1,193.3    1,107.1

SHAREHOLDERS' FUNDS
Share Capital                                    $  191.0   $  191.0   $  191.0   $  191.0   $  191.0
Share Premium                                        41.8       41.8       41.8       41.8       41.8
Reserves & Retained Profits                       1,176.4    1,235.9    1,299.6    1,367.3    1,439.3
                                                 --------   --------   --------   --------   --------
TOTAL SHAREHOLDERS' FUNDS                         1,409.3    1,468.7    1,532.5    1,600.2    1,672.2

TOTAL LIABILITIES & SHAREHOLDERS' FUNDS           2,807.2    2,807.5    2,802.9    2,793.5    2,779.2



                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX CASH FLOW STATEMENT ($MM)
================================================================================

                                                               --------------------------------------------------------------------
                                                                                                           ESTIMATES
                                                               --------------------------------------------------------------------
                                                                2000E     2001E     2002E     2003E     2004E     2005E     2006E
                                                               --------------------------------------------------------------------
OPERATING CASH FLOW
Net Income (before Dividend)                                   $137.0     103.6      94.8      89.6     100.5     106.1     110.9
Depreciation                                                     57.4      65.9      72.3      79.5      86.6      91.2      90.2
Infrastructure Maintenance                                       22.3      25.5      27.1      28.8      30.4      32.4      35.0
Connection Charges & Grants                                       4.7       4.7       5.0       5.3       5.6       5.9       6.1
Dividend Paid in Cash
(Increase)/Decrease in Working Capital)
  UMRIA                                                          (5.9)     (1.3)      2.1       2.2      (0.1)     (1.0)     (1.5)
  Capital                                                         6.9       9.0      11.6       3.9      (1.5)     (9.0)      1.9
  Inventory                                                      (0.6)      2.7      (0.1)     (0.1)     (0.1)     (0.1)     (0.1)
  Accounts Receivable                                             9.5      (2.4)     (9.1)    (13.8)    (16.3)    (11.4)     (1.1)
  Deferred Taxation                                               8.3      (2.2)      4.5       7.5       2.7       1.2       1.3
  Accounts Payable                                                0.8       1.6       5.3       4.5       6.1       4.4       1.2
  Deferred Income                                                (1.1)     (1.1)     (0.1)     (0.2)     (0.3)     (0.4)     (1.2)
  Other Provisions                                               (4.8)     (1.2)      0.0       0.0       0.0       0.0       0.0
                                                               ------     -----      ----      ----     -----     -----     -----
TOTAL CASH FLOW FROM OPERATING ACTIVITIES                       234.6     204.8     213.5     207.1     213.7     219.5     242.8

INVESTING CASH FLOW
Capital Expenditures                                           (187.6)   (228.8)   (266.3)   (282.1)   (275.8)   (239.3)   (140.3)
                                                               ------     -----      ----      ----     -----     -----     -----
TOTAL CASH FLOW FROM INVESTING ACTIVITIES                      (187.6)   (228.8)   (266.3)   (282.1)   (275.8)   (239.3)   (140.3)

FINANCING CASH FLOW
Dividend Paid in Cash                                          (109.9)    (56.6)    (53.5)    (46.8)    (49.4)    (51.3)    (55.5)
Issuance / (Redemption) of Debt                                  62.9      80.6     106.3     121.8     111.5      71.2     (47.0)
                                                               ------     -----      ----      ----     -----     -----     -----
TOTAL CASH FLOW FROM FINANCING ACTIVITIES                       (47.0)     24.1      52.8      75.0      62.1      19.9    (102.5)


                    Cash Flow Before Debt Incurrence            (62.9)    (80.6)   (106.3)   (121.8)   (111.5)    (71.2)     47.0

                                                              ------------------------------------
                                                                            ESTIMATES
                                                              ------------------------------------
                                                               2007E     2008E     2009E    2010E
                                                              ------------------------------------
OPERATING CASH FLOW
Net Income (before Dividend)                                   116.1     121.7     126.2     131.3
Depreciation                                                    93.7      97.4     101.1     104.8
Infrastructure Maintenance                                      36.1      37.1      38.2      39.3
Connection Charges & Grants                                      6.3       6.4       6.6       6.8
Dividend Paid in Cash
(Increase)/Decrease in Working Capital)
  UMRIA                                                         (1.7)     (1.9)     (2.1)     (2.2)
  Capital                                                        1.8       1.8       1.9       1.9
  Inventory                                                     (0.2)     (0.2)     (0.2)     (0.2)
  Accounts Receivable                                           (4.2)     (4.1)     (4.3)     (4.4)
  Deferred Taxation                                              1.4       1.5       1.6       1.7
  Accounts Payable                                               3.1       3.0       3.1       3.2
  Deferred Income                                               (1.2)     (1.2)     (1.2)     (1.2)
  Other Provisions                                               0.0       0.0       0.0       0.0
                                                              ------    ------    ------    ------
TOTAL CASH FLOW FROM OPERATING ACTIVITIES                      251.1     261.4     270.9     281.0

INVESTING CASH FLOW
Capital Expenditures                                          (132.0)   (132.0)   (132.0)   (132.0)
                                                              ------    ------    ------    ------
TOTAL CASH FLOW FROM INVESTING ACTIVITIES                     (132.0)   (132.0)   (132.0)   (132.0)

FINANCING CASH FLOW
Dividend Paid in Cash                                          (56.7)    (57.9)    (58.6)    (59.4)
Issuance / (Redemption) of Debt                                (62.4)    (71.5)    (80.3)    (89.6)
                                                              ------    ------    ------    ------
TOTAL CASH FLOW FROM FINANCING ACTIVITIES                     (119.1)   (129.4)   (138.9)   (149.0)


                    Cash Flow Before Debt Incurrence            62.4      71.5      80.3      89.6


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX UK / US GAAP ADJUSTMENTS
================================================================================

                                                               --------------------------------------------------------------------
                                                                                                           ESTIMATES
                                                               --------------------------------------------------------------------
                                                                 2000E     2001E     2002E     2003E     2004E     2005E     2006E
                                                               --------------------------------------------------------------------
EBIT FROM INCOME STATEMENT (UK GAAP)                             183.9     158.4     161.6     179.7     204.5     219.0     226.8

Adjustments
Operational Costs (pension related)                               (1.2)     (0.7)      0.0       0.0       0.0       0.0       0.0
                                                               -------    ------    ------    ------    ------    ------    ------
General & Administrative (release of acquisition                   1.2      (0.3)     (0.3)     (0.3)     (0.3)     (0.3)     (0.3)
provision and AEL charges)
    Subtotal                                                       0.0      (1.0)     (0.3)     (0.3)     (0.3)     (0.3)     (0.3)

Depreciation (see below)                                         (10.6)    (11.0)    (12.2)    (13.1)    (14.1)    (15.2)    (16.3)
Amortization (Amortize Goodwill over 40 years)                   (19.3)    (19.3)    (19.9)    (20.6)    (21.2)    (21.9)    (21.9)
Infrastructure Renewals (see below)                               20.7      23.9      25.5      27.1      28.7      30.6      33.2
                                                               -------    ------    ------    ------    ------    ------    ------
    Subtotal                                                      (9.1)     (6.4)     (6.6)     (6.7)     (6.7)     (6.5)     (5.0)

ADJUSTED EBIT (US GAAP)                                          174.8     151.0     154.7     172.7     197.4     212.2     221.5
Adjusted D&A (US GAAP)                                            88.8      97.7     106.1     114.9     123.8     130.1     130.2
                                                               -------    ------    ------    ------    ------    ------    ------
ADJUSTED EBITDA (US GAAP)                                        263.6     248.8     260.8     287.6     321.2     342.4     351.8


-----------------------------------------------------------------------------------------------------------------------------------


CAPITALIZE INFRASTRUCTURE RENEWALS
Wessex Charge from I/S                                            22.3      25.5      27.1      28.8      30.4      32.4      35.0
Less: True Maintenance                                            (1.6)     (1.6)     (1.7)     (1.7)     (1.8)     (1.8)     (1.8)
                                                               -------    ------    ------    ------    ------    ------    ------
                                                                  20.7      23.9      25.5      27.1      28.7      30.6      33.2

DEPRECIATION OF INFRASTRUCTURE ASSETS
Infrastructure Assets                                          1,132.6    1211.3    1293.2    1378.7    1467.8    1560.4    1657.0
Depreciation over 115 yrs                                         10.0       7.2      11.2      12.0      12.8      13.6      14.4

Additions                                                         58.0      58.0      60.0      62.0      64.0      66.0      66.0
Capitalized Infrastructure Renewals                               20.7      23.9      25.5      27.1      28.7      30.6      33.2
                                                               -------    ------    ------    ------    ------    ------    ------
Total                                                             78.7      81.9      85.5      89.1      92.7      96.6      99.2
Depreciation over 115yrs / 2                                       0.3       0.4       0.4       0.4       0.4       0.4       0.4

Depreciation of Capitalized Interest at 3%                         0.2       0.3       0.6       0.8       1.0       1.2       1.4
                                                               -------    ------    ------    ------    ------    ------    ------

Total Depreciation Adjustment                                     10.6      11.0      12.2      13.1      14.1      15.2      16.3

CAPITALISED INTEREST
Asssets in construction                                          130.5     123.3     112.5     116.3     120.0     123.8     123.8
Interest rate                                                      6.1%      6.0%      6.0%      6.0%      6.0%      6.0%      6.0%
                                                               -------    ------    ------    ------    ------    ------    ------
Capitalised in year                                                8.0       7.4       6.8       7.0       7.2       7.4       7.4
Capitalised cumulatively                                           8.0      15.4      22.1      29.1      36.3      43.7      51.1

                                                                 --------------------------------------
                                                                               ESTIMATES
                                                                 --------------------------------------
                                                                  2007E     2008E     2009E      2010E
                                                                 --------------------------------------
EBIT FROM INCOME STATEMENT (UK GAAP)                              231.8     236.5     241.6      246.8

Adjustments
Operational Costs (pension related)                                 0.0       0.0       0.0        0.0
General & Administrative (release of acquisition
provision and AEL charges)                                         (0.3)     (0.3)     (0.3)      (0.3)
                                                                 ------    ------    ------     ------
    Subtotal                                                       (0.3)     (0.3)     (0.3)      (0.3)

Depreciation (see below)                                          (17.4)    (18.5)    (19.6)     (20.7)
Amortization (Amortize Goodwill over 40 years)                    (21.9)    (21.9)    (21.9)     (21.9)
Infrastructure Renewals (see below)                                34.3      35.3      36.4       37.5
                                                                 ------    ------    ------     ------
    Subtotal                                                       (5.0)     (5.0)     (5.1)      (5.1)

ADJUSTED EBIT (US GAAP)                                           226.4     231.2     236.1      241.4
Adjusted D&A (US GAAP)                                            134.7     139.5     144.3      149.2
                                                                 ------    ------    ------     ------
ADJUSTED EBITDA (US GAAP)                                         361.2     370.7     380.5      390.5


--------------------------------------------------------------------------------------------------------


CAPITALIZE INFRASTRUCTURE RENEWALS
Wessex Charge from I/S                                             36.1      37.1      38.2       39.3
Less: True Maintenance                                             (1.8)     (1.8)     (1.8)      (1.8)
                                                                 ------    ------    ------     ------
                                                                   34.3      35.3      36.4       37.5

DEPRECIATION OF INFRASTRUCTURE ASSETS
Infrastructure Assets                                            1756.3    1856.5    1957.8     2060.2
Depreciation over 115 yrs                                          15.3      16.1      17.0       17.9

Additions                                                          66.0      66.0      66.0       66.0
Capitalized Infrastructure Renewals                                34.3      35.3      36.4       37.5
                                                                 ------    ------    ------     ------
Total                                                             100.3     101.3     102.4      103.5
Depreciation over 115yrs / 2                                        0.4       0.4       0.4        0.4

Depreciation of Capitalized Interest at 3%                          1.6       1.9       2.1        2.3
                                                                 ------    ------    ------     ------

Total Depreciation Adjustment                                      17.4      18.5      19.6       20.7

CAPITALISED INTEREST
Asssets in construction                                           123.8     123.8     123.8      123.8
Interest rate                                                       6.0%      6.0%      6.0%       6.0%
                                                                 ------    ------    ------     ------
Capitalised in year                                                 7.4       7.4       7.4        7.4
Capitalised cumulatively                                           58.6      66.0      73.4       80.8


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

WESSEX UNLEVERED FREE CASH FLOW AND RAB CALCULATION ($MM)
================================================================================

                                                               --------------------------------------------------------------------
                                                                                             ESTIMATES
                                                               --------------------------------------------------------------------
                                                                 2000E     2001E     2002E     2003E     2004E     2005E     2006E
                                                               --------------------------------------------------------------------
UNLEVERED FREE CASH FLOWS:
EBIT (US GAAP)                                                   174.8     151.0     154.7     172.7     197.4     212.2     221.5
Less: Taxes on EBIT @ 30.0%                                      (52.4)    (45.3)    (46.4)    (51.8)    (59.2)    (63.7)    (66.5)
Plus: Depreciation (US GAAP)                                      68.0      76.9      84.5      92.6     100.8     106.4     106.5
Plus: Amortization (US GAAP)                                      19.3      19.3      19.9      20.6      21.2      21.9      21.9
Less: Increase in Net Working Capital (1)                          4.8       7.3       9.8      (3.5)    (12.2)    (17.4)     (0.8)
Less: Capital Expenditures                                      (187.6)   (228.8)   (266.3)   (282.1)   (275.8)   (239.3)   (140.3)
Less: Dividends                                                    0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                               -------   -------   -------   -------   -------   -------   -------
UNLEVERED FREE CASH FLOW                                          26.8     (19.7)    (43.8)    (51.4)    (27.7)     20.1     142.5





RAB CALCULATION:
RAB - BEGINNING BALANCE                                        1,800.0   1,948.2   2,129.6   2,344.7   2,571.8   2,789.2   2,968.7
Plus: Inflation on RAB                                            45.0      48.7      53.2      58.6      64.3      69.7      74.2
Plus: Capital Expenditures                                       187.6     228.8     266.3     282.1     275.8     239.3     140.3
Less: Connection Charges                                          (4.7)     (4.7)     (5.0)     (5.3)     (5.6)     (5.9)     (6.1)
Less: Infrastructure Maintenance                                 (22.3)    (25.5)    (27.1)    (28.8)    (30.4)    (32.4)    (35.0)
Less: Depreciation                                               (57.4)    (65.9)    (72.3)    (79.5)    (86.6)    (91.2)    (90.2)
Less: Clawback                                                     0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                               -------   -------   -------   -------   -------   -------   -------
RAB - ENDING BALANCE                                           1,948.2   2,129.6   2,344.7   2,571.8   2,789.2   2,968.7   3,051.8

                                                               --------------------------------------
                                                                             ESTIMATES
                                                               --------------------------------------
                                                                 2007E     2008E     2009E     2010E
                                                               --------------------------------------
UNLEVERED FREE CASH FLOWS:                                                                     388.7
EBIT (US GAAP)                                                   226.4     231.2     236.1     241.4
Less: Taxes on EBIT @ 30.0%                                      (67.9)    (69.3)    (70.8)    (72.4)
Plus: Depreciation (US GAAP)                                     111.0     115.8     120.6     125.4
Plus: Amortization (US GAAP)                                      21.9      21.9      21.9      21.9
Less: Increase in Net Working Capital (1)                         (2.4)     (2.7)     (2.8)     (2.9)
Less: Capital Expenditures                                      (132.0)   (132.0)   (132.0)   (132.0)
Less: Dividends                                                    0.0       0.0       0.0       0.0
                                                               -------   -------   -------   -------
UNLEVERED FREE CASH FLOW                                         157.1     164.9     173.1     181.4






RAB CALCULATION:
RAB - BEGINNING BALANCE                                        3,051.8   3,124.0   3,193.2   3,259.2
Plus: Inflation on RAB                                            76.3      78.1      79.8      81.5
Plus: Capital Expenditures                                       132.0     132.0     132.0     132.0
Less: Connection Charges                                          (6.3)     (6.4)     (6.6)     (6.8)
Less: Infrastructure Maintenance                                 (36.1)    (37.1)    (38.2)    (39.3)
Less: Depreciation                                               (93.7)    (97.4)   (101.1)   (104.8)
Less: Clawback                                                     0.0       0.0       0.0       0.0
                                                               -------   -------   -------   -------
RAB - ENDING BALANCE                                           3,124.0   3,193.2   3,259.2   3,321.8


----------

(1)  Excludes deferred taxes and dividend account on the balance sheet


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

BUENOS AIRES DISCOUNTED CASH FLOW ANALYSIS ($MM)
================================================================================

------------------------------------------------------------------------        ------------------------------------
                              TERMINAL VALUE MULTIPLE: YEAR 29 EBITDA (1)       FY 2029 EBITDA                   NM
DISCOUNT                                                                        NET DEBT                       $0.0
  RATE                            0.0X           0.0X           0.0X            ------------------------------------
                                ----------------------------------------
                                $116.6         $116.6         $116.6            Present Value of Free Cash Flows
                                   0.0            0.0            0.0            Present Value of Terminal Value (1)
                                ------         ------         ------
                                $116.6         $116.6         $116.6            NET ENTERPRISE VALUE


15.0%


                                    NM             NM            NM             Implied Perpetuity Growth Rate
                                  1.2x           1.2x           1.2x            Multiple of 2000E Sales
                                 16.9x          16.9x          16.9x            Multiple of 2000E EBITDA
                                    NM             NM             NM            Multiple of 2000E EBIT
                                ----------------------------------------

                                 $92.6          $92.6          $92.6            Present Value of Free Cash Flows
                                   0.0            0.0            0.0            Present Value of Terminal Value (1)
                                ------         ------         ------
                                 $92.6          $92.6          $92.6            NET ENTERPRISE VALUE

16.0%

                                    NM             NM             NM            Implied Perpetuity Growth Rate
                                  1.0x           1.0x           1.0x            Multiple of 2000E Sales
                                 13.4x          13.4x          13.4x            Multiple of 2000E EBITDA
                                    NM             NM             NM            Multiple of 2000E EBIT
                                ----------------------------------------

                                 $72.2          $72.2          $72.2            Present Value of Free Cash Flows
                                   0.0            0.0            0.0            Present Value of Terminal Value (1)
                                ------         ------         ------
                                 $72.2          $72.2          $72.2            NET ENTERPRISE VALUE

17.0%

                                    NM             NM             NM            Implied Perpetuity Growth Rate
                                  0.8x           0.8x           0.8x            Multiple of 2000E Sales
                                 10.5x          10.5x          10.5x            Multiple of 2000E EBITDA
                                    NM             NM             NM            Multiple of 2000E EBIT
                                ----------------------------------------

------------

Note:  Valuation from 12/31/00 to 12/31/2005

(1) At the end of the 30 year concession (2029), ownership of the concession will transfer back to the Province of Buenos Aires. Therefore, the terminal value is $0 million.


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

BUENOS AIRES 30-YEAR CONCESSION INCOME STATEMENT ($MM)
================================================================================

                              ------------------------------------------------------------------------------------------------
                                                                         ESTIMATES
                              ------------------------------------------------------------------------------------------------
                              2001E    2002E    2003E    2004E    2005E    2006E    2007E    2008E    2009E    2010E    2011E
                              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
SALES                         $126.2   $133.7   $151.4   $167.7   $193.7   $203.0   $210.1   $217.2   $224.6   $245.6   $253.8
  % Growth Rate                           5.9%    13.3%    10.8%    15.5%     4.8%     3.5%     3.4%     3.4%     9.3%     3.3%

O&M Expense                     69.6     71.9     75.3     76.4     82.4     85.2     85.9     88.3     90.8     95.9     98.9
G&A Expense                     21.4     21.1     21.3     21.7     22.7     23.5     24.4     25.2     25.8     26.7     27.4
                              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
EBITDA                          35.3     40.7     54.7     69.5     88.6     94.4     99.8    103.7    107.9    123.0    127.5
  % Margin                      27.9%    30.4%    36.2%    41.5%    45.7%    46.5%    47.5%    47.7%    48.1%    50.1%    50.2%

D&A                             19.7     22.6     25.6     28.2     30.1     31.9     34.5     38.2     42.3     45.3     47.2
                              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
EBIT                            15.6     18.1     29.2     41.4     58.5     62.5     65.2     65.5     65.7     77.7     80.3
  % Margin                      12.4%    13.5%    19.3%    24.7%    30.2%    30.8%    31.1%    30.1%    29.2%    31.6%    31.7%

                              ------------------------------------------------------------------------------------------------
                                                                         ESTIMATES
                              ------------------------------------------------------------------------------------------------
                              2012E     2013E    2014E    2015E    2016E    2017E    2018E    2019E    2020E    2021E    2022E
                              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
SALES                         $262.3   $271.0   $280.1   $306.4   $316.8   $327.6   $335.6   $344.3   $374.2   $384.4   $395.3
  % Growth Rate                  3.3%     3.3%     3.4%     9.4%     3.4%     3.4%     2.4%     2.6%     8.7%     2.7%     2.9%

O&M Expense                     98.3    101.5    104.9    111.6    115.7    119.8    123.8    128.1    136.7    141.7    146.9
G&A Expense                     28.1     29.0     29.9     30.9     31.9     32.9     33.9     35.0     36.3     37.5     38.7
                              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
EBITDA                         135.9    140.5    145.3    163.8    169.2    174.8    177.9    181.3    201.2    205.2    209.7
  % Margin                      51.8%    51.8%    51.9%    53.5%    53.4%    53.4%    53.0%    52.6%    53.8%    53.4%    53.1%

D&A                             49.0     50.7     52.5     54.1     55.4     56.7     58.2     59.7     61.5     63.5     66.5
                              ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
EBIT                            86.9     89.8     92.9    109.7    113.8    118.1    119.7    121.5    139.7    141.8    143.2
  % Margin                      33.1%    33.2%    33.2%    35.8%    35.9%    36.1%    35.7%    35.3%    37.3%    36.9%    36.2%

                              ------------------------------------------------------------
                                                        ESTIMATES
                              ------------------------------------------------------------
                              2023E     2024E    2025E    2026E    2027E    2028E    2029E
                              ------   ------   ------   ------   ------   ------   ------
SALES                         $407.1   $419.6   $457.8   $471.8   $486.3   $501.2   $258.3
  % Growth Rate                  3.0%     3.1%     9.1%     3.1%     3.1%     3.1%   (48.5)%

O&M Expense                    152.5    158.4    169.8    176.5    183.4    190.7     99.9
G&A Expense                     40.0     41.3     42.8     44.2     45.7     47.2     25.3
                              ------   ------   ------   ------   ------   ------   ------
EBITDA                         214.7    219.9    245.1    251.1    257.1    263.3    133.1
  % Margin                      52.7%    52.4%    53.5%    53.2%    52.9%    52.5%    51.5%

D&A                             69.8     72.3     74.5     76.6     78.9     81.3     48.7
                              ------   ------   ------   ------   ------   ------   ------
EBIT                           144.8    147.6    170.6    174.4    178.2    182.0     84.4
  % Margin                      35.6%    35.2%    37.3%    37.0%    36.7%    36.3%    32.7%


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 67 -

                                                   Discounted Cash Flow Analysis

BUENOS AIRES 30-YEAR UNLEVERED FREE CASH FLOW ($MM)
================================================================================

                                                  ---------------------------------------------------------------------------
                                                                                   ESTIMATES
                                                  ---------------------------------------------------------------------------
                                                  2001E  2002E  2003E  2004E  2005E  2006E  2007E  2008E  2009E  2010E  2011E
                                                  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
EBIT                                               15.6   18.1   29.2   41.4   58.5   62.5   65.2   65.5   65.7   77.7   80.3
Less: Taxes on EBIT @ 35.0%                        (5.5)  (6.3) (10.2) (14.5) (20.5) (21.9) (22.8) (22.9) (23.0) (27.2) (28.1)
Plus: Depreciation & Amortization                  19.7   22.6   25.6   28.2   30.1   31.9   34.5   38.2   42.3   45.3   47.2
Less: Capital Expenditures                        (62.2) (61.8) (57.7) (58.6) (29.5) (36.7) (72.2) (80.5) (82.1) (30.4) (29.1)
Less: Acquisition Costs                             0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
Less: Increase in Working Capital                 (30.3)  (1.6)  (5.6)  (9.3)  (7.3)  (2.0)   6.3   (0.3)  (1.0)   0.0    0.7
Plus: Other Reconciling Items                       0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
                                                  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
UNLEVERED FREE CASH FLOW                          (62.7) (29.0) (18.7) (12.9)  31.4   33.8   11.1   (0.0)   1.9   65.4   71.0

                                                  ---------------------------------------------------------------------------
                                                                                   ESTIMATES
                                                  ---------------------------------------------------------------------------
                                                  2012E  2013E  2014E  2015E  2016E  2017E  2018E  2019E  2020E  2021E  2022E
                                                  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
EBIT                                               86.9   89.8   92.9  109.7  113.8  118.1  119.7  121.5  139.7  141.8  143.2
Less: Taxes on EBIT @ 35.0%                       (30.4) (31.4) (32.5) (38.4) (39.8) (41.3) (41.9) (42.5) (48.9) (49.6) (50.1)
Plus: Depreciation & Amortization                  49.0   50.7   52.5   54.1   55.4   56.7   58.2   59.7   61.5   63.5   66.5
Less: Capital Expenditures                        (23.8) (22.5) (27.5) (17.3) (14.9) (16.1) (17.5) (17.8) (20.2) (23.8) (46.5)
Less: Acquisition Costs                             0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
Less: Increase in Working Capital                  (0.8)  (0.3)   0.8    3.4   (0.2)   1.4    0.9    0.6    4.7   (0.5)   4.1
Plus: Other Reconciling Items                       0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
                                                  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
UNLEVERED FREE CASH FLOW                           80.9   86.2   86.1  111.5  114.3  118.8  119.4  121.5  136.8  131.3  117.2

                                                  -----------------------------------------------
                                                                    ESTIMATES
                                                  -----------------------------------------------
                                                  2023E  2024E  2025E  2026E  2027E  2028E  2029E
                                                  -----  -----  -----  -----  -----  -----  -----
EBIT                                              144.8  147.6  170.6  174.4  178.2  182.0   84.4
Less: Taxes on EBIT @ 35.0%                       (50.7) (51.7) (59.7) (61.1) (62.4) (63.7) (29.5)
Plus: Depreciation & Amortization                  69.8   72.3   74.5   76.6   78.9   81.3   48.7
Less: Capital Expenditures                        (28.0) (24.4) (19.6) (20.4) (21.1) (21.7) (21.1)
Less: Acquisition Costs                             0.0    0.0    0.0    0.0    0.0    0.0    0.0
Less: Increase in Working Capital                  (2.9)  (0.3)   5.1   (1.0)   0.4    0.9    7.1
Plus: Other Reconciling Items                       0.0    0.0    0.0    0.0    0.0    0.0    0.0
                                                  -----  -----  -----  -----  -----  -----  -----
UNLEVERED FREE CASH FLOW                          133.1  143.6  170.9  168.6  174.1  178.9   89.6



                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

NORTH AMERICA DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
================================================================================

           TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA

-------------------------------------------------------------------             -----------------------------------
                                                                                FY 2005 EBITDA             $53.7
DISCOUNT                                                                        NET DEBT                   $ 0.0
RATE               6.0X               7.0X                8.0X                  -----------------------------------
                  ------             ------              ------
                   (21.9)            $(21.9)             $(21.9)                Present Value of Free Cash Flows
                   200.0              233.3               266.6                 Present Value of Terminal Value
                  ------             ------              ------
                  $178.1             $211.4              $244.7                 NET ENTERPRISE VALUE


10.0%


                     7.9%               8.2%                8.4%                Implied Perpetuity Growth Rate
                     1.1x               1.4x                1.6x                Multiple of 2000E Sales
                    13.9x              16.5x               19.1x                Multiple of 2000E EBITDA
                    31.9x              37.9x               43.9x                Multiple of 2000E EBIT
                  --------------------------------------------------

                   (21.8)            $(21.8)             ($21.8)                Present Value of Free Cash Flows
                   191.1              223.0               254.8                 Present Value of Terminal Value
                  ------             ------              ------
                  $169.4             $201.2              $233.1                 NET ENTERPRISE VALUE


11.0%


                     8.8%               9.1%                9.4%                Implied Perpetuity Growth Rate
                     1.1x               1.3x                1.5x                Multiple of 2000E Sales
                    13.2x              15.7x               18.2x                Multiple of 2000E EBITDA
                    30.4x              36.1x               41.8x                Multiple of 2000E EBIT
                  --------------------------------------------------

                   (21.6)            $(21.6)             ($21.6)                Present Value of Free Cash Flows
                   182.8              213.2               243.7                 Present Value of Terminal Value
                  ------             ------              ------
                  $161.2             $191.6              $222.1                 NET ENTERPRISE VALUE


12.0%


                     9.8%              10.1%               10.4%                Implied Perpetuity Growth Rate
                     1.0x               1.2x                1.4x                Multiple of 2000E Sales
                    12.6x              15.0x               17.3x                Multiple of 2000E EBITDA
                    28.9x              34.4x               39.8x                Multiple of 2000E EBIT
                  --------------------------------------------------

-----------------

Note: Valuation from 12/31/00 to 12/31/2005


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

AZURIX NORTH AMERICA INCOME STATEMENT ($MM)
================================================================================

                                            ----------------------------------------------------------------------------
                                            ACTUAL                                  ESTIMATES (1)
                                            ----------------------------------------------------------------------------
                                              1999       2000E       2001E       2002E      2003E      2004E      2005E
                                            -------     -------     -------     -------    -------    -------    -------
OPERATING REVENUE                           $  87.8     $ 156.2     $ 180.4     $ 231.6    $ 291.8    $ 357.5    $ 432.4
Growth %                                                               15.5%       28.4%      26.0%      22.5%      20.9%

Operating & maintenance expense                68.3       119.1       137.7       174.5      220.7      271.0      327.5
G&A expense                                     9.4        24.4        24.6        31.0       37.4       44.0       51.2

Equity in gain/(loss) of unconsolidated
affiliates                                      0.0         0.0         0.0         0.0        0.0        0.0        0.0
                                            -------     -------     -------     -------    -------    -------    -------

EBITDA                                         10.0        12.8        18.1        26.1       33.7       42.6       53.7
Margin %                                       11.4%        8.2%       10.0%       11.3%      11.5%      11.9%      12.4%

Goodwill & concession rights amortization       1.6         2.6         3.2         3.6        4.0        4.5        5.0
expense
Depreciation & other amortization expense       2.1         4.6         6.2         8.0       10.2       12.5       14.3
                                            -------     -------     -------     -------    -------    -------    -------
Total depreciation & amortization               3.7         7.2         9.3        11.6       14.2       17.0       19.3

Equity in gain/(loss) of consolidated
affiliates                                      0.0         0.0         0.0         0.0        0.0        0.0        0.0
                                            -------     -------     -------     -------    -------    -------    -------

EBIT                                            6.3         5.6         8.8        14.4       19.5       25.6       34.4
Margin %                                        7.2%        3.6%        4.9%        6.2%       6.7%       7.2%       8.0%

Interest income                                (0.2)       (0.9)        0.0         0.0        0.0        0.0        0.0
Interest expense                                1.4         3.5         0.7         0.7        0.7        0.7        0.7
Less: capitalized interest                      0.0         0.0         0.0         0.0        0.0        0.0        0.0
                                            -------     -------     -------     -------    -------    -------    -------
Net interest (income)/expense                   1.3         2.6         0.7         0.7        0.7        0.7        0.7

Minority interest                               0.1         0.0         0.0         0.0        0.0        0.1        0.1
Other income                                    0.0         0.0        (0.0)        0.0        0.0        0.0        0.0
                                            -------     -------     -------     -------    -------    -------    -------

Profit before tax                               5.0         3.0         8.0        13.7       18.7       24.8       33.6

Income tax expense, current                     0.9         3.3         3.2         5.5        7.6       10.0       13.6
Income tax expense, deferred                    1.7        (0.1)        0.0         0.0        0.0        0.0        0.0
                                            -------     -------     -------     -------    -------    -------    -------
Total income tax expense                        2.7         3.2         3.2         5.5        7.6       10.0       13.6
Tax rate %                                     54.1%      108.5%       40.5%       40.3%      40.5%      40.5%      40.5%
NET INCOME                                      2.3        (0.3)        4.8         8.2       11.1       14.7       20.0

----------------

(1)  Estimates based on management projections


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

AZURIX NORTH AMERICA BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                               -------------------------------------------------------------------------
                                               ACTUAL                                ESTIMATES
                                               -------------------------------------------------------------------------
                                                1999       2000E      2001E      2002E      2003E      2004E      2005E
                                               -------    -------    -------    -------    -------    -------    -------
ASSETS
Cash & Equivalents                                 3.9        7.9        0.0        0.0        0.0        0.0        4.1
Restricted Cash                                    0.0        0.0        0.0        0.0        0.0        0.0        0.0
Other Assets                                     165.4      198.7      221.1      240.3      256.7      272.8      288.7
                                               -------    -------    -------    -------    -------    -------    -------
TOTAL ASSETS                                     169.3      206.6      221.1      240.3      256.7      272.8      292.9

LIABILITIES & STOCKHOLDERS EQUITY
Intercompany Debt                                  0.0        0.0        0.0        0.0        0.0        0.0        0.0
Debt                                              14.0        8.0        8.0        8.0        8.0        8.0        8.0
Other Liabilities                                 32.9       71.5       71.5       71.5       71.5       71.5       71.5
                                               -------    -------    -------    -------    -------    -------    -------
TOTAL LIABILITIES                                 46.8       79.5       79.5       79.5       79.5       79.5       79.5

Minority Interest                                  0.0        0.0        0.0        0.1        0.1        0.2        0.2

Stockholders' Equity                             118.2      122.5      132.2      143.2      148.5      149.8      149.8
Retained Earnings                                  4.3        4.7        9.4       17.6       28.7       43.4       63.4
Cumulative Foreign Currency Translation Adj        0.0       (0.0)      (0.0)      (0.0)      (0.0)      (0.0)      (0.0)
                                               -------    -------    -------    -------    -------    -------    -------
TOTAL STOCKHOLDERS' EQUITY                       122.5      127.1      141.6      160.7      177.1      193.2      213.1

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         169.3      206.6      221.1      240.3      256.7      272.8      292.9


OPERATING ACTIVITIES
Net Income                                                               4.8        8.1       11.1       14.7       20.0
Reconciling Items                                                        9.4       11.7       14.3       17.0       19.3
                                                                     -------    -------    -------    -------    -------
TOTAL OPERATING CASH FLOW                                               14.1       19.8       25.4       31.8       39.3

INVESTING ACTIVITIES
Capital Expenditures                                                   (11.7)     (10.8)     (10.7)     (13.1)     (15.2)
Acquisition Costs                                                      (20.0)     (20.0)     (20.0)     (20.0)     (20.0)
Cash to Affiliate                                                        0.0        0.0        0.0        0.0        0.0
                                                                     -------    -------    -------    -------    -------
TOTAL INVESTING CASH FLOW                                              (31.7)     (30.8)     (30.7)     (33.1)     (35.2)

FINANCING ACTIVITIES
Change in Debt - Total Affiliates                                        0.0        0.0        0.0        0.0        0.0
Change in Debt - Public                                                  0.0        0.0        0.0        0.0        0.0
Dividends                                                                0.0        0.0        0.0        0.0        0.0
Contribution from Parent                                                 9.7       11.0        5.3        1.3        0.0
Equity Financing                                                         0.0        0.0        0.0        0.0        0.0
                                                                     -------    -------    -------    -------    -------
TOTAL FINANCING CASH FLOW                                                9.7       11.0        5.3        1.3        0.0

Change in Cash - Increase/(Decrease)                                    (7.9)       0.0        0.0        0.0        4.1



                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

BRAZIL DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
================================================================================
                     TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA

                                                                                ----------------------------------------
                                                                                FY 2005 EBITDA                    $52.6
DISCOUNT                                                                        NET DEBT                          $ 0.0
RATE                  4.0X                5.0X                6.0X              ----------------------------------------
---------------------------------------------------------------------
                  $  (77.0)           $  (77.0)           $  (77.0)             Present Value of Free Cash Flows
                     104.7               130.9               157.0              Present Value of Terminal Value
                  --------            --------            --------
                  $   27.7            $   53.9            $   80.0              NET ENTERPRISE VALUE


15.0%


                      16.2%               16.0%               15.8%             Implied Perpetuity Growth Rate
                       1.9x                3.8x                5.6x             Multiple of 2000E Sales
                       7.8x               15.2x               22.6x             Multiple of 2000E EBITDA
                      90.8x              176.6x              262.4x             Multiple of 2000E EBIT
                  ---------------------------------------------------

                  $  (75.4)           $  (75.4)           $  (75.4)             Present Value of Free Cash Flows
                     100.3               125.3               150.4              Present Value of Terminal Value
                  --------            --------            --------
                  $   24.9            $   49.9            $   75.0              NET ENTERPRISE VALUE


16.0%


                      17.2%               17.0%               16.8%             Implied Perpetuity Growth Rate
                       1.7x                3.5x                5.2x             Multiple of 2000E Sales
                       7.0x               14.1x               21.2x             Multiple of 2000E EBITDA
                      81.6x              163.7x              245.9x             Multiple of 2000E EBIT
                  ---------------------------------------------------

                  $  (73.8)           $  (73.8)           $  (73.8)             Present Value of Free Cash Flows
                      96.0               120.0               144.1              Present Value of Terminal Value
                  --------            --------            --------
                  $   22.2            $   46.2            $   70.2              NET ENTERPRISE VALUE


17.0%


                      18.2%               18.0%               17.8%             Implied Perpetuity Growth Rate
                       1.6x                3.2x                4.9x             Multiple of 2000E Sales
                       6.3x               13.0x               19.8x             Multiple of 2000E EBITDA
                      72.9x              151.6x              230.3x             Multiple of 2000E EBIT
                  ---------------------------------------------------


Note: Valuation from 12/31/00 to 12/31/2005

Note: Valuation includes impact of potential earnout of approximately $53 MM in
      2003


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

AZURIX BRAZIL INCOME STATEMENT ($MM)
================================================================================

                                                    ---------------------------------------------------------------------------
                                                    ACTUAL                              ESTIMATES (1)
                                                    ---------------------------------------------------------------------------
                                                     1999        2000E       2001E      2002E      2003E      2004E      2005E
                                                    -------     -------     -------    -------    -------    -------    -------
        OPERATING REVENUE                           $   3.2     $  14.3     $  22.9    $  37.9    $  49.3    $  64.8    $  80.7
        Growth %                                                               60.1%      65.3%      30.2%      31.4%      24.4%

        Operating & maintenance expense                 1.6         6.4         9.8       10.6       13.3       17.2       21.5
        G&A expense                                     0.5         4.4         4.8        5.3        5.6        6.1        6.5

        Equity in gain/(loss) of unconsolidated
        affiliates                                      0.0         0.0         0.0        0.0        0.0        0.0        0.0
                                                    -------     -------     -------    -------    -------    -------    -------

        EBITDA                                          1.1         3.5         8.3       22.0       30.4       41.5       52.6
        Margin %                                       33.9%       24.8%       36.2%      58.1%      61.6%      64.1%      65.3%

        Goodwill & concession rights amortization
        expense                                         0.3         1.4         1.2        1.2        1.1        1.1        1.0
        Depreciation & other amortization expense       0.2         1.8         3.6        6.6        8.8       11.6       14.2
                                                    -------     -------     -------    -------    -------    -------    -------
        Total depreciation & amortization               0.5         3.2         4.8        7.8        9.9       12.7       15.3

        Equity in gain/(loss) of consolidated
        affiliates                                      0.0         0.0         0.0        0.0        0.0        0.0        0.0
                                                    -------     -------     -------    -------    -------    -------    -------

        EBIT                                            0.6         0.3         3.5       14.2       20.4       28.8       37.4
        Margin %                                       19.1%        2.1%       15.3%      37.5%      41.4%      44.5%      46.3%

        Interest income                                 0.0        (0.2)        0.0        0.0        0.0        0.0        0.0
        Interest expense                                0.9         1.3         0.0        0.0        0.0        0.0        0.0
        Less: capitalized interest                      0.0         0.0         0.0        0.0        0.0        0.0        0.0
                                                    -------     -------     -------    -------    -------    -------    -------
        Net interest (income)/expense                   0.9         1.1         0.0        0.0        0.0        0.0        0.0

        Minority interest                               0.0         0.0         0.0        0.0        0.0        0.0        0.0
        Other income                                    0.0         0.0         0.2        0.3        0.4        0.5        0.6
                                                    -------     -------     -------    -------    -------    -------    -------

        Profit before tax                              (0.4)       (0.9)        3.3       14.5       20.0       28.3       36.7

        Income tax expense, current                     0.0         0.5         1.2        4.9        7.0        9.9       12.8
        Income tax expense, deferred                    0.2        (0.7)        0.0        0.0        0.0        0.0        0.0
                                                    -------     -------     -------    -------    -------    -------    -------
        Total income tax expense                        0.2        (0.2)        1.2        4.9        7.0        9.9       12.8
        Tax rate %                                    (63.3)%      21.7%       35.0%      33.6%      35.0%      35.0%      35.0%
        NET INCOME                                     (0.6)       (0.7)        2.2        9.6       13.0       18.4       23.9

(1)  Estimates based on management projections



                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                            Discounted Cash Flow

AZURIX BRAZIL BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                               ------------------------------------------------------------------------
                                               ACTUAL                                ESTIMATES
                                               ------------------------------------------------------------------------
                                                1999       2000E      2001E      2002E      2003E      2004E     2005E
                                               -------    -------    -------    -------    -------    -------   -------
ASSETS
Cash & Equivalents                                 0.9        2.4        0.0        0.0        0.0        0.0       0.0
Restricted Cash                                    0.0        0.0        0.0        0.0        0.0        0.0       0.0
Other Assets                                      64.3       74.9       98.4      122.9      147.2      172.3     198.8
                                               -------    -------    -------    -------    -------    -------   -------
TOTAL ASSETS                                      65.2       77.3       98.4      122.9      147.2      172.3     198.8

LIABILITIES & STOCKHOLDERS EQUITY
Intercompany Debt                                  0.0        0.0        0.0        0.0        0.0        0.0       0.0
Debt                                              48.0        0.0        0.0        0.0        0.0        0.0       0.0
Other Liabilities                                  3.1       11.9       11.9       11.9       11.9       11.9      11.9
                                               -------    -------    -------    -------    -------    -------   -------
TOTAL LIABILITIES                                 51.1       11.9       11.9       11.9       11.9       11.9      11.9

Minority Interest                                  0.0        0.0        0.0        0.0        0.0        0.0       0.0

Stockholders' Equity                              11.6       64.5       83.4       98.9      110.2      116.9     119.5
Retained Earnings                                  2.5       (1.6)       0.5        9.6       22.6       41.0      64.9
Cumulative Foreign Currency Translation Adj        0.0        2.5        2.5        2.5        2.5        2.5       2.5
                                               -------    -------    -------    -------    -------    -------   -------
TOTAL STOCKHOLDERS' EQUITY                        14.1       65.4       86.4      111.0      135.3      160.4     186.8

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          65.2       77.3       98.4      122.9      147.2      172.3     198.8

-----------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net Income                                                               2.2        9.0       13.0       18.4      23.9
Reconciling Items                                                        4.8        7.8        9.9       12.7      15.3
                                                                     -------    -------    -------    -------   -------
TOTAL OPERATING CASH FLOW                                                7.0       16.9       23.0       31.1      39.1

INVESTING ACTIVITIES
Capital Expenditures                                                   (28.2)     (32.4)     (34.3)     (37.8)    (41.8)
Acquisition Costs                                                        0.0        0.0        0.0        0.0       0.0
Cash to Affiliate                                                        0.0        0.0        0.0        0.0       0.0
                                                                     -------    -------    -------    -------   -------
TOTAL INVESTING CASH FLOW                                              (28.2)     (32.4)     (34.3)     (37.8)    (41.8)

FINANCING ACTIVITIES
Change in Debt - Total Affiliates                                        0.0        0.0        0.0        0.0       0.0
Change in Debt - Public                                                  0.0        0.0        0.0        0.0       0.0
Dividends                                                                0.0        0.0        0.0        0.0       0.0
Contribution from Parent                                                18.9       15.5       11.3        6.7       2.6
Equity Financing                                                         0.0        0.0        0.0        0.0       0.0
                                                                     -------    -------    -------    -------   -------
TOTAL FINANCING CASH FLOW                                               18.9       15.5       11.3        6.7       2.6

Change in Cash - Increase/(Decrease)                                    (2.4)       0.0        0.0        0.0       0.0


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 74 -

                                                   Discounted Cash Flow Analysis

AZURIX BRAZIL UNLEVERED FREE CASH FLOW ($MM)
================================================================================

                                                                                    -------------------------------------------
                                                                                                   ESTIMATES
                                                                                    -------------------------------------------
                                                                                    2001E     2002E    2003E    2004E    2005E
                                                                                    ------    ------   ------   ------   ------
        EBIT                                                                           3.5      14.2     20.4     28.8     37.4
        Less: Taxes on EBIT @ 35.0%                                                   (1.2)     (5.0)    (7.2)   (10.1)   (13.1)
        Plus: Depreciation & Amortization                                              4.8       7.8      9.9     12.7     15.3
        Less: Capital Expenditures                                                   (28.2)    (32.4)   (34.3)   (37.8)   (41.8)
        Less: Acquisition Costs                                                        0.0       0.0      0.0      0.0      0.0
        Less: Increase in Working Capital                                              0.0       0.0      0.0      0.0      0.0
        Less: Potential Earnout (see below)                                            0.0       0.0    (53.3)     0.0      0.0
        Plus: Other Reconciling Items                                                  0.0       0.0      0.0      0.0      0.0
                                                                                    ------    ------   ------   ------   ------
        UNLEVERED FREE CASH FLOW                                                     (21.1)    (15.3)   (64.3)    (6.3)    (2.2)



        CALCULATION OF EARNOUT IN 2003
        EBITDA                                                                                           30.4
        Enterprise Valuation at 12/31/03 (5.5x EBITDA)                                                  167.1

        Earnout Payment:
        If (Actual EBITDA < Targeted EBITDA of $48.6 MM)
        Total Azurix Investment ($57.7 MM Purchase Price Compounded at 18.5%)                           113.8
                                                                                                       ------
        EARNOUT PAYMENT (ENTERPRISE VALUE LESS INVESTMENT) (1)                                           53.3

        If (Actual EBITDA > Targeted EBITDA of $48.6 MM)
        50% * ENTERPRISE VALUE AT 12/31/03                                                                0.0

        Additional Incentive Payment:
        2003 Target EBITDA                                                                               48.6
        2003 Actual EBITDA                                                                               30.4
                                                                                                       ------
        Incremental 2003 EBITDA over 2003 Target EBITDA                                                 (18.2)
        Distribution                                                                                     50.0%
        Azurix EBITDA Multiple                                                                            6.5
                                                                                                       ------
        BONUS PAYMENT                                                                                     0.0

        TOTAL EARNOUT                                                                                    53.3

-----------

(1)  Capped at $50.0 million compounded at 18.5%


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 75 -

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) DISCOUNTED CASH FLOW ANALYSIS ($MM)
================================================================================

                   TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA (1)

----------------------------------------------------------------           -----------------------------------
                                                                           FY 2005 EBITDA                 NM
 DISCOUNT                                                                  NET DEBT                     $0.0
  RATE              0.0X             0.0X             0.0X                 -----------------------------------
                   -------          -------          -------
                                                                           PRESENT VALUE OF FREE CASH FLOWS
                   $  27.5          $  27.5          $  27.5               IASA (100% Interest)
                      14.6             14.6             14.6               Leon (60% Interest)
                      11.7             11.7             11.7               Torreon (90% Interest)
                       0.0              0.0              0.0               Terminal Value (1)
                   -------          -------          -------
  12.0%            $  53.7          $  53.7          $  53.7               NET ENTERPRISE VALUE


                        NM               NM               NM               Implied Perpetuity Growth Rate
                      2.7x             2.7x             2.7x               Multiple of 2000E Sales
                      7.9x             7.9x             7.9x               Multiple of 2000E EBITDA
                     10.4x            10.4x            10.4x               Multiple of 2000E EBIT
                   ----------------------------------------------

                                                                           PRESENT VALUE OF FREE CASH FLOWS
                   $  25.8          $  25.8          $  25.8               IASA (100% Interest)
                      14.0             14.0             14.0               Leon (60% Interest)
                      10.9             10.9             10.9               Torreon (90% Interest)
                       0.0              0.0              0.0               Terminal Value (1)
                   -------          -------          -------
  13.0%            $  50.7          $  50.7          $  50.7               NET ENTERPRISE VALUE


                        NM               NM               NM               Implied Perpetuity Growth Rate
                      0.7x             0.7x             0.7x               Multiple of 2000E Sales
                      2.1x             2.1x             2.1x               Multiple of 2000E EBITDA
                      2.7x             2.7x             2.7x               Multiple of 2000E EBIT
                   ----------------------------------------------
                                                                           PRESENT VALUE OF FREE CASH FLOWS
                   $  24.2          $  24.2          $  24.2               IASA (100% Interest)
                      13.5             13.5             13.5               Leon (60% Interest)
                      10.2             10.2             10.2               Torreon (90% Interest)
                       0.0              0.0              0.0               Terminal Value (1)
                   -------          -------          -------
  14.0%            $  47.9          $  47.9          $  47.9               NET ENTERPRISE VALUE


                        NM               NM               NM               Implied Perpetuity Growth Rate
                      0.7x             0.7x             0.7x               Multiple of 2000E Sales
                      2.0x             2.0x             2.0x               Multiple of 2000E EBITDA
                      2.6x             2.6x             2.6x               Multiple of 2000E EBIT
                   ----------------------------------------------

-----------------

Note:  Valuation period based on remaining life of each concession/project

(1) Individual projects/concessions terminate after specified time period. Therefore, 100% of IASA's value is in the cash flows of each project


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 76 -

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) INCOME STATEMENT ($MM)
================================================================================

                                                    ----------------------------------------------------------------------------
                                                    ACTUAL                             ESTIMATES (1)
                                                    ----------------------------------------------------------------------------
                                                     1999        2000E       2001E      2002E       2003E      2004E      2005E
                                                    -------     -------     -------    -------     -------    -------    -------
        OPERATING REVENUE                           $   6.7     $  19.9     $  29.3    $  34.1     $  39.6    $  43.4    $  45.7
        Growth %                                                               47.6%      16.3%       16.1%       9.6%       5.2%

        Operating & maintenance expense                 4.0        10.6        13.8       15.8        17.3       18.7       18.9
        G&A expense                                     0.6         2.5         3.0        2.8         3.4        3.7        3.8

        Equity in gain/(loss) of unconsolidated
        affiliates                                      0.0         0.0         0.0        0.0         0.0        0.0        0.0
                                                    -------     -------     -------    -------     -------    -------    -------

        EBITDA                                          2.1         6.8        12.6       15.6        19.0       21.1       23.0
        Margin %                                       31.7%       34.1%       43.0%      45.7%       47.8%      48.5%      50.4%

        Goodwill & concession rights amortization
        expense                                         0.1         0.3         0.3        0.2         0.2        0.2        0.2
        Depreciation & other amortization expense       0.3         1.3         3.8        4.5         4.9        4.8        4.3
                                                    -------     -------     -------    -------     -------    -------    -------
        Total depreciation & amortization               0.3         1.6         4.1        4.7         5.1        5.0        4.5

        Equity in gain/(loss) of consolidated
        affiliates                                      0.0         0.0         0.0        0.0         0.0        0.0        0.0
                                                    -------     -------     -------    -------     -------    -------    -------

        EBIT                                            1.8         5.2         8.5       10.9        13.8       16.1       18.5
        Margin %                                       26.7%       26.0%       29.1%      31.8%       35.0%      37.0%      40.4%

        Interest income                                (0.0)       (1.8)        0.0        0.0         0.0        0.0        0.0
        Interest expense                                0.4         3.7         2.1        2.1         2.1        2.1        2.1
        Less: capitalized interest                      0.0         0.0         0.0       (0.1)        0.0        0.0        0.0
                                                    -------     -------     -------    -------     -------    -------    -------
        Net interest (income)/expense                   0.3         1.9         2.1        2.0         2.1        2.1        2.1

        Minority interest                               0.0         0.0         0.0        0.1         0.1        0.1        0.1
        Other income                                    0.0         0.0         0.0        0.0         0.0        0.0        0.0
                                                    -------     -------     -------    -------     -------    -------    -------

        Profit before tax                               1.5         3.3         6.5        9.0        11.7       13.9       16.3

        Income tax expense, current                     0.0         0.5         2.3        3.1         4.1        4.9        5.7
        Income tax expense, deferred                    0.6         1.0         0.0        0.0         0.0        0.0        0.0
                                                    -------     -------     -------    -------     -------    -------    -------
        Total income tax expense                        0.6         1.6         2.3        3.1         4.1        4.9        5.7
        Tax rate %                                     40.9%       46.8%       35.0%      34.4%       35.0%      35.0%      35.0%
        NET INCOME                                      0.9         1.8         4.2        5.9         7.6        9.0       10.6

--------------

(1)  Estimates based on management projections


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 77 -

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                               ------------------------------------------------------------------------
                                               ACTUAL                              ESTIMATES
                                               ------------------------------------------------------------------------
                                                1999       2000E      2001E      2002E      2003E      2004E     2005E
                                               -------    -------    -------    -------    -------    -------   -------
ASSETS
 Cash & Equivalents                                2.7        5.0       11.3       18.3       23.0       31.4      41.2
 Restricted Cash                                   0.0        0.0        0.0        0.0        0.0        0.0       0.0
 Other Assets                                     30.0       44.9       44.1       44.3       48.7       50.7      53.0
                                               -------    -------    -------    -------    -------    -------   -------
  TOTAL ASSETS                                    32.8       49.9       55.5       62.6       71.6       82.1      94.2

LIABILITIES & STOCKHOLDERS EQUITY
 Intercompany Debt                                 0.0        0.0        0.0        0.0        0.0        0.0       0.0
 Debt                                              0.0        9.0        9.0        9.0        9.0        9.0       9.0
 Other Liabilities                                30.5       30.2       30.2       30.2       30.2       30.2      30.2
                                               -------    -------    -------    -------    -------    -------   -------
  TOTAL LIABILITIES                               30.5       39.2       39.2       39.2       39.2       39.2      39.2

 Minority Interest                                 0.0        4.6        4.6        4.7        4.7        4.8       4.9

 Stockholders' Equity                              1.4        1.9        3.3        4.6        6.0        7.4       8.7
 Retained Earnings                                 0.9        3.5        7.7       13.5       21.1       30.1      40.7
 Cumulative Foreign Currency Translation Adj      (0.0)       0.6        0.6        0.6        0.6        0.6       0.6
                                               -------    -------    -------    -------    -------    -------   -------
  TOTAL STOCKHOLDERS' EQUITY                       2.2        6.1       11.7       18.8       27.7       38.1      50.0

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        32.8       49.9       55.5       62.6       71.6       82.1      94.2

-----------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
 Net Income                                                              4.2        5.7        7.6        9.0      10.6
 Reconciling Items                                                       4.1        4.6        5.0        4.9       4.4
                                                                     -------    -------    -------    -------   -------
  TOTAL OPERATING CASH FLOW                                              8.3       10.3       12.6       13.9      15.0

INVESTING ACTIVITIES
 Capital Expenditures                                                   (3.3)      (4.7)      (9.2)      (6.9)     (6.5)
 Acquisition Costs                                                       0.0        0.0        0.0        0.0       0.0
 Cash to Affiliate                                                       0.0        0.0        0.0        0.0       0.0
                                                                     -------    -------    -------    -------   -------
  TOTAL INVESTING CASH FLOW                                             (3.3)      (4.7)      (9.2)      (6.9)     (6.5)

FINANCING ACTIVITIES
 Change in Debt - Total Affiliates                                       0.0        0.0        0.0        0.0       0.0
 Change in Debt - Public                                                 0.0        0.0        0.0        0.0       0.0
 Dividends                                                               0.0        0.0        0.0        0.0       0.0
 Contribution from Parent                                                1.4        1.4        1.4        1.4       1.4
 Equity Financing                                                        0.0        0.0        0.0        0.0       0.0
                                                                     -------    -------    -------    -------   -------
  TOTAL FINANCING CASH FLOW                                              1.4        1.4        1.4        1.4       1.4

  Change in Cash - Increase/(Decrease)                                   6.3        7.0        4.7        8.4       9.8


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 78 -

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) UNLEVERED FREE CASH FLOW CALCULATION ($MM)
================================================================================

                                                      -----------------------------
                                                                ESTIMATES
                                                      -----------------------------
                                                       2001E      2002E      2003E
                                                      -------    -------    -------
IASA - REMAINDER OF CONCESSION
       EBIT                                               5.2       10.9        8.9
       Less: Taxes on EBIT @ 35.0%                       (1.8)      (3.8)      (3.1)
       Plus: Depreciation & Amortization                  1.3        4.7        2.3
       Less: Capital Expenditures                        (3.3)      (4.7)      (9.1)
       Less: Increase in Working Capital                  0.0        0.0        0.0
       Plus: Other Reconciling Items                      0.0        0.0        0.0
       UNLEVERED FREE CASH FLOW                           1.3        7.1       (1.1)

                                              -----------------------------------------------------------------------------

                                              -----------------------------------------------------------------------------
                                              2004E   2005E   2006E   2007E   2008E   2009E   2010E   2011E   2012E   2013E
                                              -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
IASA - 10 YEAR EXTENSION
       EBIT (5% ANNUAL GROWTH AFTER 2005)      10.8    12.8    13.5    14.1    14.9    15.6    16.4    17.2    18.1    19.0
       Less: Taxes on EBIT @ 35.0%             (3.8)   (4.5)   (4.7)   (5.0)   (5.2)   (5.5)   (5.7)   (6.0)   (6.3)   (6.6)
       Plus: Depreciation & Amortization        2.2     1.7     1.7     1.7     1.7     1.7     1.7     1.7     1.7     1.7
       Less: Capital Expenditures              (6.7)   (6.3)   (4.0)   (3.0)   (2.0)   (1.7)   (1.7)   (1.7)   (1.7)   (1.7)
       Less: Increase in Working Capital        0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
       Plus: Other Reconciling Items            0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
       UNLEVERED FREE CASH FLOW                 2.5     3.7     6.5     7.9     9.4    10.1    10.6    11.2    11.7    12.3
       x Probability of Receiving Extension    70.0%   70.0%   70.0%   70.0%   70.0%   70.0%   70.0%   70.0%   70.0%   70.0%
       ADJUSTED UNLEVERED FREE CASH FLOW        1.7     2.6     4.5     5.5     6.6     7.1     7.4     7.8     8.2     8.6


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                                     - 79 -

                                                   Discounted Cash Flow Analysis

IASA (MEXICO) UNLEVERED FREE CASH FLOW CALCULATION ($MM)
================================================================================

                                                   --------------------------------------------------------------------
                                                                                  ESTIMATES
                                                   --------------------------------------------------------------------
                                                   2001E  2002E  2003E  2004E  2005E  2006E  2007E  2008E  2009E  2010E
                                                   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
LEON - 10 YEAR CONCESSION ENDING 2010                                                                          (half year)
 EBIT                                                3.2    3.4    3.6    3.8    4.0    4.2    4.4    4.6    4.7    2.4
 Less: Taxes on EBIT @ 35.0%                        (1.1)  (1.2)  (1.2)  (1.3)  (1.4)  (1.5)  (1.5)  (1.6)  (1.7)  (0.8)
 Plus: Depreciation & Amortization                   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    1.0
 Less: Capital Expenditures                         (0.0)  (0.0)  (0.1)  (0.1)  (0.1)  (0.1)  (0.1)  (0.1)  (0.2)  (0.1)
 Less: Increase in Working Capital                   0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
 Plus: Other Reconciling Items                       0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
 UNLEVERED FREE CASH FLOW                            4.0    4.2    4.3    4.4    4.6    4.6    4.7    4.8    4.9    2.5

                                                   --------------------------------------------------------------------
                                                                                  ESTIMATES
                                                   --------------------------------------------------------------------
                                                   2001E  2002E  2003E  2004E  2005E  2006E  2007E  2008E  2009E  2010E
                                                   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
TORREON - 20 YEAR CONCESSION ENDING 2020
 EBIT                                                0.2    1.3    1.4    1.5    1.6    1.7    1.8    1.9    2.0    2.1
 Less: Taxes on EBIT @ 35.0%                        (0.1)  (0.5)  (0.5)  (0.5)  (0.6)  (0.6)  (0.6)  (0.7)  (0.7)  (0.7)
 Plus: Depreciation & Amortization                   0.8    0.8    0.8    0.8    0.8    0.8    0.8    0.8    0.8    0.8
 Less: Capital Expenditures                         (0.0)  (0.1)  (0.1)  (0.1)  (0.1)  (0.2)  (0.2)  (0.2)  (0.2)  (0.2)
 Less: Increase in Working Capital                   0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
 Plus: Other Reconciling Items                       0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
 UNLEVERED FREE CASH FLOW                            0.9    1.5    1.7    1.7    1.7    1.7    1.8    1.8    1.9    1.9

                                                   --------------------------------------------------------------------
                                                                                  ESTIMATES
                                                   --------------------------------------------------------------------
                                                   2011E  2012E  2013E  2014E  2015E  2016E  2017E  2018E  2019E  2020E
                                                   -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
 EBIT (5% ANNUAL INCREASE 2011-2020)                 2.2    2.3    2.4    2.5    2.6    2.8    2.9    3.0    3.2    3.3
 Less: Taxes on EBIT @ 35.0%                        (0.8)  (0.8)  (0.8)  (0.9)  (0.9)  (1.0)  (1.0)  (1.1)  (1.1)  (1.2)
 Plus: Depreciation & Amortization                   0.8    0.8    0.8    0.8    0.8    0.8    0.8    0.8    0.8    0.8
 Less: Capital Expenditures                         (0.2)  (0.2)  (0.2)  (0.3)  (0.3)  (0.3)  (0.3)  (0.3)  (0.3)  (0.3)
 Less: Increase in Working Capital                   0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
 Plus: Other Reconciling Items                       0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0    0.0
 UNLEVERED FREE CASH FLOW                            2.0    2.0    2.1    2.2    2.2    2.3    2.4    2.5    2.5    2.6




                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 80 -

                                                   Discounted Cash Flow Analysis

LURGI DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
================================================================================

                     TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA

                                                                                -----------------------------------
                                                                                FY 2005 EBITDA            $3.1
DISCOUNT                                                                        NET DEBT                  $0.0
RATE                  4.0X                    5.0X                    6.0X      -----------------------------------
                     -------                 -------                 -------
                     $  (1.1)                $  (1.1)                $  (1.1)   Present Value of Free Cash Flows
                         7.0                     8.7                    10.5    Present Value of Terminal Value
                     -------                 -------                 -------
                     $   5.9                 $   7.6                 $   9.4    NET ENTERPRISE VALUE


12.0%


                        3.0%                    4.7%                    5.8%    Implied Perpetuity Growth Rate
                        0.2x                    0.3x                    0.3x    Multiple of 2000E Sales
                       -1.3x                   -1.7x                   -2.1x    Multiple of 2000E EBITDA
                       -1.3x                   -1.7x                   -2.1x    Multiple of 2000E EBIT
                     ---------------------------------------------------------

                     $  (1.1)                $  (1.1)                $  (1.1)   Present Value of Free Cash Flows
                         6.7                     8.3                    10.0    Present Value of Terminal Value
                     -------                 -------                 -------
                     $   5.6                 $   7.2                 $   8.9    NET ENTERPRISE VALUE


13.0%


                        3.9%                    5.6%                    6.8%    Implied Perpetuity Growth Rate
                        0.2x                    0.2x                    0.3x    Multiple of 2000E Sales
                       -1.3x                   -1.7x                   -2.0x    Multiple of 2000E EBITDA
                       -1.2x                   -1.6x                   -1.9x    Multiple of 2000E EBIT
                     ---------------------------------------------------------

                     $  (1.1)                $  (1.1)                $  (1.1)   Present Value of Free Cash Flows
                         6.4                     8.0                     9.6    Present Value of Terminal Value
                     -------                 -------                 -------
                     $   5.3                 $   6.8                 $   8.4    NET ENTERPRISE VALUE


14.0%


                        4.9%                    6.6%                    7.7%    Implied Perpetuity Growth Rate
                        0.2x                    0.2x                    0.3x    Multiple of 2000E Sales
                       -1.2x                   -1.6x                   -1.9x    Multiple of 2000E EBITDA
                       -1.2x                   -1.5x                   -1.9x    Multiple of 2000E EBIT
                     ---------------------------------------------------------

--------------------

Note: Valuation from 12/31/00 to 12/31/2005


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                                     - 81 -

                                                   Discounted Cash Flow Analysis

LURGI INCOME STATEMENT ($MM)
================================================================================

                                                   -------------------------------------------------------------------------------
                                                   ACTUAL                              ESTIMATES(1)
                                                   -------------------------------------------------------------------------------
                                                    1999       2000E       2001E       2002E       2003E       2004E       2005E
                                                   -------     -------     -------     -------     -------     -------     -------
        OPERATING REVENUE                          $  13.2     $  30.5     $  56.9     $  61.0     $  74.0     $  83.9     $  91.2
         Growth %                                                            86.9%        7.1%       22.0%       15.7%       12.8%

        Operating & maintenance expense               10.6        25.6        52.3        55.2        66.6        74.6        80.8
        G&A expense                                    1.7         9.3         5.4         5.8         6.3         6.8         7.4

        Equity in gain/(loss) of unconsolidated
        affiliates                                     0.0         0.0         0.0         0.0         0.0         0.0         0.0
                                                   -------     -------     -------     -------     -------     -------     -------

        EBITDA                                         0.9        (4.4)       (0.8)        0.0         1.1         2.5         3.1
         Margin %                                     6.6%      (14.3%)      (1.4%)       0.0%        1.5%        3.0%        3.4%

        Goodwill & concession rights amortization
        expense                                        0.1         0.0         0.0         0.0         0.0         0.0         0.0
        Depreciation & other amortization expense      0.1         0.2         0.2         0.2         0.2         0.2         0.2
                                                   -------     -------     -------     -------     -------     -------     -------
         Total depreciation & amortization             0.2         0.2         0.2         0.2         0.2         0.2         0.2
                                                   -------     -------     -------     -------     -------     -------     -------

        Equity in gain/(loss) of consolidated
        affiliates                                     0.0         0.0         0.0         0.0         0.0         0.0         0.0
                                                   -------     -------     -------     -------     -------     -------     -------

        EBIT                                           0.7        (4.6)       (1.0)       (0.2)        0.9         2.3         2.9
         Margin %                                     5.0%      (15.0%)      (1.8%)      (0.3%)       1.3%        2.7%        3.1%

        Interest income                               (0.5)       (0.3)       (0.4)       (0.4)       (0.4)       (0.5)       (0.5)
        Interest expense                               0.0         0.6         0.0         0.0         0.0         0.0         0.0
        Less: capitalized interest                     0.0         0.0         0.0         0.0         0.0         0.0         0.0
                                                   -------     -------     -------     -------     -------     -------     -------
         Net interest (income)/expense                (0.4)        0.3        (0.4)       (0.4)       (0.4)       (0.5)       (0.5)

        Minority interest                             (0.1)        0.0         0.0         0.0         0.0         0.0         0.0
        Other income                                   0.0         0.0         0.0         0.0         0.0         0.0         0.0
                                                   -------     -------     -------     -------     -------     -------     -------

        Profit before tax                              1.2        (4.8)       (0.6)        0.2         1.3         2.8         3.3

        Income tax expense, current                    0.5        (1.7)       (0.2)        0.1         0.5         1.0         1.2
        Income tax expense, deferred                   0.5         0.0         0.0         0.0         0.0         0.0         0.0
                                                   -------     -------     -------     -------     -------     -------     -------
         Total income tax expense                      1.0        (1.7)       (0.2)        0.1         0.5         1.0         1.2
        Tax rate %                                   82.9%       35.0%       35.0%       35.0%       35.0%       35.0%       35.0%
        NET INCOME                                     0.2        (3.1)       (0.4)        0.1         0.8         1.8         2.2

----------------

(1)  Estimates based on management projections



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                                     - 82 -

                                                   Discounted Cash Flow Analysis

LURGI BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                               ACTUAL                           ESTIMATES
                                               ------------------------------------------------------------------
                                                1999     2000E     2001E     2002E     2003E     2004E     2005E
                                               ------    ------    ------    ------    ------    ------    ------
ASSETS
 Cash & Equivalents                             12.4       7.7       6.5       5.8       5.9       6.9       8.3
 Restricted Cash                                 0.0       0.0       0.0       0.0       0.0       0.0       0.0
 Other Assets                                   66.0      85.3      86.1      86.9      87.7      88.5      89.3
                                              ------    ------    ------    ------    ------    ------    ------
  TOTAL ASSETS                                  78.3      93.1      92.6      92.7      93.6      95.4      97.5

LIABILITIES & STOCKHOLDERS EQUITY
 Intercompany Debt                               0.0       0.0       0.0       0.0       0.0       0.0       0.0
 Debt                                            0.0       0.0       0.0       0.0       0.0       0.0       0.0
 Other Liabilities                              50.5      65.8      65.8      65.8      65.8      65.8      65.8
                                              ------    ------    ------    ------    ------    ------    ------
  TOTAL LIABILITIES                             50.5      65.8      65.8      65.8      65.8      65.8      65.8

 Minority Interest                              (0.2)     (0.4)     (0.4)     (0.4)     (0.4)     (0.4)     (0.4)

 Stockholders' Equity                           27.9      27.9      27.9      27.9      27.9      27.9      27.9
 Retained Earnings                               0.1      (1.7)     (2.1)     (2.0)     (1.2)      0.6       2.8
 Cumulative Foreign Currency Translation Adj     0.0       1.4       1.4       1.4       1.4       1.4       1.4
                                              ------    ------    ------    ------    ------    ------    ------
  TOTAL STOCKHOLDERS' EQUITY                    28.0      27.6      27.2      27.3      28.1      29.9      32.1

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      78.3      93.1      92.6      92.7      93.6      95.4      97.5

-----------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
 Net Income                                                          (0.4)      0.1       0.8       1.8       2.2
 Reconciling Items                                                    0.2       0.2       0.2       0.2       0.2
                                                                   ------    ------    ------    ------    ------
  TOTAL OPERATING CASH FLOW                                          (0.2)      0.3       1.0       2.0       2.4

INVESTING ACTIVITIES
 Capital Expenditures                                                (1.0)     (1.0)     (1.0)     (1.0)     (1.0)
 Acquisition Costs                                                    0.0       0.0       0.0       0.0       0.0
 Cash to Affiliate                                                    0.0       0.0       0.0       0.0       0.0
                                                                   ------    ------    ------    ------    ------
  TOTAL INVESTING CASH FLOW                                          (1.0)     (1.0)     (1.0)     (1.0)     (1.0)

FINANCING ACTIVITIES
 Change in Debt - Total Affiliates                                    0.0       0.0       0.0       0.0       0.0
 Change in Debt - Public                                              0.0       0.0       0.0       0.0       0.0
 Dividends                                                            0.0       0.0       0.0       0.0       0.0
 Contribution from Parent                                             0.0       0.0       0.0       0.0       0.0
 Equity Financing                                                     0.0       0.0       0.0       0.0       0.0
                                                                   ------    ------    ------    ------    ------
  TOTAL FINANCING CASH FLOW                                           0.0       0.0       0.0       0.0       0.0

  Change in Cash - Increase/(Decrease)                               (1.2)     (0.7)      0.0       1.0       1.4


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                                     - 83 -

                                                   Discounted Cash Flow Analysis

CANCUN CONCESSION DISCOUNTED CASH FLOW ANALYSIS ($MM)
================================================================================

                    TERMINAL VALUE MULTIPLE: 2023 EBITDA (1)

                                                                                 -------------------------------------------
 DISCOUNT                                                                        FY 2023 EBITDA                       NM
 RATE               0.0X                  0.0X                  0.0X             NET DEBT                          $20.0
----------------------------------------------------------------------           -------------------------------------------
                 $  49.2               $  49.2               $  49.2             Present Value of Free Cash Flows
                    23.4                  23.4                  23.4             Present Value of Terminal: Book Value (1)
                 -------               -------               -------
                 $  72.5               $  72.5               $  72.5             NET ENTERPRISE VALUE OF CONCESSION
                    20.0                  20.0                  20.0             Less: Debt
                 -------               -------               -------
                 $  52.5               $  52.5               $  52.5             TOTAL EQUITY VALUE
                 $  26.2               $  26.2               $  26.2             AZURIX'S EQUITY OWNERSHIP (49.9%)
 11.0%           $  46.2               $  46.2               $  46.2             TOTAL ENTERPRISE VALUE TO AZURIX (2)


                      NM                    NM                    NM             Implied Perpetuity Growth Rate
                    2.4x                  2.4x                  2.4x             Multiple of 2000E Sales
                    6.8x                  6.8x                  6.8x             Multiple of 2000E EBITDA
                    8.1x                  8.1x                  8.1x             Multiple of 2000E EBIT
                 -----------------------------------------------------
                 $  42.9               $  42.9               $  42.9             Present Value of Free Cash Flows
                    19.0                  19.0                  19.0             Present Value of Terminal: Book Value (1)
                 -------               -------               -------
                 $  61.9               $  61.9               $  61.9             NET ENTERPRISE VALUE OF CONCESSION
                    20.0                  20.0                  20.0             Less: Debt
                 -------               -------               -------
                 $  41.9               $  41.9               $  41.9             TOTAL EQUITY VALUE
                 $  20.9               $  20.9               $  20.9             AZURIX'S EQUITY OWNERSHIP (49.9%)
 12.0%           $  40.9               $  40.9               $  40.9             TOTAL ENTERPRISE VALUE TO AZURIX (2)


                      NM                    NM                    NM             Implied Perpetuity Growth Rate
                    2.1x                  2.1x                  2.1x             Multiple of 2000E Sales
                    5.8x                  5.8x                  5.8x             Multiple of 2000E EBITDA
                    6.9x                  6.9x                  6.9x             Multiple of 2000E EBIT
                 -----------------------------------------------------
                 $  37.5               $  37.5               $  37.5             Present Value of Free Cash Flows
                    15.5                  15.5                  15.5             Present Value of Terminal: Book Value (1)
                 -------               -------               -------
                 $  53.0               $  53.0               $  53.0             NET ENTERPRISE VALUE OF CONCESSION
                    20.0                  20.0                  20.0             Less: Debt
                 -------               -------               -------
                 $  33.0               $  33.0               $  33.0             TOTAL EQUITY VALUE
                 $  16.5               $  16.5               $  16.5             AZURIX'S EQUITY OWNERSHIP (49.9%)
 13.0%           $  36.5               $  36.5               $  36.5             TOTAL ENTERPRISE VALUE TO AZURIX (2)


                      NM                    NM                    NM             Implied Perpetuity Growth Rate
                    1.8x                  1.8x                  1.8x             Multiple of 2000E Sales
                    5.0x                  5.0x                  5.0x             Multiple of 2000E
                                                                                 EBITDA
                    5.9x                  5.9x                  5.9x             Multiple of 2000E EBIT
                 -----------------------------------------------------

Note: Valuation from 12/31/00 to 12/31/2023

(1) By contract, the concession is entitled to receive its net book value at the end of 2023. Therefore, terminal value consists solely of net book value in 2023 discounted to the present

(2) Azurix loaned $20 million to the Cancun concession. Therefore, the $20 million loan has been added back in order to estimate the total enterprise value to Azurix



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                                     - 84 -

                                                   Discounted Cash Flow Analysis

AZURIX CANCUN CONCESSION INCOME STATEMENT ($MM) (1)
================================================================================

                                                               -------------------------------------------------------------------
                                                                                            ESTIMATES (2)
                                                               -------------------------------------------------------------------
                                                                2000E       2001E       2002E       2003E       2004E       2005E
                                                               -------     -------     -------     -------     -------     -------
        OPERATING REVENUE                                      $  30.1     $  32.6     $  35.5     $  36.2     $  37.8     $  40.9
         Growth %                                                 8.3%        8.9%        1.9%        4.4%        8.1%

        Operating & maintenance expense                           13.8        15.0        15.0        14.9        15.0        15.5
        G&A expense                                                5.7         6.2         6.4         6.6         6.9         7.5

        Equity in gain/(loss) of unconsolidated
        affiliates                                                 0.0         0.0         0.0         0.0         0.0         0.0
                                                               -------     -------     -------     -------     -------     -------

        EBITDA                                                    10.6        11.5        14.1        14.8        16.0        17.9
         Margin %                                                35.3%       35.3%       39.7%       40.7%       42.2%       43.9%

        Goodwill & concession rights amortization                  0.5         0.5         0.4         0.4         0.4         0.4
        expense
        Depreciation & other amortization expense                  1.2         2.0         2.4         2.7         3.1         3.6
                                                               -------     -------     -------     -------     -------     -------
        Total depreciation & amortization                          1.7         2.5         2.8         3.1         3.5         4.0

        Equity in gain/(loss) of consolidated
        affiliates                                                 0.0         0.0         0.0         0.0         0.0         0.0
                                                               -------     -------     -------     -------     -------     -------

        EBIT                                                       9.0         9.0        11.3        11.7        12.5        13.9
         Margin %                                                29.8%       27.7%       31.8%       32.2%       33.0%       34.1%

        Interest income                                           (0.2)       (0.1)       (0.1)       (0.1)       (0.1)       (0.1)
        Interest expense                                           2.5         2.6         2.5         2.6         2.7         2.8
        Less: capitalized interest                                (0.6)       (0.4)       (0.3)       (0.3)       (0.4)       (0.4)
                                                               -------     -------     -------     -------     -------     -------
         Net interest (income)/expense                             1.7         2.1         2.1         2.2         2.2         2.3

        Minority interest                                          0.0         0.0         0.0         0.0         0.0         0.0
        Other income                                              (0.4)        1.2         1.2         1.9         0.0         0.0
                                                               -------     -------     -------     -------     -------     -------

        Profit before tax                                          7.7         5.7         8.0         7.6        10.3        11.6

        Income tax expense, current                                1.4         2.0         2.8         2.7         3.6         4.1
        Income tax expense, deferred                              (1.1)        0.0         0.0         0.0         0.0         0.0
                                                               -------     -------     -------     -------     -------     -------
         Total income tax expense                                  0.4         2.0         2.8         2.7         3.6         4.1
         Tax rate %                                               4.6%       35.0%       35.0%       35.0%       35.0%       35.0%
        NET INCOME                                                 7.3         3.7         5.2         4.9         6.7         7.6

(1)  Represents entire concession, of which Azurix owns 49.9%

(2)  Based on management projections



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                                     - 85 -

                                                   Discounted Cash Flow Analysis

CANCUN CONCESSION UNLEVERED FREE CASH FLOW ($MM)
================================================================================

                                                      ----------------------------------------------------------------------------
                                                                                        ESTIMATES
                                                      ----------------------------------------------------------------------------
                                                      2001E     2002E     2003E     2004E     2005E     2006E     2007E     2008E
                                                      ------    ------    ------    ------    ------    ------    ------    ------
UFCF OF CANCUN'S STREAM OF CASH FLOWS (CONCESSION)
EBIT (7% ANNUAL GROWTH AFTER 2005)                       9.0      11.3      11.7      12.5      13.9      14.9      16.0      17.1
Less: Taxes on EBIT @ 35.0%                             (3.2)     (4.0)     (4.1)     (4.4)     (4.9)     (5.2)     (5.6)     (6.0)
Plus: Depreciation & Amortization                        2.5       2.8       3.1       3.5       4.0       4.3       4.6       4.9
Less: Capital Expenditures                             (10.6)    (11.0)    (11.2)    (11.6)    (12.5)     (9.0)     (9.0)     (9.0)
Less: Acquisition Costs                                  0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Increase in Working Capital                        0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Other Reconciling Items                            0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
UNLEVERED FREE CASH FLOW                                (2.2)     (0.9)     (0.5)     (0.0)      0.6       5.0       6.0       7.0

                                                      ----------------------------------------------------------------------------
                                                                                        ESTIMATES
                                                      ----------------------------------------------------------------------------
                                                        2009E    2010E      2011E    2012E     2013E     2014E     2015E     2016E
                                                       ------    ------    ------    ------    ------    ------    ------    ------
UFCF OF CANCUN'S STREAM OF CASH FLOWS (CONCESSION)
EBIT (7% ANNUAL GROWTH AFTER 2005)                       18.3      19.6      20.9      22.4      24.0      25.6      27.4      29.4
Less: Taxes on EBIT @ 0.0%                               (6.4)     (6.8)     (7.3)     (7.8)     (8.4)     (9.0)     (9.6)    (10.3)
Plus: Depreciation & Amortization                         5.2       5.6       6.0       6.4       6.9       7.3       7.9       8.4
Less: Capital Expenditures                              (10.0)    (10.0)    (10.0)    (11.0)    (11.0)    (11.0)    (12.0)    (12.0)
Less: Acquisition Costs                                   0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Increase in Working Capital                         0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Other Reconciling Items                             0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
UNLEVERED FREE CASH FLOW                                  7.1       8.3       9.6      10.0      11.4      13.0      13.7      15.5

                                                      -------------------------------------------------------------------
                                                                                        ESTIMATES
                                                      -------------------------------------------------------------------
                                                       2017E     2018E     2019E     2020E     2021E     2022E     2023E
                                                       ------    ------    ------    ------    ------    ------    ------
UFCF OF CANCUN'S STREAM OF CASH FLOWS (CONCESSION)
EBIT (7% ANNUAL GROWTH AFTER 2005)                      31.4      33.6      36.0      38.5      41.2      44.0      47.1
Less: Taxes on EBIT @ 0.0%                             (11.0)    (11.8)    (12.6)    (13.5)    (14.4)    (15.4)    (16.5)
Plus: Depreciation & Amortization                        9.0       9.6      10.3      11.0      11.8      12.6      13.5
Less: Capital Expenditures                             (12.0)    (13.0)    (13.0)    (13.0)    (13.0)    (13.0)    (13.0)
Less: Acquisition Costs                                  0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Increase in Working Capital                        0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Other Reconciling Items                            0.0       0.0       0.0       0.0       0.0       0.0       0.0
UNLEVERED FREE CASH FLOW                                17.4      18.5      20.7      23.0      25.6      28.3      31.1


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                                     - 86 -

                                                   Discounted Cash Flow Analysis

MENDOZA CONCESSION DCF ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
================================================================================

                     TERMINAL VALUE MULTIPLE: YEAR 15 EBITDA

                                                                             -------------------------------------
                                                                             FY 2015 EBITDA                  $34.7
DISCOUNT                                                                     NET DEBT                        $ 0.0
RATE          5.0X                   5.5X                   6.0X           -------------------------------------
             -------                -------                -------
             $  29.9                $  29.9                $  29.9           Present Value of Free Cash Flows
                24.3                   26.7                   29.2           Present Value of Terminal Value
             -------                -------                -------
             $  54.2                $  56.6                $  59.0           NET ENTERPRISE VALUE
             $  17.4                $  18.2                $  19.0               AZURIX'S OWNERSHIP (32.1%)

14.0%


                 4.8%                   5.6%                   6.2%          Implied Perpetuity Growth Rate
                 0.9x                   0.9x                   1.0x          Multiple of 2000E Sales
                 3.1x                   3.2x                   3.4x          Multiple of 2000E EBITDA
                 4.6x                   4.8x                   5.0x          Multiple of 2000E EBIT
             ------------------------------------------------------

             $  27.7                $  27.7                $  27.7           Present Value of Free Cash Flows
                21.3                   23.5                   25.6           Present Value of Terminal Value
             -------                -------                -------
             $  49.0                $  51.2                $  53.3           NET ENTERPRISE VALUE
             $  15.7                $  16.4                $  17.1               AZURIX'S OWNERSHIP (32.1%)

15.0%


                 3.6%                   4.5%                   5.2%          Implied Perpetuity Growth Rate
                 0.8x                   0.9x                   0.9x          Multiple of 2000E Sales
                 2.8x                   2.9x                   3.0x          Multiple of 2000E EBITDA
                 4.1x                   4.3x                   4.5x          Multiple of 2000E EBIT
             ------------------------------------------------------

             $  25.8                $  25.8                $  25.8           Present Value of Free Cash Flows
                18.7                   20.6                   22.5           Present Value of Terminal Value
             -------                -------                -------
             $  44.5                $  46.4                $  48.3           NET ENTERPRISE VALUE
             $  14.3                $  14.9                $  15.5               AZURIX'S OWNERSHIP (32.1%)

16.0%


                 2.3%                   3.3%                   4.1%          Implied Perpetuity Growth Rate
                 0.7x                   0.8x                   0.8x          Multiple of 2000E Sales
                 2.5x                   2.7x                   2.8x          Multiple of 2000E EBITDA
                 3.7x                   3.9x                   4.1x          Multiple of 2000E EBIT


Note: Valuation from 12/31/00 to 12/31/2015


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                                     - 87 -

                                                   Discounted Cash Flow Analysis

MENDOZA CONCESSION INCOME STATEMENT ($MM)

                          -----------------------------------------------------------------------------------------------
                                                                  ESTIMATES
                          -----------------------------------------------------------------------------------------------
                          2000E    2001E    2002E    2003E    2004E    2005E    2006E    2007E    2008E    2009E    2010E
                          -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
SALES                     $60.0    $61.0    $62.7    $64.3    $65.7    $67.1    $68.6    $70.0    $71.4    $72.9    $74.5
 % Growth Rate             9.1%     1.7%     2.8%     2.6%     2.2%     2.1%     2.2%     2.0%     2.0%     2.1%     2.2%

Operating Expenses         48.1     47.2     49.6     50.5     50.9     50.7     50.9     51.1     52.1     52.5     52.8
EBIT                       11.9     13.8     13.1     13.8     14.8     16.4     17.7     18.9     19.3     20.4     21.7
 % Margin                 19.8%    22.6%    20.9%    21.5%    22.5%    24.4%    25.8%    27.0%    27.0%    28.0%    29.1%

D&A                         5.6      6.4      6.8      7.1      7.1      7.6      8.2      8.2      8.5      8.3      8.0
EBITDA                     17.5     20.2     19.9     20.9     21.9     24.0     25.9     27.1     27.8     28.7     29.7
 % Margin                 29.2%    33.1%    31.7%    32.5%    33.3%    35.8%    37.8%    38.7%    38.9%    39.4%    39.9%

                          -----------------------------------------
                                          ESTIMATES
                          -----------------------------------------
                          2011E    2012E    2013E    2014E    2015E
                          -----    -----    -----    -----    -----
SALES                     $76.0    $77.6    $79.3    $80.9    $82.7
 % Growth Rate             2.0%     2.1%     2.2%     2.0%     2.2%

Operating Expenses         53.8     54.3     54.8     55.4     56.0
EBIT                       22.2     23.3     24.5     25.5     26.7
 % Margin                 29.2%    30.0%    30.9%    31.5%    32.3%

D&A                         8.3      8.2      8.0      8.0      8.0
EBITDA                     30.5     31.5     32.5     33.5     34.7
 % Margin                 40.1%    40.6%    41.0%    41.4%    42.0%


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 88 -

                                                   Discounted Cash Flow Analysis

MENDOZA CONCESSION UNLEVERED FREE CASH FLOW ($MM)

                                            --------------------------------------------------------------------------------------
                                                                                 ESTIMATES
                                            --------------------------------------------------------------------------------------
                                            2000E    2001E   2002E   2003E   2004E   2005E   2006E   2007E   2008E   2009E   2010E
                                            -----    -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
EBIT                                         11.9    13.8    13.1    13.8    14.8    16.4    17.7    18.9    19.3    20.4    21.7
Less: Taxes on EBIT @ 35.0%                  (4.2)   (4.8)   (4.6)   (4.8)   (5.2)   (5.7)   (6.2)   (6.6)   (6.8)   (7.1)   (7.6)
Plus: Depreciation & Amortization             5.6     6.4     6.8     7.1     7.1     7.6     8.2     8.2     8.5     8.3     8.0
Less: Capital Expenditures                   (9.2)  (10.7)  (16.1)  (15.4)  (13.6)  (13.6)  (17.6)  (15.1)  (15.1)  (15.1)  (15.1)
Less: Acquisition Costs                       0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Less: Increase in Working Capital             0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Plus: Other Reconciling Items                 0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
UNLEVERED FREE CASH FLOW                      4.1     4.7    (0.8)    0.7     3.1     4.7     2.1     5.4     5.9     6.5     7.0

                                            -------------------------------------
                                                          ESTIMATES
                                            -------------------------------------
                                            2011E   2012E   2013E   2014E   2015E
                                            -----   -----   -----   -----   -----
EBIT                                         30.5    31.5    32.5    33.5    34.7
Less: Taxes on EBIT @ 35.0%                 (10.7)  (11.0)  (11.4)  (11.7)  (12.1)
Plus: Depreciation & Amortization             8.3     8.2     8.0     8.0     8.0
Less: Capital Expenditures                  (15.1)  (15.8)  (15.8)  (15.3)  (15.3)
Less: Acquisition Costs                       0.0     0.0     0.0     0.0     0.0
Less: Increase in Working Capital             0.0     0.0     0.0     0.0     0.0
Plus: Other Reconciling Items                 0.0     0.0     0.0     0.0     0.0
UNLEVERED FREE CASH FLOW                     13.0    12.9    13.3    14.5    15.3



                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 89 -

                                                   Discounted Cash Flow Analysis

RDM DISCOUNTED CASH FLOW ANALYSIS - EBITDA TERMINAL MULTIPLE ($MM)
================================================================================

                     TERMINAL VALUE MULTIPLE: YEAR 5 EBITDA

                                                                             --------------------------------
                                                                             FY 2005 EBITDA              $5.0
DISCOUNT                                                                     NET DEBT                    $0.0
RATE             5.0X                  6.0X                 7.0X             --------------------------------
-------------------------------------------------------------------          --------------------------------
                  5.9                 $ 5.9                $ 5.9             Present Value of Free Cash Flows
                 14.1                  16.9                 19.8             Present Value of Terminal Value
                -----                 -----                -----
                $20.0                 $22.8                $25.7             NET ENTERPRISE VALUE


12.0%


                 (0.9%)                 1.1%                 2.5%            Implied Perpetuity Growth Rate
                   NM                    NM                   NM             Multiple of 2000E Sales
                   NM                    NM                   NM             Multiple of 2000E EBITDA
                   NM                    NM                   NM             Multiple of 2000E EBIT
                ---------------------------------------------------

                  5.7                 $ 5.7                $ 5.7             Present Value of Free Cash Flows
                 13.5                  16.2                 18.9             Present Value of Terminal Value
                -----                 -----                -----
                $19.2                 $21.9                $24.6             NET ENTERPRISE VALUE


13.0%


                  0.0%                  2.0%                 3.4%            Implied Perpetuity Growth Rate
                   NM                    NM                   NM             Multiple of 2000E Sales
                   NM                    NM                   NM             Multiple of 2000E EBITDA
                   NM                    NM                   NM             Multiple of 2000E EBIT
                ---------------------------------------------------

                  5.5                 $ 5.5                $ 5.5             Present Value of Free Cash Flows
                 12.9                  15.5                 18.1             Present Value of Terminal Value
                -----                 -----                -----
                $18.4                 $21.0                $23.6             NET ENTERPRISE VALUE


14.0%


                  0.9%                  2.9%                 4.3%            Implied Perpetuity Growth Rate
                   NM                    NM                   NM             Multiple of 2000E Sales
                   NM                    NM                   NM             Multiple of 2000E EBITDA
                   NM                    NM                   NM             Multiple of 2000E EBIT
                ---------------------------------------------------


Note: Valuation from 12/31/00 to 12/31/2005


                                                [WASSERSTEIN PERELLA & CO. LOGO]
--------------------------------------------------------------------------------

                                                   Discounted Cash Flow Analysis

RDM INCOME STATEMENT ($MM)
================================================================================

                                                      ----------------------------------------------------------------------------
                                                      ACTUAL                            ESTIMATES (1)
                                                      ----------------------------------------------------------------------------
                                                       1999      2000E      2001E       2002E       2003E       2004E       2005E
                                                      -------   -------    -------     -------     -------     -------     -------
        OPERATING REVENUE                             $   0.0   $   0.0    $   3.3     $   4.6     $   6.0     $   7.7     $   9.9
         Growth %                                                               NM       40.9%       30.0%       29.0%       28.0%

        Operating & maintenance expense                   0.0       0.0        2.2         0.0         0.6         0.4         0.4
        G&A expense                                       0.0       0.0        1.5         2.2         2.4         3.3         4.6

        Equity in gain/(loss) of unconsolidated
        affiliates                                        0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      -------   -------    -------     -------     -------     -------     -------

        EBITDA                                            0.0       0.0       (0.4)        2.4         3.0         4.0         5.0
         Margin %                                          NM        NM     (12.2%)      51.4%       49.9%       52.4%       50.3%

        Goodwill & concession rights amortization
        expense                                           0.0       0.0        0.0         0.0         0.0         0.0         0.0
        Depreciation & other amortization expense         0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      -------   -------    -------     -------     -------     -------     -------
        Total depreciation & amortization                 0.0       0.0        0.0         0.0         0.0         0.0         0.0

        Equity in gain/(loss) of consolidated
        affiliates                                        0.0       0.0        0.0         0.0         0.0         0.0         0.0
                                                      -------   -------    -------     -------     -------     -------     -------

        EBIT                                              0.0       0.0       (0.4)        2.4         3.0         4.0         5.0
        Margin %                                           NM        NM     -12.2%       51.4%       49.9%       52.4%       50.3%

        Interest income                                   0.0       0.0        0.0         0.0         0.0         0.0         0.0
        Interest expense                                  0.0       0.0        0.0         0.0         0.0         0.0         0.0
        Less: capitalized interest                        0.0       0.0        0.0         0.0         0.0         0.0         0.0
         Net interest (income)/expense                    0.0       0.0        0.0         0.0         0.0         0.0         0.0

        Minority interest                                 0.0       0.0        0.0         0.0         0.0         0.0         0.0
        Other income                                      0.0       0.0       (0.0)       (0.0)       (0.0)       (0.0)       (0.0)
                                                      -------   -------    -------     -------     -------     -------     -------

        Profit before tax                                 0.0       0.0       (0.4)        2.4         3.0         4.1         5.0

        Income tax expense, current                       0.0       0.0       (0.1)        0.8         1.0         1.4         1.7
        Income tax expense, deferred                      0.0       0.0        0.0         0.0         0.0         0.0         0.0
         Total income tax expense                         0.0       0.0       (0.1)        0.8         1.0         1.4         1.7
         Tax rate %                                        NM        NM      35.0%       35.1%       35.0%       35.0%       35.0%
        NET INCOME                                        0.0       0.0       (0.3)        1.5         1.9         2.6         3.2

---------------------

(1)  Estimates based on management projections


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                                     - 91 -

                                                   Discounted Cash Flow Analysis

RDM BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                                      -----------------------------------------------
                                                                          ESTIMATES
                                                      -----------------------------------------------
                                                      2000E    2001E    2002E   2003E   2004E   2005E
                                                      -----    -----    -----   -----   -----   -----
ASSETS
 Cash & Equivalents                                     0.0      0.5      2.0     4.0     6.6     9.8
 Restricted Cash                                        0.0      0.0      0.0     0.0     0.0     0.0
 Other Assets                                          31.5     31.5     31.5    31.5    31.5    31.5
                                                      -----    -----    -----   -----   -----   -----
  TOTAL ASSETS                                         31.5     32.0     33.5    35.5    38.1    41.3

LIABILITIES & STOCKHOLDERS EQUITY
 Intercompany Debt                                      0.0      0.0      0.0     0.0     0.0     0.0
 Debt                                                   0.0      0.0      0.0     0.0     0.0     0.0
 Other Liabilities                                      0.0      0.0      0.0     0.0     0.0     0.0
                                                      -----    -----    -----   -----   -----   -----
  TOTAL LIABILITIES                                     0.0      0.0      0.0     0.0     0.0     0.0

 Minority Interest                                      0.0      0.0      0.0     0.0     0.0     0.0

 Stockholders' Equity                                  31.5     32.2     32.2    32.2    32.2    32.2
 Retained Earnings                                      0.0     (0.3)     1.3     3.2     5.9     9.1
 Cumulative Foreign Currency Translation Adj            0.0      0.0      0.0     0.0     0.0     0.0
                                                      -----    -----    -----   -----   -----   -----
  TOTAL STOCKHOLDERS' EQUITY                           31.5     32.0     33.5    35.5    38.1    41.3

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY             31.5     32.0     33.5    35.5    38.1    41.3

-----------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
 Net Income                                                     (0.3)     1.5     1.9     2.6     3.2
 Reconciling Items                                               0.0      0.0     0.0     0.0     0.0
                                                               -----    -----   -----   -----   -----
  TOTAL OPERATING CASH FLOW                                     (0.3)     1.5     1.9     2.6     3.2

INVESTING ACTIVITIES
 Capital Expenditures                                            0.0      0.0     0.0     0.0     0.0
 Acquisition Costs                                               0.0      0.0     0.0     0.0     0.0
 Cash to Affiliate                                               0.0      0.0     0.0     0.0     0.0
                                                               -----    -----   -----   -----   -----
  TOTAL INVESTING CASH FLOW                                      0.0      0.0     0.0     0.0     0.0

FINANCING ACTIVITIES
 Change in Debt - Total Affiliates                               0.0      0.0     0.0     0.0     0.0
 Change in Debt - Public                                         0.0      0.0     0.0     0.0     0.0
 Dividends                                                       0.0      0.0     0.0     0.0     0.0
 Contribution from Parent                                        0.7      0.0     0.0     0.0     0.0
 Equity Financing                                                0.0      0.0     0.0     0.0     0.0
                                                               -----    -----   -----   -----   -----
  TOTAL FINANCING CASH FLOW                                      0.7      0.0     0.0     0.0     0.0

  Change in Cash - Increase/(Decrease)                           0.5      1.5     1.9     2.6     3.2


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                                     - 92 -

                                                   Discounted Cash Flow Analysis

CORPORATE DISCOUNTED CASH FLOW ANALYSIS - PERPETUITY GROWTH RATE ($MM)
================================================================================

             PERPETUITY GROWTH RATE: YEAR 5 UNLEVERED FREE CASH FLOW

                                                                               -------------------------------------
                                                                               YEAR 2005 FCF ($10.9)

DISCOUNT                                                                       NET DEBT                   $0.0
RATE               0.0%                  0.5%                  1.0%            -------------------------------------
-----------------------------------------------------------------------

                 (50.3)                (50.3)                (50.3)            Present Value of Free Cash Flows (1)
                 (92.5)                (99.2)               (106.8)            Present Value of Perpetuity
               -------               -------               -------
               $(142.8)              $(149.5)              $(157.1)            NET ENTERPRISE VALUE

8.0%



                   9.1x                  9.7x                 10.5x            Implied Terminal EBITDA Multiplier
                    NM                    NM                    NM             Multiple of 2000E Sales
                    NM                    NM                    NM             Multiple of 2000E EBITDA
                    NM                    NM                    NM             Multiple of 2000E EBIT
               -----------------------------------------------------


                 (49.1)                (49.1)                (49.1)            Present Value of Free Cash Flows (1)
                 (78.5)                (83.6)                (89.2)            Present Value of Perpetuity
               -------               -------               -------
               $(127.7)              $(132.7)              $(138.4)            NET ENTERPRISE VALUE

9.0%



                   8.1x                  8.6x                  9.2x            Implied Terminal EBITDA Multiplier
                    NM                    NM                    NM             Multiple of 2000E Sales
                    NM                    NM                    NM             Multiple of 2000E EBITDA
                    NM                    NM                    NM             Multiple of 2000E EBIT
               -----------------------------------------------------


                 (48.0)                (48.0)                (48.0)            Present Value of Free Cash Flows (1)
                 (67.5)                (71.4)                (75.8)            Present Value of Perpetuity
               -------               -------               -------
               $(115.5)              $(119.4)              $(123.8)            NET ENTERPRISE VALUE

10.0%



                   7.3x                  7.7x                  8.1x            Implied Terminal EBITDA Multiplier
                    NM                    NM                    NM             Multiple of 2000E Sales
                    NM                    NM                    NM             Multiple of 2000E EBITDA
                    NM                    NM                    NM             Multiple of 2000E EBIT
               -----------------------------------------------------

Note: Valuation from 12/31/00 to 12/31/2005

(1) Assumes corporate expenses are $15 million per year Assumes Azurix receives tax benefit from loss at from 2002-2005. corporate


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                                     - 93 -

                                                   Discounted Cash Flow Analysis

CORPORATE INCOME STATEMENT ($MM)
================================================================================

                                                     ----------------------------------------------------------------------------
                                                     ACTUAL                            ESTIMATES (1)
                                                     ----------------------------------------------------------------------------
                                                      1999      2000E       2001E       2002E      2003E       2004E       2005E
                                                     -------    -------    -------     -------    -------     -------     -------
  OPERATING REVENUE                                  $   0.0    $   0.0    $   0.0     $   0.0    $   0.0     $   0.0     $   0.0
    Growth %                                                                    NM          NM       0.0%        0.0%        0.0%

  Operating & maintenance expense                        0.0        0.1        0.0         0.0        0.0         0.0         0.0
    G&A expense                                         63.5       50.3       26.0        15.0       15.0        15.0        15.0

  Equity in gain/(loss) of unconsolidated
  affiliates                                             0.0        0.0        0.0         0.0        0.0         0.0         0.0
                                                     -------    -------    -------     -------    -------     -------     -------

  EBITDA                                               (63.5)     (50.4)     (26.0)      (15.0)     (15.0)      (15.0)      (15.0)
    Margin %                                              NM         NM         NM          NM         NM          NM          NM

  Goodwill & concession rights amortization
  expense                                                0.0        0.0       (1.6)        0.0        0.0         0.0         0.0
  Depreciation & other amortization expense              1.2        3.4        3.2         2.5        2.5         2.5         2.5
                                                     -------    -------    -------     -------    -------     -------     -------
      Total depreciation & amortization                  1.2        3.4        1.6         2.5        2.5         2.5         2.5

  Equity in gain/(loss) of consolidated affiliates      96.6       72.2       62.6        74.9       95.5       122.7         0.0
                                                     -------    -------    -------     -------    -------     -------     -------

  EBIT                                                  31.9       18.4       35.0        57.4       78.0       105.2       (17.5)
    Margin %                                              NM         NM         NM          NM         NM          NM          NM

  Interest income                                       (2.4)      (8.8)      (3.2)       (0.2)       0.0         0.0         0.0
  Interest expense                                       2.6       61.2       74.4        75.2       75.2        75.2        75.2
  Less: capitalized interest                             0.0       (1.0)       3.1         0.0        0.0         0.0         0.0
  Net interest (income)/expense                          0.2       51.4       74.3        75.0       75.2        75.2        75.2

  Minority interest                                      0.0        0.0        0.0         0.0        0.0         0.0         0.0
  Other income                                           0.0       (0.1)       0.0         0.0        0.0         0.0         0.0
                                                     -------    -------    -------     -------    -------     -------     -------

  Profit before tax                                     31.7      (32.9)     (39.3)      (17.7)       2.8        30.0       (92.7)

  Income tax expense, current                            0.0        0.0        0.0         0.0        0.0         0.0         0.0
  Income tax expense, deferred                         (35.0)     (38.3)     (33.8)      (32.4)     (32.4)      (32.4)      (32.4)
                                                     -------    -------    -------     -------    -------     -------     -------
    Total income tax expense                           (35.0)     (38.3)     (33.8)      (32.4)     (32.4)      (32.4)      (32.4)
    Tax rate %                                            NM         NM      85.9%      183.3%   (1159.0%)    (108.1%)      35.0%
  NET INCOME                                            66.7        5.5       (5.6)       14.7       35.2        62.5       (60.3)

-----------------

(1)  Estimates based on management projections


                                                [WASSERSTEIN PERELLA & CO. LOGO]
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                                     - 94 -

                                                   Discounted Cash Flow Analysis

CORPORATE BALANCE SHEET AND CASH FLOW STATEMENT ($MM)
================================================================================

                                               ------------------------------------------------------------------------
                                               ACTUAL                                 ESTIMATES
                                               ------------------------------------------------------------------------
                                                1999      2000E      2001E      2002E      2003E      2004E     2005E
                                               -------    -------    -------    -------    -------    -------   -------
ASSETS
  Cash & Equivalents                               0.0        0.0        5.3        7.7        0.0        0.0       0.0
  Restricted Cash                                  0.0        0.0        0.0        0.0        0.0        0.0       0.0
  Other Assets                                 2,271.4    2,788.2    2,881.9    2,988.6    3,116.1    3,270.8   3,302.7
                                               -------    -------    -------    -------    -------    -------   -------
    TOTAL ASSETS                               2,271.4    2,788.2    2,887.2    2,996.3    3,116.1    3,270.8   3,302.7

LIABILITIES & STOCKHOLDERS EQUITY
  Intercompany Debt                               62.7      120.0      180.0      180.0      180.0      180.0     180.0
  Debt                                           150.0      598.0      598.0      598.0      598.0      598.0     598.0
  Other Liabilities                               38.0       22.2       22.2       22.2       22.2       22.2      22.2
                                               -------    -------    -------    -------    -------    -------   -------
    TOTAL LIABILITIES                            250.7      740.2      800.2      800.2      800.2      800.2     800.2

  Minority Interest                                0.0        0.0        0.0        0.0        0.0        0.0       0.0

  Stockholders' Equity                         1,972.8    1,973.7    2,018.2    2,112.6    2,197.1    2,289.3   2,381.6
  Retained Earnings                               37.6       60.4       54.8       69.6      104.8      167.3     107.0
  Cumulative Foreign Currency Translation Adj     10.2       13.9       13.9       13.9       13.9       13.9      13.9
                                               -------    -------    -------    -------    -------    -------   -------
    TOTAL STOCKHOLDERS' EQUITY                 2,020.7    2,048.0    2,086.9    2,196.1    2,315.9    2,470.6   2,502.5

    TOTAL LIABILITIES & STOCKHOLDERS' EQUITY   2,271.4    2,788.2    2,887.2    2,996.3    3,116.1    3,270.8   3,302.7

-----------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
  Net Income                                                            (5.6)      14.7       35.2       62.5     (60.3)
  Reconciling Items                                                    (91.6)    (104.7)    (125.5)    (152.7)    (29.9)
                                                                     -------    -------    -------    -------   -------
    TOTAL OPERATING CASH FLOW                                          (97.2)     (90.0)     (90.2)     (90.2)    (90.2)

INVESTING ACTIVITIES
  Capital Expenditures                                                  (2.0)      (2.0)      (2.0)      (2.0)     (2.0)
  Acquisition Costs                                                      0.0        0.0        0.0        0.0       0.0
  Cash to Affiliate                                                      0.0        0.0        0.0        0.0       0.0
                                                                     -------    -------    -------    -------   -------
    TOTAL INVESTING CASH FLOW                                           (2.0)      (2.0)      (2.0)      (2.0)     (2.0)

FINANCING ACTIVITIES
  Change in Debt - Total Affiliates                                      0.0        0.0        0.0        0.0       0.0
  Change in Debt - Public                                               60.0        0.0        0.0        0.0       0.0
  Dividends                                                              0.0        0.0        0.0        0.0       0.0
  Contribution from Parent                                              44.5       94.4       84.5       92.2      92.2
  Equity Financing                                                       0.0        0.0        0.0        0.0       0.0
                                                                     -------    -------    -------    -------   -------
    TOTAL FINANCING CASH FLOW                                          104.5       94.4       84.5       92.2      92.2

    Change in Cash - Increase/(Decrease)                                 5.3        2.4       (7.7)       0.0       0.0


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                                                   Discounted Cash Flow Analysis

VALUATION OF MADERA WATER BANK ($MM)
================================================================================

                       SALE VALUE                                                          VALUE OF TRADING RIGHTS

                                                     2002E
                                                                                 ANNUAL TRADING INCOME                      $ 7.0
       GROSS SALE VALUE (1)                          $220.0                      Less: Operating Expenses                     0.5
       Less: Capital Expenditures Required             45.0                      Less: Tax                                    2.3
                                                     ------                                                                 -----
       Net Sale Value to Azurix                       175.0                      OPERATING INCOME IN PERPETUITY               4.2

       Less: Partner's Ownership (15%)                 26.3                      PRESENT VALUE OF 0% PERPETUITY @
                                                     ------
                                                                                          12% Discount Rate                  28.1
       PRE-TAX PROCEEDS TO AZURIX                     148.8                               14% Discount Rate                  23.2
                                                                                          16% Discount Rate                  19.6
       Tax Basis                                       35.0
       Tax on Sale                                     39.8
                                                     ------

                                                                                              SURFACE RIGHTS

       AFTER-TAX PROCEEDS TO AZURIX                   108.9                      SURFACE RIGHT (AGRICULTURAL VALUE)         $30.0

       DISCOUNTED VALUE TO AZURIX @                                              DISCOUNTED VALUE TO AZURIX @
          12.0% Discount Rate                          86.8                               12% Discount Rate                  23.9
          14.0% Discount Rate                          83.8                               14% Discount Rate                  23.1
          16.0% Discount Rate                          81.0                               16% Discount Rate                  22.3



                                                           TOTAL VALUE TO AZURIX

                                                              $120 - $140

-----------------

(1)  Based on management's estimate


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================================================================================





                                   COMPARABLE
                               COMPANIES ANALYSIS





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                                                   Comparable Companies Analysis

SELECTED U.K. WATER COMPANY TRADING MULTIPLES

                                                               ENTERPRISE VALUE /                               PRICE /
                                          -----------------------------------------------------------   -----------------------
                                           RAB            EBITDA(2)                    EBIT(2)                 NET INCOME(2)
                   DIVIDEND   PRICE(1)    ----    ------------------------    -----------------------   -----------------------
COMPANY             YIELD      POUND      2000    2000A    2001E     2002E    2000A    2001E    2002E   2000A    2001E    2002E
-------            --------   --------    ----    -----   --------   -----    -----    -----    -----   -----    -----    -----
Anglian             7.4%       5.79       0.91x   6.6x     7.4x      7.1x     9.3x     11.0x    10.7x   8.3x     11.8x    11.8x
Kelda               6.5%       3.69       0.90x   6.4x     7.2x      6.7x     9.6x     12.0x    11.2x   6.3x     10.6x    10.3x
Severn Trent        6.2%       7.23       0.93x   6.2x     6.4x      5.5x     9.7x     10.7x     8.7x   7.8x     10.8x     8.2x
Pennon              7.1%       6.75       0.93x   6.9x     7.7x      7.5x     9.5x     12.3x    12.2x   7.9x     11.7x    13.0x
United Utilities    6.5%       6.97       0.94x   6.7x     7.2x      7.1x     9.3x     11.3x    11.1x   7.9x     12.2x    13.2x


-------------------------------------------------------------------------------------------------------------------------------
MEAN                                      0.92X   6.6X     7.2X      6.8X     9.5X     11.4X    10.8X   7.6X     11.4X    11.3X
MEDIAN                                    0.93X   6.6X     7.2X      7.1X     9.5X     11.3X    11.1X   7.9X     11.7X    11.8X
HIGH                                      0.94X   6.9X     7.7X      7.5X     9.7X     12.3X    12.2X   8.3X     12.2X    13.2X
LOW                                       0.90X   6.2X     6.4X      5.5X     9.3X     10.7X     8.7X   6.3X     10.6X     8.2X
-------------------------------------------------------------------------------------------------------------------------------



-------------

(1) Share prices as of 12/8/00

(2) Fiscal Year ends March 31 (i.e., FY 2000 ended 03/31/00)


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================================================================================


                                   COMPARABLE
                                  TRANSACTIONS
                                    ANALYSIS



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                                                Comparable Transactions Analysis

SELECTED COMPARABLE U.K. WATER ACQUISITIONS - DETAIL
================================================================================

                                                                                         ENTERPRISE VALUE/LFY
                                                                        ENTERPRISE       --------------------        EQUITY VALUE /
ANNOUNCED   EFFECTIVE     TARGET                 ACQUIROR               VALUE            EBITDA          EBIT        LFY NET INC.
---------   ---------     ------                 --------               -----            ------          ----        ------------
11/95       2/96          Northumbrian Water     Lyonnaise des Eaux       889            6.1x             8.3x       10.5x
5/96        8/96          Southern Water         Scottish Power         1,764            8.4x            10.3x       11.4x
7/98        10/98         Wessex Water           Enron                  1,665            9.9x            12.1x       12.6x
5/00        10/00         Hyder                  WPD Holdings           2,827            9.9x            10.3x        4.7x
9/00        11/00         Thames Water           RWE AG                 5,974            8.4x            11.6x       10.2x



                                                                        AVERAGE          8.5X            10.5X        9.9X
                                                                        MEDIAN           8.4X            10.3X       10.5X
                                                                        HIGH             9.9X            12.1X       12.6X
                                                                        LOW              6.1X             8.3X        4.7X


-----------------

(1) Transaction values in Pounds.



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================================================================================





                       THAMES WATER TRANSACTION MULTIPLES





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                                              Thames Water Transaction Multiples

ANALYSIS OF THAMES WATER ACQUISITION (L MILLIONS)
================================================================================


                                                              LOW       MID      HIGH
                                                             -----     -----     -----
          Enterprise Value of Transaction                    5,974     5,974     5,974

          Less: Value of Non-Regulated Assets (1)              500       750     1,000

           TOTAL VALUE ATTRIBUTABLE TO UK WATER ASSETS      5,474     5,224     4,974


          UK WATER ASSET RAB (1)
           March 31, 2000A                                   4,155     4,155     4,155
           March 31, 2001E                                   4,450     4,450     4,450
           Average                                           4,303     4,303     4,303


          IMPLIED MULTIPLE OF UK WATER ASSETS RAB
           March 31, 2000A                                   1.32x     1.26x     1.20x
           March 31, 2001E                                   1.23x     1.17x     1.12x
           Average                                           1.27x     1.21x     1.16x


           Overall Average                                             1.22x



----------------

(1)       Estimates


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